SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[X]    Preliminary Proxy Statement               [ ]   Confidential, for Use of
                                                       the Commission Only
                                                       (as Permitted by
                                                       Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-I I (c) or ss.240.14a-12

--------------------------------------------------------------------------------

                                 U.S. PAWN, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Common Stock, no par value per share
          Series B Preferred Stock, $10.00 par value per share

     (2)  Aggregate number of securities to which transaction applies:

          750,000 shares of Common Stock
          Various number of shares of Series B Preferred Stock dependent upon price per share of Common Stock at closing of Merger

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- II (Set forth the amount on which the filing fee is calculated and state how it was determined):

          The underlying value of the transaction consisting of a combination of 750,000 shares of Common Stock, a cash payment of $550,000, a Note of the Registrant's wholly owned subsidiary and shares of the Registrant's Series B Preferred Stock is to be a maximum of $7,000,000.

     (4)  Proposed maximum aggregate value of transaction:

          $7,000,000

     (5)  Total fee paid: $1,400

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: None

     (2)  Form, Schedule or Registration Statement No.: Not Applicable

     (3)  Filing Party: Not Applicable

     (4)  Date Filed: Not Applicable

                                 U.S. PAWN, INC.
                              7215 Lowell Boulevard
                           Westminster, Colorado 80030
                                 (303) 657-3550

                                                             September ___, 1999
To Our Shareholders:

     We are pleased to announce that our company, U.S. Pawn, Inc. has agreed to merge with Cash-N-Pawn International, Ltd., ("Cash-N-Pawn") which owns and operates 10 pawnshops in Minnesota, Missouri and Indiana. We need your approval to complete this transaction. You are cordially invited to attend a special meeting of our shareholders ("Meeting") on September _____, 1999, at 9:30 a.m. local time at the law offices of Brownstein, Hyatt & Farber, P.C., Suite 2200, 410 17th Street, Denver, Colorado 80202.

     At the Meeting, you will be asked to consider and vote on the following proposals:

     (1)  To  approve  and  adopt  the   Agreement   and  Plan  of  Merger  (the
          "Agreement") by and among U.S. Pawn, Inc., U.S. Pawn CNP Holdings, Inc., ("Holdings") our wholly-owned subsidiary and Cash-N-Pawn.

     (2) To elect two new directors to a six-person Board of Directors. Our four current directors will continue and the two new directors who have been nominated by Cash-N-Pawn, are being presented for election as Class I directors with terms expiring at the annual meeting of shareholders in 2001.

     (3) To approve the adoption of the Amended Cash-N-Pawn International, Ltd. 1995 Long Term Incentive Plan (the "CNP Plan") pursuant to which all options thereunder represent options to purchase up to 250,000 shares of U.S. Pawn Common Stock.

 The Board of Directors unanimously recommends that you vote for all proposals.
 ------------------------------------------------------------------------------

     The proposals relate to the proposed merger described in the proxy materials attached to this letter. We may abandon any proposal if you do not approve all proposals. We also have the right to abandon the merger at any time, subject to the terms and conditions of the Agreement and applicable law. If all proposals are abandoned, the Agreement will be terminated and the Board of Directors will not be changed.

If the proposals are approved:

     o Cash-N-Pawn will merge with and into Holdings and will become our wholly-owned subsidiary;

     o    The holders of Cash-N-Pawn  common stock will be entitled to receive a
          pro-rata   portion   of  the   merger   consideration   (the   "Merger
          Consideration") which consists of:

          (1)  750,000 shares of our restricted Common Stock;

          (2)  a cash payment of $550,000; and

          (3) additional consideration with an aggregate value of $2,575,000 (based on the price of our Common Stock around the date of closing being $2.50 per share) consisting of Holdings' promissory notes (with our guarantee) ("Notes") and our 7% Series B Convertible Preferred Stock ("Preferred Stock") with the exact amount and mix of Notes and Preferred Stock yielding a combined annual return of approximately 9.5% being determined after closing as described herein.

     The above consideration is subject to various adjustments (based on the price of our Common Stock around the date of closing) so that the total dollar value of all consideration received by Cash-N-Pawn common shareholders before the additional adjustments noted below, is no less than $4,700,000 and no more than $5,000,000.

     In addition,  the Merger  Consideration may be adjusted as described herein
(i) for conversions of Cash-N-Pawn's Series A 11% Senior Subordinated Convertible Debentures into Cash-N-Pawn common stock prior to the date of closing and (ii) based upon the value of Cash-N-Pawn's net assets as of the date of closing, as determined after the closing.

     For tax considerations, the exact mix of Notes and Preferred Stock will be determined following the other adjustments listed. The interest rate on the Notes will then be determined, based on the mix of Notes and Preferred Stock.

     Finally, certain outstanding warrants and options for Cash-N-Pawn common stock will be converted or exchanged into similar warrants and options for our Common Stock.

     Shareholders  do  not  have  dissenters'   rights  under  Colorado  law  in
connection with the merger.

     You may revoke a proxy at any time before it is exercised by delivering a written revocation to us, by substituting a new proxy signed at a later date, or by requesting in person at the Meeting that the proxy be returned.

     You should rely only on the information contained in these proxy materials. We have not authorized anyone to provide you with information that is different. Cash-N-Pawn has supplied all information pertaining to Cash-N-Pawn and its subsidiaries and affiliates contained in these proxy materials.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF THE PROXY IS MAILED IN THE UNITED STATES.


                                          By order of the Board of Directors,

                                          Charles C. Van Gundy,
                                          Chief Executive Officer

                                 U.S. PAWN, INC.
                              7215 Lowell Boulevard
                           Westminster, Colorado 80030
                                 (303) 657-3550

                         NOTICE OF SHAREHOLDERS' MEETING

     U.S. Pawn, Inc. ("U.S. Pawn") will hold a special meeting of shareholders ("Meeting") at the law offices of Brownstein, Hyatt & Farber, P.C., Suite 2200, 410 17th Street, Denver, Colorado 80202 at 9:30 a.m. local time on September , 1999, or at any adjournment or postponement of such Meeting. September___, 1999 is the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, which has the following purposes:

     A. Cash-N-Pawn Merger. At the Meeting, shareholders will be asked to consider and vote upon the following proposals:

          (1) To approve and adopt the Agreement and Plan of Merger (the "Agreement") by and among the Company, U.S. Pawn CNP Holdings, Inc., ("Holdings") a wholly-owned subsidiary of U.S. Pawn, and Cash-N-Pawn International, Ltd. ("Cash-N-Pawn").

          (2) To elect two new directors to a six-person Board of Directors. Our four current directors will continue and the two new directors who have been nominated by Cash-N-Pawn, are being presented for election as Class I directors with terms expiring at the annual meeting of shareholders in 2001.

          (3) To approve the adoption of the Amended Cash-N-Pawn International, Ltd. 1995 Long Term Incentive Plan ("CNP Plan") pursuant to which all options thereunder represent options to purchase up to 250,000 shares of U.S. Pawn Common Stock.

     B. Other Business. At the Meeting, the shareholders may also transact other business that properly comes before the Meeting or any adjournment or postponement of it. The Board of Directors is not aware of any other business that will be presented for consideration at the Meeting.

     The proposals relate to the proposed merger ("Merger") described in the proxy materials attached to this notice. You should read all of the proxy materials carefully. We may abandon any proposal if the shareholders do not approve all proposals. We also reserve the right to abandon the Merger at any time, subject to the terms and conditions of the Agreement and applicable law. If all proposals are abandoned, the Agreement will be terminated and the Board of Directors will not be changed.

     If the proposals are approved:

     o    Cash-N-Pawn   will  merge  with  and  into   Holdings   and  become  a
          wholly-owned subsidiary of U.S. Pawn;

     o The holders of Cash-N-Pawn common stock will be entitled to receive a pro-rata portion of the Merger Consideration which consists of:

          (1)  750,000 shares of our restricted Common Stock;

          (2)  a cash payment of $550,000; and

          (3) additional consideration with an aggregate value of $2,575,000 (based on the price of our Common Stock around the date of closing being $2.50 per share) consisting of Holdings' promissory notes (with our guarantee) ("Notes") and our 7% Series B Convertible Preferred Stock ("Preferred Stock") with the exact amount and mix of Notes and Preferred Stock yielding a combined annual return of approximately 9.5% being determined after closing as described herein.

     The above consideration is subject to various adjustments (based on the price of our Common Stock around the date of closing) so that the total dollar value of all consideration received by Cash-N-Pawn common shareholders before the additional adjustments noted below, is no less than $4,700,000 and no more than $5,000,000.

     In addition,  the Merger  Consideration may be adjusted as described herein
(i) for conversions of Cash-N-Pawn's Series A 11% Senior Subordinated Convertible Debentures into Cash-N-Pawn common stock prior to the date of closing and (ii) based upon the value of Cash-N-Pawn's net assets as of the date of closing, as determined after the closing.

     For tax considerations, the exact mix of Notes and Preferred Stock will be determined following the other adjustments listed. The interest rate on the Notes will then be determined, based on the mix of Notes and Preferred Stock.

     Finally, certain outstanding warrants and options for Cash-N-Pawn common stock will be converted or exchanged into similar warrants and options for our Common Stock.

     After the Merger occurs, and assuming that 750,000 shares of U.S. Pawn's Common Stock are issued in connection with the Merger but no shares of Common Stock are issued upon exercise of outstanding stock options, common stock purchase warrants or the conversion of any other securities, the Cash-N-Pawn shareholders who participate in the Merger will own approximately 17% of U.S. Pawn's issued and outstanding Common Stock and the current U.S. Pawn shareholders' equity interests will be reduced to approximately 83% of the U.S. Pawn's issued and outstanding Common Stock.

     The Board of Directors (1) believes that the Merger will provide significant value to U.S. Pawn and its shareholders by offering opportunities for growth using and expanding the Cash-N-Pawn locations, (2) has determined that the Merger is in the best interests of U.S. Pawn and its shareholders, and
(3) unanimously recommends that you vote for the proposals.

     Approval of the Agreement requires the affirmative vote of the holders of a majority of U.S. Pawn's issued and outstanding shares of Common Stock present and entitled to vote at the Meeting. Directors will be elected by a plurality of the shares present and entitled to vote at the Meeting. The presence in person or by proxy of shareholders owning a majority of the issued and outstanding shares of the Common Stock constitutes a quorum for the Meeting.

     U.S. Pawn will pay all of the expenses involved in preparing, assembling and mailing these proxy materials, along with the costs of soliciting proxies. In addition to solicitation by mail, directors, officers and regular employees of U.S. Pawn may solicit proxies by telephone or personal interview. They will receive no additional compensation for these services. U.S. Pawn will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons. U.S. Pawn may reimburse such persons for reasonable out-of-pocket expenses they incur in doing so.

     Whether or not you plan to attend the Meeting, please fill in the appropriate blanks, sign and date the enclosed proxy card and return it in the enclosed envelope. If you attend the Meeting and wish to vote in person, you can withdraw your proxy before the Meeting. Under Colorado law, if you choose not to vote, your abstention (and broker non-votes) will be treated as a "no" vote for purposes of determining whether the Merger is approved, provided that if a quorum is present, abstentions and broker non-votes will have no effect on the voting for the election of directors.

                                             Sincerely,



                                             Charles C. Van Gundy
                                             Chief Executive Officer

September__, 1999

                                                             September ___, 1999


                                 U.S. PAWN, INC.
                              7215 Lowell Boulevard
                           Westminster, Colorado 80030
                                 (303) 657-3550

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER ___, 1999

     This Proxy Statement is furnished to the holders of U.S. Pawn no par value common stock (the "Common Stock") in connection with the solicitation of proxies by U.S. Pawn's Board of Directors for a special meeting (the "Meeting") of our shareholders to be held at the law offices of Brownstein, Hyatt & Farber, P.C., Suite 2200, 410 17th Street, Denver, Colorado 80202, at 9:30 a.m., local time, on September ___, 1999, or at any adjournment or postponement thereof. U.S. Pawn anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to shareholders on or about September ___, 1999.

     At the Meeting, holders of the Common Stock will be asked to consider and vote upon the proposals relating to the Merger of U.S. Pawn CNP Holdings, Inc. ("Holdings"), our wholly owned subsidiary and Cash-N-Pawn International, Ltd. ("Cash-N-Pawn") which owns and operates 10 pawnshops in Minnesota, Missouri and Indiana. The proposals are summarized in the letter to shareholders and Notice of Shareholders' Meeting to which this Proxy Statement is attached. This Proxy Statement covers the proposals in greater detail and informs shareholders about U.S. Pawn, Holdings, Cash-N-Pawn and their plans.

     PLEASE READ THE PROXY STATEMENT CAREFULLY AND VOTE BY FILLING IN THE APPROPRIATE BLANKS, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SUMMARY........................................................................1

         The Parties to the Agreement..........................................1
         The Meeting...........................................................2
         The Merger............................................................3
         The Agreement.........................................................4

THE MEETING....................................................................5

         Voting and Record Date................................................5
         Proxies...............................................................5
         Dissenters' Rights....................................................6
         Costs of Solicitation.................................................6

PROPOSAL 1:  APPROVAL AND ADOPTION OF THE AGREEMENT............................6

THE MERGER.....................................................................6

         General...............................................................6
         Background and Reasons for the Merger.................................7
         Recommendation of the Board of Directors..............................8
         Regulatory Approvals..................................................8
         Accounting Treatment..................................................9
         Material Tax Consequences.............................................9
         Interests of Certain Persons in the Merger............................9
         Effect of the Merger on U.S. Pawn's Shareholders.....................10
         Plans for Operation of U.S. Pawn Following the Merger................10

THE AGREEMENT.................................................................10

         The Merger...........................................................10
         Effective Date.......................................................10
         Terms of the Merger..................................................10
         Representations, Warranties and Covenants............................14
         Conditions to Closing................................................14
         Certain Operative Agreements.........................................15
         Indemnification; Right of Set Off Against Notes......................16
         Conduct of the Parties' Business.....................................17
         Termination..........................................................17

MARKET PRICE DATA AND RELATED MATTERS
  REGARDING U.S. PAWN.........................................................18

         Common Stock Information.............................................18
         Stock Repurchase.....................................................18
         Dividends............................................................19

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
  AND STATEMENTS OF OPERATIONS................................................19

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF
  OPERATION OF U.S. PAWN......................................................27

         Results of Operations................................................27

         Liquidity and Capital Resources......................................32
         Computer Systems-The Year 2000 Issue.................................34

INFORMATION ABOUT U.S. PAWN...................................................35

         Current Operations...................................................36
         Business Strategy....................................................36
         Operating Controls...................................................37
         Pawn Operations......................................................37
         Resale Operations....................................................38
         Competition..........................................................39
         Regulation...........................................................40
         Employees............................................................42
         Properties...........................................................42
         Insurance............................................................42
         Litigation...........................................................42

SELECTED CONSOLIDATED FINANCIAL DATA OF CASH-N-PAWN ..........................43

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF
  OPERATION OF CASH-N-PAWN....................................................45

         Overview.............................................................45
         Results from Operations..............................................45
         Income Taxes.........................................................47
         Liquidity and Capital Resources......................................47

INFORMATION ABOUT CASH-N-PAWN INTERNATIONAL, LTD..............................48

         General..............................................................48
         Business Operations..................................................48
         Employees and Training...............................................50
         Computer Network, Record Keeping and Security........................50
         Year 2000 Issues.....................................................51
         Marketing............................................................51
         Store Locations......................................................51
         Business Strategy....................................................52
         Competition..........................................................53
         Pawn Shop Regulation.................................................54
         Market Price of Cash-N-Pawn; Additional Information..................55
         Dividends............................................................55
         Legal Proceedings....................................................55

PROPOSAL 2:  ELECTION OF THE BOARD OF DIRECTORS...............................56

MANAGEMENT OF U.S. PAWN.......................................................56

         Post-Merger Management of U.S. Pawn..................................56
         Background of the Post-Merger Management of U.S. Pawn................57
         Key Employee.........................................................58
         Current Directors and Executive Officers of U.S. Pawn................59

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT OF U.S. PAWN.................................................61

EXECUTIVE COMPENSATION OF U.S. PAWN...........................................63

         Employment Agreements, Termination of Employment
           and Change-in-Control Arrangements.................................64
         Stock Options and Warrants...........................................65

PROPOSAL 3: APPROVAL OF THE ADOPTION OF THE AMENDED CASH-N-PAWN,
  INTERNATIONAL, LTD. 1995 LONG TERM INCENTIVE PLAN...........................66

DESCRIPTION OF CAPITAL STOCK OF U.S. PAWN.....................................67

         Authorized and Outstanding Capital Stock.............................67
         Common Stock.........................................................67
         Preferred Stock......................................................68
         Common Stock Purchase Warrants.......................................69
         Options..............................................................69

OTHER MATTERS.................................................................71

SHAREHOLDER PROPOSALS FOR
  THE 2000 ANNUAL MEETING OF SHAREHOLDERS.....................................71

AVAILABLE INFORMATION.........................................................71

INDEX TO CONSOLIDATED  FINANCIAL STATEMENTS..................................F-1

EXHIBIT 1 AGREEMENT AND PLAN OF MERGER
  INCLUDING ALL EXHIBITS AND APPENDICES......................................I-1

EXHIBIT 2 AMENDED CASH-N-PAWN INTERNATIONAL, LTD.
  1995 LONG TERM INCENTIVE PLAN.............................................II-1

                                     SUMMARY

     This summary highlights information contained elsewhere in this Proxy Statement. It is not complete and does not contain all of the information you should consider before voting. You should read the entire Proxy Statement carefully, including the financial statements and notes to the financial statements, and the Exhibits, before voting. Portions of this Proxy Statement contain certain "forward-looking" statements which can be identified by the use of forward-looking terms such as "expect" "estimate" "anticipate," and "believe" or by discussions of strategy, future operating results or events. These forward-looking statements are subject to risks and uncertainties that may cause U.S. Pawn's actual results, performance or achievements to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among others: difficulties associated with integrating the operations of U.S. Pawn and Cash-N-Pawn; competition; availability of suitable locations for pawnshops; costs associated with governmental regulations; risk of uninsured losses; availability and terms of capital; changes in business strategy; as well as other factors as detailed throughout this Proxy Statement and in U.S. Pawn's reports filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this Proxy Statement, and U.S. Pawn cannot assure that the future results covered by the forward-looking statements will be achieved.

The Parties to the Agreement
----------------------------

     U.S. Pawn. U.S. Pawn was incorporated in Colorado in March 1980 and is engaged in acquiring, establishing and operating pawnshops that lend money on the security of pledged tangible personal property. U.S. Pawn is one of five publicly traded pawnshop operators in the United States and owns and operates 13 pawnshops with 12 pawnshops in Colorado and 1 in Wyoming.

     U.S. Pawn's principal executive offices are located at 7215 Lowell Boulevard, Westminster, Colorado 80030 and its telephone number is (303) 657-3550.

     Cash-N-Pawn. Cash-N-Pawn was incorporated in the state of Minnesota in 1993 and is engaged in acquiring, establishing and operating pawnshops that lend money on the security of pledged tangible personal property. Cash-N-Pawn currently owns and operates 10 pawnshops with five pawnshops in Minnesota, two pawnshops in Missouri and three pawnshops in Indiana.

     Cash-N-Pawn's principal executive offices are located at 1000 Shelard Parkway, Suite 405, Saint Louis Park, MN 55426, and its telephone number is
(612) 525-0854.

The Meeting
-----------

     Time, Date and Place. The Meeting will be held on September __, 1999 at the law offices of Brownstein, Hyatt & Farber, P.C., Suite 2200, 410 17th Street, Denver, Colorado 80202 commencing at 9:30 a.m. local time.

     Matters to be Considered at the Meeting. At the Meeting, U.S. Pawn's shareholders will be asked to consider and vote upon:

     (1)  approval and adoption of the Agreement, and

     (2) the election of Jack D. Hartsoe and Stanford M. Baratz to U.S. Pawn's Board of Directors; Charles C. Van Gundy, Jack Skidell, Gary A. Agron and Ross L. Murphy will continue to be directors of U.S. Pawn.

     (3) approval of the adoption of the Amended Cash-N-Pawn International, Ltd. 1995 Long Term Incentive Plan (the "CNP Plan") pursuant to which all options thereunder represent options to purchase up to 250,000 shares of U.S. Pawn Common Stock.

     The proposals relate to the Merger described in this proxy. We may abandon any proposal if the shareholders do not approve all proposals. We have the right to abandon the Merger at any time, subject to the terms and conditions of the Agreement and applicable law. If all proposals are abandoned, the Agreement will be terminated and the Board of Directors will not be changed.

     Record Date, Shares Entitled to Vote. Holders of record of shares of Common Stock at the close of business on September ___, 1999 are entitled to notice of and to vote at the Meeting. At the record date, U.S. Pawn had 3,686,285 shares of Common Stock outstanding and entitled to vote.

     Voting Rights. Each holder of shares of Common Stock is entitled to one vote per share with respect to all matters.

     Votes Required. Approval of the Agreement requires the affirmative vote of the holders of a majority of U.S. Pawn's issued and outstanding shares of Common Stock present and entitled to vote at the Meeting. Directors will be elected by a plurality of the shares present and entitled to vote at the Meeting. The presence in person or by proxy of shareholders owning a majority of the issued and outstanding shares of the Common Stock constitutes a quorum for the Meeting. Abstentions and broker non-votes will be treated as a "no" vote for purposes of determining whether approval of each proposal has been obtained, provided that if a quorum is present, abstentions and broker non-votes will have no effect on the voting for the election of directors.

     Revocability of Proxies. Any shareholder may revoke a proxy at any time before it is exercised by delivering a written revocation to U.S. Pawn, by substituting a new proxy executed at a later date, or by requesting, in person, before the Meeting that the proxy be returned.

The Merger
----------

     Background  and  Reasons  for  the  Merger.   The  Merger   represents  the
culmination of numerous steps taken by U.S. Pawn over the past months to find a strategic partner to expand U.S. Pawn's operations.

     Recommendation of the Board of Directors. The Board of Directors has unanimously approved the Merger and the transactions described in this Proxy Statement and recommends to U.S. Pawn's shareholders that they vote FOR the approval of all proposals.

     Regulatory Approvals. No federal or state regulatory requirements must be complied with or approval obtained by U.S. Pawn in connection with the Merger except that (i) the issuance of the securities forming a part of the Merger will require certain filings with Nasdaq and filings pursuant to state and federal securities laws and (ii) certain pawn and firearm licenses of Cash-N-Pawn will generally require local, city, county, state or federal approval in connection with the Merger.

     Accounting Treatment. The Merger will be accounted for under the purchase method of accounting applying the provisions of Accounting Principles Board Opinion No. 16 ("APB 16"), pursuant to which tangible and intangible assets and liabilities assumed are recorded based on their estimated fair value at the date of the consummation of the acquisition.

     Certain Income Tax Consequences. The Merger is expected to be qualified as a tax free reorganization. If it is so qualified, it will be a non-taxable transaction to U.S. Pawn that will result in no direct federal or state income tax consequences to the U.S. Pawn's shareholders.

     Interests of Certain Persons in the Merger. Certain members of U.S. Pawn's current and proposed Board of Directors and management have or may have an interest in the Merger that is in addition to or different from the interests of shareholders generally.

     Dissenting   Shareholders'  Rights.   Pursuant  to  the  Colorado  Business
Corporation Act, holders of the Common Stock have no dissenting shareholder rights regarding the Merger.

     Effect of the Merger on U.S. Pawn's Shareholders. If the Merger is consummated, the shareholders of U.S. Pawn will retain their equity interests in U.S. Pawn, although their equity interests will be reduced to approximately 83% of the outstanding common stock of U.S. Pawn assuming 750,000 shares of U.S. Pawn's Common Stock are issued in connection with the Merger, but no shares of Common Stock are issued upon exercise of outstanding stock options, common stock purchase warrants or the conversion of any other securities. Based on such assumptions, the holders of Cash-N-Pawn common stock who participate in the Merger will hold approximately 17% of U.S. Pawn's outstanding Common Stock following the Merger. The consummation of the Merger will not result in any changes in the rights of shareholders of U.S. Pawn.

     Plans for Operation of U.S. Pawn Following the Merger. Following the closing of the Merger, U.S. Pawn will continue to operate its 13 pawnshops and Cash-N-Pawn's 10 pawnshops and plans to acquire or develop additional pawnshops. U.S. Pawn plans to retain its corporate office in the Denver, Colorado metropolitan area.

The Agreement
-------------

     On May 6, 1999, U.S. Pawn entered into the Agreement pursuant to which U.S. Pawn agreed to acquire Cash-N-Pawn by merging Cash-N-Pawn with and into Holdings, whereby Cash-N-Pawn will become a wholly-owned subsidiary of U.S. Pawn.

     All holders of Cash-N-Pawn common stock who participate in the Merger will be entitled to receive consideration with an aggregate value of no less than $4,700,000 and no greater than $5,000,000, consisting of shares of U.S. Pawn's Common Stock, cash, and a combination of Holdings' promissory notes and U.S. Pawn Series B Preferred Stock. The total purchase price is subject to certain adjustments, including but without limitation adjustments for conversions of Cash- N-Pawn's Series A 11% Senior Subordianted Convertible Debentures into Cash-N-Pawn common stock prior to the date of closing as described herein and certain adjustments based on the value of Cash-N-Pawn's net assets as of closing.

     In addition, outstanding options and warrants for Cash-N-Pawn's common stock (up to a maximum of 242,350 shares for options under the CNP Plan and 49,090 shares for warrants) will be converted or exchanged, as the case may be, for similar options or warrants to purchase U.S. Pawn's Common Stock. The exercise price for such options and warrants for U.S. Pawn's Common Stock will be the greater of the closing price of U.S. Pawn's Common Stock on the date of closing and $2.375 per share. U.S. Pawn will register, if not already registered, U.S. Pawn's Common Stock issuable upon exercise of the above described options.

     Conditions of the Merger. The respective obligations of U.S. Pawn and Cash-N-Pawn to consummate the Merger are subject to the satisfaction or waiver (where permissible) of certain conditions, including, but not limited to:

     (1) approval of the holders of at least 60% of Cash-N-Pawn common stock and not more than 5% of such holders perfecting their dissenting rights in accordance with Minnesota law; and

     (2) approval of the Agreement and related transactions by the shareholders of U.S. Pawn.

     Amendment or Waiver. The parties may amend or waive any term or condition of the Agreement in writing at any time without notice to or consent of either of the U.S. Pawn or Cash-N- Pawn shareholders.

     Termination and Other Provisions. The Agreement contains certain representations, warranties, covenants, conditions and indemnification provisions. The Agreement may be terminated whether before or after approval of the Merger by the shareholders of U.S. Pawn or the shareholders of Cash-N-Pawn,
(1) at any time by mutual consent of U.S. Pawn and Cash-N-Pawn; (2) if a material breach of the Agreement has occurred by either party and the other party has not waived such breach; or (3) by either party if the closing has not occurred on or before December 31, 1999.

                                   THE MEETING
Voting and Record Date
----------------------

     The Board of Directors has fixed September ___, 1999 as the record date for the Meeting. Only persons who hold the Common Stock of record as of the record date will be entitled to notice of and to vote at the Meeting. As of the record date, there were 3,686,285 shares of the Common Stock outstanding and entitled to vote.

     Each shareholder on the record date is entitled to cast one vote per share, exercisable in person or by a properly executed proxy at the Meeting.

     The presence at the Meeting, in person or by a proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum at the Meeting. Votes will be counted by inspectors appointed by U.S. Pawn. Shares represented by proxies that reflect abstentions or include "broker non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a registered broker holding customer securities in street name has not received voting instructions from the beneficial owner regarding any "non-routine" matter as so designated by that broker's self-regulatory organization. The approval and adoption of the Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of U.S. Pawn's Common Stock present and entitled to vote at the Meeting. Directors will be elected by a plurality of the shares present and entitled to vote at the Meeting. Abstentions and broker non-votes will be treated as "no" votes for purposes of determining whether approval of the Agreement has been obtained, provided that if a quorum is present, abstentions and broker non-votes will have no effect on the voting for the election of directors.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL OF THE AGREEMENT, ELECTION OF THE TWO DIRECTORS NOMINATED BY CASH-N- PAWN, AND APPROVAL OF THE ADOPTION OF THE AMENDED CNP PLAN.

Proxies
-------

     All shares of Common Stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not duly and timely revoked, will be voted at the Meeting in accordance with the choices marked by the shareholders. Unless a contrary choice is marked, or if the proxy is left blank as to choice, the shares will be voted FOR approval of the Agreement, election of the two directors nominated by Cash-N-Pawn and approval of the adoption of the CNP Plan.

     The Board of Directors is not aware of any other matters to be presented at the Meeting. If other matters properly come before the Meeting, the persons designated in the proxy intend to vote the shares represented thereby in accordance with their best judgment.

     Any proxy may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of U.S. Pawn at or before the taking of the vote at the Meeting a written revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of U.S. Pawn before the taking of the vote at the Meeting, or (3) attending the Meeting and voting in person.

Dissenters' Rights
------------------

     Under the Colorado Business Corporation Act, U.S. Pawn shareholders are not entitled to dissenters' rights regarding the Merger.

Costs of Solicitation
---------------------

     U.S. Pawn will pay all of the expenses involved in preparing, assembling and mailing these proxy materials, along with the costs of soliciting proxies. In addition to solicitation by mail, directors, officers and regular employees of U.S. Pawn may solicit proxies by telephone or personal interview. They will receive no compensation for their services other than their regular compensation. U.S. Pawn will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons. U.S. Pawn may reimburse such persons for reasonable out-of-pocket expenses they incur in doing so.

               PROPOSAL 1: APPROVAL AND ADOPTION OF THE AGREEMENT
                                   THE MERGER

General
-------

     At the closing of the Merger:

     o    Cash-N-Pawn   will  merge  with  and  into   Holdings   and  become  a
          wholly-owned subsidiary of U.S. Pawn;

     o The holders of Cash-N-Pawn common stock will be entitled to receive a pro-rata portion of the Merger Consideration which consists of:

          (1)  750,000 shares of our restricted Common Stock;

          (2)  a cash payment of $550,000; and

          (3) additional consideration with an aggregate value of $2,575,000 (based on the price of our Common Stock around the date of closing being $2.50 per share) consisting of Holdings' promissory notes (with our guarantee) ("Notes") and our 7% Series B Convertible Preferred Stock ("Preferred Stock") with the exact amount and mix of Notes and Preferred Stock yielding a combined annual return of approximately 9.5% being determined after closing as described herein.

     The above consideration is subject to various adjustments (based on the price of our Common Stock around the date of closing) so that the total dollar value of all consideration received by Cash-N-Pawn common shareholders before the additional adjustments noted below, is no less than $4,700,000 and no more than $5,000,000.

     In addition,  the Merger  Consideration may be adjusted as described herein
(i) for conversions of Cash-N-Pawn's Series A 11% Senior Subordinated Convertible Debentures into Cash-N-Pawn common stock prior to the date of closing and (ii) certain adjustments based upon the value of Cash- N-Pawn's net assets as of the date of closing, as determined after the closing.

     For tax considerations, the exact mix of Notes and Preferred Stock will be determined following the other adjustments listed. The interest rate on the Notes will then be determined, based on the mix of Notes and Preferred Stock.

     Finally, certain outstanding warrants and options for Cash-N-Pawn common stock will be converted or exchanged into similar warrants and options for our Common Stock.

     After the Merger occurs, and assuming that 750,000 shares of U.S. Pawn's Common Stock are issued and no shares of Common Stock are issued upon exercise of outstanding stock options, common stock purchase warrants or the conversion of any other securities, the Cash-N-Pawn shareholders who participate in the Merger will own approximately 17% of U.S. Pawn's issued and outstanding Common Stock and the current U.S. Pawn shareholders' equity interests will be reduced to approximately 83% of the U.S. Pawn's issued and outstanding Common Stock.

     At the Effective Date, the symbol for the Common Stock on the NASDAQ SmallCap Market will remain "USPN."

Background and Reasons for the Merger
-------------------------------------

     Management believes that expanding U.S. Pawn's market share through the careful acquisition of existing pawnshops and the opening of new pawn shops provides the best opportunity to meet its strategic objectives. Moreover, concentrating multiple pawn shops in specific locations are expected to provide economies of scale in supervision, purchasing, administration and marketing.

U.S. Pawn's primary pawn shop acquisition criteria includes the level of competence of the pawn shop's current management, the number of annual pawn transactions, the outstanding pawn loan balances, the quality and quantity of pawn shop inventory, the number of competitive pawn shops in the market area, lease terms and physical condition of the pawn shop.

     Cash-N-Pawn's strategy is similar to U.S. Pawn's as evidenced by its concentration of pawn shops in three states. Combining U.S. Pawn and Cash-N-Pawn is expected to add experienced and capable management to U.S. Pawn and allow the combined business to realize significant economies of scale. In addition, the location of Cash-N-Pawn's pawn shops are non-competitive to U.S. Pawn and offer markets which will generally provide for higher pawn service charges than in U.S. Pawn's markets.

Recommendation of the Board of Directors
----------------------------------------

     The Board of Directors believes that the Merger is in the best interests of U.S. Pawn, has unanimously approved the Agreement and recommends that U.S. Pawn's shareholders vote FOR approval of the Agreement.

In reaching its conclusions, the Board of Directors considered:

     o A wide range of expansion options, none of which were as attractive as the Merger;

     o U.S. Pawn's current financial performance, business operations and prospects;

     o    The terms and conditions of the Agreement;

     o The market acceptance, track record and potential for expansion of Cash-N-Pawn pawn shop locations;

     o    The experience and reputation of Cash-N-Pawn and its management;

     o The recommendation of U.S. Pawn's management with respect to the Merger; and

     o    The effect of the Merger on U.S. Pawn's shareholder value.

     U.S. Pawn's Board also considered risks relating to the Merger, including risks associated with operating multiple pawn shops in widely dispersed locations and the liquidity and capital resources of U.S. Pawn following the Merger.

Regulatory Approvals
--------------------

     No federal or state regulatory requirements must be complied with or approval obtained by U.S. Pawn in connection with the Merger except that (i) the issuance of the securities forming a part of the Merger will require certain filings with Nasdaq and filings pursuant to state and federal securities laws and (ii) certain pawn and firearm licenses of Cash-N-Pawn will generally require local, city, county, state or federal approval in connection with the Merger.

Accounting Treatment
--------------------

     The Merger will be accounted for under the purchase method of accounting applying the provisions of Accounting Principles Board Opinion No. 16 ("APB 16"), pursuant to which tangible and intangible assets and liabilities assumed are recorded based on their estimated fair value at the date of the consummation of the acquisition.

Material Tax Consequences
-------------------------

     The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. If it is so qualified, it will be a non-taxable transaction to U.S. Pawn that will not result in any direct federal or state income tax consequences to the U.S. Pawn shareholders. The parties will not obtain a tax counsel opinion or IRS letter ruling regarding the tax treatment of the Merger. If the Merger fails to qualify as a reorganization, then Cash-N-Pawn and subsequently Holdings as successor will recognize gain or loss in the Merger in an amount equal to the excess of the fair market value of its assets over its tax basis in such assets at the effective time.

     THE FOREGOING DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE MERGER.

Interests of Certain Persons in the Merger
------------------------------------------

     In considering the recommendation of the Board of Directors with respect to the Agreement, shareholders should be aware that certain members of U.S. Pawn's current and proposed Board and management have or may have interests in the Merger that are in addition to or different from the interests of shareholders generally.

     Employment Agreement with Charles C. Van Gundy. As of the Effective Date, U.S. Pawn will extend its employment agreement with Charles C. Van Gundy, currently U.S. Pawn's President and Chief Executive Officer, for an additional one year to December 31, 2001.

     Receipt of Shares of Common Stock and Options for Common Stock by Cash-N-Pawn Director Nominees. Assuming no Cash-N-Pawn debentures are converted and no dissenters' rights are perfected, the two Cash-N-Pawn nominees to be directors of U.S. Pawn, Messrs. Jack D. Hartsoe and Stanford M. Baratz, will receive 72,500 shares and 3,480 shares, respectively, of Common Stock (excluding shares issuable upon the exercise of options or warrants) in exchange for their Cash-N- Pawn securities, on the same basis as all other Cash-N-Pawn shareholders and will be entitled to purchase 86,000 shares and 34,400 shares, respectively, of U.S. Pawn's Common Stock, under currently outstanding options and warrants.

Effect of the Merger on U.S. Pawn's Shareholders
------------------------------------------------

     If the Merger is consummated, the shareholders of U.S. Pawn will retain their equity interests in U.S. Pawn, although their equity interests will be reduced to approximately 83% of the outstanding common stock of U.S. Pawn assuming 750,000 shares of U.S. Pawn's Common Stock is issued in connection with the Merger but no shares of common stock are issued upon exercise of outstanding stock options, common stock purchase warrants or the conversion of any other securities. Based on such assumptions, the holders of Cash-N-Pawn common stock who participate in the Merger will hold approximately 17% of U.S. Pawn's outstanding Common Stock following the Merger. The consummation of the Merger will not result in any changes in the rights of shareholders of U.S. Pawn.

Plans for Operation of U.S. Pawn Following the Merger
-----------------------------------------------------

     Following the closing of the Merger, U.S. Pawn will continue to operate its 13 pawnshops and Cash-N-Pawn's 10 pawnshops and expects to acquire or develop additional pawnshops.

                                  THE AGREEMENT

     The following is a brief summary of certain provisions of the Agreement. You should read the following summary and the Agreement attached as Exhibit A for a full understanding of the Agreement.

The Merger
----------

     The Agreement provides that, subject to certain conditions including but not limited to the approval by U.S. Pawn's shareholders, Cash-N-Pawn will merge into Holdings and become a wholly-owned subsidiary of U.S. Pawn. The articles of incorporation and by-laws of U.S. Pawn will not be changed.

Effective Date
--------------

     Subject to the terms and conditions of the Agreement, the Merger will become effective upon the filing and acceptance of the Certificate of Merger and the Articles of Merger, respectfully, with the Secretaries of State of Minnesota and Colorado.

Terms of the Merger
-------------------

     General. On the Effective Date, (1) Cash-N-Pawn will merge with and into Holdings and become a wholly-owned subsidiary of U.S. Pawn and (2) U.S. Pawn's Board of Directors will be increased to six members, two of whom are nominees of Cash-N-Pawn and will be elected at the Meeting pursuant to the Agreement.

     Merger Consideration; Exchange of Cash-N-Pawn Common Stock for Cash and Securities of U.S. Pawn. Upon the Effective Date, holders of Cash-N-Pawn Common Stock will be entitled to receive a pro rata portion of the Merger Consideration which consists of:

     (1)  750,000 shares of our restricted Common Stock;

     (2)  a cash payment of $550,000; and

     (3) additional consideration with an aggregate value of $2,575,000 (based on the price of our Common Stock around the date of closing being $2.50 per share) consisting of Holdings' promissory notes (with our guarantee) ("Notes") and our 7% Series B Convertible Preferred Stock ("Preferred Stock") with the exact amount and mix of Notes and Preferred Stock yielding a combined annual return of approximately 9.5% being determined after closing as described herein.

     Holders who perfect their dissenter's right will be entitled to receive only cash, as determined under Minnesota statutes, and any securities representing their pro rata portion of the Merger Consideration will not be issued.

Adjustment of the Merger Consideration. Adjustment to the Merger Consideration will be made in the following order:

     (A) Cap and Floor. To the extent that the total value of the Merger Consideration is less than $4,700,000 or greater than $5,000,000 (because the average closing price of U.S. Pawn's Common Stock for the five trading days immediately preceding the day two days prior to the closing date is less than $2.10 or greater than $2.50, respectively), the components of the Merger Consideration will be adjusted upwards or downwards, until the total value of the Merger Consideration is $4,700,000 or $5,000,000, as applicable. If the total value of the Merger Consideration is less than $4,700,000, the amount of Aggregate Additional Consideration shall be increased to the extent that the value of the Merger Stock is less than $1,575,000. If the total value of the Merger Consideration is greater than $5,000,000, first: the amount of Aggregate Additional Consideration shall be decreased to the extent that the value of the Merger Stock is greater than $1,875,000, and second: if the Aggregate Additional Consideration has been reduced to zero and the total value of the Merger Consideration is still greater than $5,000,000, the Cash, and then the Merger Stock, will be reduced until the total value of Merger Consideration is $5,000,000.

     (B) Conversion of Cash-N-Pawn's Convertible Notes. Cash-N-Pawn has $2,000,000 of Series A 11% Senior Subordinated Convertible Debentures outstanding (the "Cash-N-Pawn 11% Debt"). The Cash-N-Pawn 11% Debt is convertible, at the option of its holders, into Cash-N-Pawn common stock prior to the Merger. Pursuant to the terms of the Merger, holders of the Cash-N-Pawn 11% Debt who are "accredited investors" may exchange such debentures for 11%

Senior Subordinated Convertible Debentures of U.S. Pawn ("U.S. Pawn 11% Debentures"), the terms of which are described below. If a holder does not exchange its Cash-N-Pawn 11% Debt for U.S. Pawn 11% Debentures, such holder can retain its debenture without a post-Merger conversion right or convert its debenture. To the extent that the holders of the Cash-N-Pawn 11% Debt elect to convert such debt into Cash-N-Pawn common stock prior to the Merger, the Merger Consideration constituting the Aggregate Additional Consideration will be increased (i) $1.17 for every $1.00 of principal amount of the Cash-N-Pawn 11% Debt that is converted up to a maximum of $588,235 of converted Cash-N-Pawn 11% Debt and (ii) $1.00 for every $1.00 of principal amount of Cash-N-Pawn 11% Debt above the $588,235 that is converted.

     (C) Balance Sheet Adjustments. The Aggregate Additional Consideration will be reduced dollar-for-dollar for certain reductions, if any, in Cash-N-Pawn's net assets as reflected on a Closing Date Balance Sheet.

     (D) Tax Adjustment. For tax reasons relating to taxable and tax-free reorganizations, the allocation of the Aggregate Additional Consideration between Notes and Preferred Stock will be determined such that the value of the Merger Stock plus the par value of the Preferred Stock shall equal at least 40% of the total Merger Consideration as adjusted.

     (E) Note Interest Rate. Finally, the interest rate on the Notes will be determined such that the blended annual yield of the Notes and the Preferred Stock, if any, will be equal to approximately 9.5%.

     The provisions for adjustment of the Merger Consideration are set forth as Appendix A to the Agreement.

     Terms of the Class B Preferred Stock. Holders of the Class B Preferred Stock will not be entitled to vote with the holders of Common Stock. The holder of each issued and outstanding share of Class B Preferred Stock shall be entitled to receive quarterly dividends in cash at the rate of 7% per annum on the par value of the Class B Preferred Stock, which shall be $10.00 per share. The value of each share of Class B Preferred Stock (calculated as its par value plus any accrued but unpaid dividends, the "Preferred Stock Value") shall be convertible into Common Stock at any time at the holders' option pursuant to the applicable conversion rate, which shall be $4.00 per share of Common Stock for the first five years and $2.00 per share of Common Stock thereafter, subject to certain restrictions and adjustments. U.S. Pawn may require the holders of Class B Preferred Stock to convert the Class B Preferred Stock into Common Stock at the applicable conversion rate if the closing price of the Common Stock equals or exceeds $4.50 per share for a period of ninety consecutive days. In addition, U.S. Pawn may redeem the Class B Preferred Stock at the Class B Preferred Stock Value at any time after the second anniversary of the Merger. The terms of the Class B Preferred Stock are attached as Exhibit B to the Agreement.

     Terms of the Notes. The Notes will be made by Holdings and guaranteed by U.S. Pawn. The Notes will have a term of five years from the date of closing (the "Maturity Date"). The Notes will not be secured by any collateral. The payment of the Notes by Holdings will be subordinate to payment of Holdings' debt outstanding on the date of closing, debt from borrowings from a bank or financial institution whenever incurred and any debt to U.S. Pawn whenever incurred. The Notes will be senior in right of payment to any other Holdings' indebtedness. Holdings will have no debt prior to the Merger, but will assume all of Cash-N-Pawn's debt at closing, which will be senior to the Notes. Interest at a rate determined as described above will be payable in arrears on the accrued principal on each March 31, June 30, September 30 and December 31 and any accrued and unpaid interest together with the principal will be payable on the Maturity Date. The Notes may be prepaid at any time without penalty.

     U.S.   Pawn's   guarantee  will  be  subordinate  to  all  of  U.S.  Pawn's indebtedness for borrowed money, whenever incurred. The forms of the Notes and Guaranty are attached as Exhibit C to the Agreement.

     Terms of the U.S. Pawn Debentures. U.S. Pawn 11% Debentures may be issued in a principal amount not to exceed $2,000,000. The U.S. Pawn 11% Debenture will be offered only to accredited investors who elect to exchange11% Debentures of Cash-N-Pawn currently outstanding for a like principal amount of U.S. Pawn 11% Debentures. Principal will be due and payable on July 1, 2001, unless the U.S. Pawn 11% Debentures are converted into common stock of U.S. Pawn or are redeemed by U.S. Pawn in accordance with their terms. Eleven percent (11%) interest per annum shall accrue beginning on the date of issue, and shall be paid quarterly on the first day of January , April, July and October of each year, commencing on the first interest payment date after the closing of the Merger. Accrued and unpaid interest amounts, if any, will not be converted into U.S. Pawn's common stock, but will be paid in cash at the time of the conversion (if any) of the U.S. Pawn 11% Debentures.

     The U.S. Pawn 11% Debentures will be unsecured and will be subordinated in right of payment to all senior indebtedness. There is no restriction in the U.S. Pawn 11% Debentures on the amount of senior indebtedness which U.S. Pawn can incur. The U.S. Pawn 11% Debentures are convertible at anytime at the option of the holder, in whole or in part, into shares of common stock of U.S. Pawn at a per share conversion price of $6.00 per share. U.S. Pawn has agreed to provide holders of U.S. Pawn 11% Debentures certain "piggy-back" registration rights with respect to the shares of U.S. Pawn common stock issuable upon conversion.

     Each U.S. Pawn 11% Debenture may be redeemed or prepaid at anytime, in whole but not in part, at the election of U.S. Pawn at 100% of the principal amount. U.S. Pawn is required to give holders notice prior to redemption and during such notice period, the holders will have the right to convert the U.S. Pawn 11% Debentures into shares of U.S. Pawn common stock.

     Conversion of Cash-N-Pawn's Options and Warrants. Outstanding options and warrants for Cash-N-Pawn's Common Stock (up to a maximum of 242,350 shares for options under the CNP Plan and 49,090 shares for warrants) will be converted or exchanged, as the case may be, for similar options or warrants to purchase U.S.

Pawn's Common Stock. The exercise price for such options and warrants for U.S. Pawn's Common Stock will be the greater of the closing price of U.S. Pawn's Common Stock on the date of closing and $2.375 per share. U.S. Pawn will register, if not already registered, U.S. Pawn's Common Stock issuable upon exercise of the above described options.

Representations, Warranties and Covenants
-----------------------------------------

     The Agreement contains certain representations and warranties of U.S. Pawn, Holdings and Cash-N-Pawn normal and customary to similar transactions. The representations and warranties describe as to each company among other things:
(1) its capitalization,  (2) its organization, valid existence and good standing
(3) its power and authority to enter into, perform and consummate the Agreement,
(4) it obtaining all necessary governmental permits, licenses and consents, (5) the disclosure of litigation, if any, (6) that neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated by the Agreement will conflict with, or result in a breach of any agreement or cause the acceleration of any obligation or violate any law, (7) that the Agreement has been duly authorized and, upon the shareholders approving the Agreement, it will be legally binding, (8) the presentation of financial statements prepared in accordance with generally accepted accounting principles,
(9) that it has complied with applicable laws, and (10) that it has not knowingly omitted or failed to disclose material facts relating to that party or its operations necessary to make the statements made not misleading.

Conditions to Closing
---------------------

     The obligations of U.S. Pawn to consummate the Merger are subject to the prior satisfaction of certain conditions including (among others) that: (1) no court or regulatory or governmental authority has issued an order against any of the parties which would be violated by the consummation of the Agreement, (2) there have been no material changes in the parties' businesses, (3) the Merger has been approved by each party's shareholders, (4) all representations and warranties of Cash-N-Pawn in the Agreement are true and correct in all material respects prior to closing and Cash-N-Pawn has performed all obligations and complied with all covenants required to be performed or complied with on or prior to closing, (5) certain current shareholders of Cash-N-Pawn have signed a proxy and lock-up agreement, (6) Cash-N-Pawn has obtained all necessary regulatory and other approvals and consents (including the approval for U.S. Pawn to hold all of the licenses currently held by Cash-N-Pawn), (7) holders of not more than 5% of the outstanding common stock of Cash-N-Pawn have perfected their dissenters' rights under the Minnesota Business Corporation Act, and (8) the lender providing Cash-N-Pawn's current line of credit has consented to continue such line of credit on substantially similar terms after the Merger.

     The obligations of Cash-N-Pawn to consummate the Merger are subject to the prior satisfaction of certain conditions including (among others) that (i) no court or regulatory or governmental authority has issued an order against any of the parties which would be violated by the consummation of the transactions contemplated by the Agreement (2) there have been no material changes in the parties' businesses, (3) the Merger has been approved by each party's shareholders, (4) all representations and warranties of U.S. Pawn and Holdings in the Agreement are true and correct in all material respects prior to closing and U.S. Pawn and Holdings have performed all obligations and complied with all covenants required to be performed or complied with on or prior to closing, (5) the release of all guarantees and indebtedness for the benefit of Cash-N-Pawn by current stockholders of Cash-N-Pawn, or the indemnification of such stockholders by U.S. Pawn and Holdings shall have been obtained, and (6) all necessary action has been taken to ensure that Cash-N-Pawn is entitled to nominate two directors of U.S. Pawn.

Certain Operative Agreements
----------------------------

     Employment Agreements. The Agreement requires U.S. Pawn to enter into employment agreements through December 31, 2001 with Jack D. Hartsoe and Alan L. Cross. The Agreement also requires U.S. Pawn, as a condition to Cash-N-Pawn's obligation to consummate the Merger, to extend the term of the employment agreement of Charles C. Van Gundy, currently U.S. Pawn's President and Chief Executive Officer, for one additional year to December 31, 2001.

     Upon  completion  of the Merger,  Mr.  Hartsoe will be President  and Chief
Operating Officer of Holdings, and will become President, Chief Operating Officer and a Director of U.S. Pawn. As a condition to the merger, Mr. Hartsoe must enter into a new employment agreement with U.S. Pawn which provides for employment through December 31, 2001, with one year annual renewals thereafter unless either party determines to cancel or renegotiate the agreement. The agreement provides for (1) a base salary of $124,500, to be reviewed annually on January 1, beginning in 2001, and increased at the discretion of the Board of Directors of U.S. Pawn, (2) a car allowance of $1,000 per month, (3) benefits, as payable to other management personnel, (4) participation in the stock option plan with grants of options to purchase 67,000 shares of U.S. Pawn to vest on December 31, 2001 and future grants as determined by the U.S. Pawn Compensation Committee, and (5) a cash bonus for fiscal year 2000 of $10,000 guaranteed and $10,000 at the discretion of the Board of U.S. Pawn, and for subsequent years based on a formula to be negotiated between U.S. Pawn and Mr. Hartsoe.

     Upon completion of the Merger, Mr. Cross will be Secretary/Treasurer of Holdings and will become Chief Financial Officer of U.S. Pawn. As a condition to the Merger, Mr. Cross must enter into a new employment agreement with U.S. Pawn which provides for employment through December 31, 2001, with one year annual renewals thereafter unless either party determines to cancel or renegotiate the agreement. The agreement provides for (1) a base salary of $100,000, to be reviewed annually on January 1, beginning in 2001, and increased at the discretion of the Board of Directors of U.S. Pawn, (2) a car allowance of $1,000 per month, (3) benefits, as payable to other management personnel, (4) participation in the stock option plan with grants of options to purchase 67,000 shares of U.S. Pawn stock to vest on December 31, 2001 and future grants as determined by the U.S. Pawn Compensation Committee, and (5) a cash bonus for fiscal year 2000 of $10,000 guaranteed and $10,000 at the discretion of the Board of U.S. Pawn, and for subsequent years based on a formula to be negotiated between U.S. Pawn and Mr. Cross.

     Each of the employment agreements between U.S. Pawn and Messrs. Hartsoe and Cross will provide that they may be terminated by either party for cause upon written notice and failure to cure or without cause. In the event an employment agreement is terminated by U.S. Pawn without cause or by the employee for cause, U.S. Pawn shall continue payments under that agreement for that year (subject to certain reductions) and shall either pay the employee a lump sum equal to the value of his unexercised options or shall cause all such options to vest and shall extend the exercisability of his options for two years from the date of termination.

     Messrs. Hartsoe and Cross will also enter into Confidentiality and Noncompetition Agreements whereby they will agree not to compete with U.S. Pawn or its subsidiaries during the term of their employment and for three years thereafter within a radius of 50 miles of any existing or proposed store of U.S. Pawn, and will not solicit any employees to compete with U.S. Pawn during the term of their employment and for two years thereafter.

     Proxy and Lock-Up Agreement. The Agreement requires certain current stockholders of Cash-N-Pawn (who collectively hold 63% of Cash-N-Pawn's shares currently outstanding) to enter into a proxy and lock-up agreement, which provides that such stockholders may not sell their shares of U.S. Pawn's Common Stock before the earlier of (1) two years after the closing date, (2) the date on which U.S. Pawn has more than seven directors on its Board of Directors, or,
(3) the date of U.S. Pawn's 2001 annual meeting if Cash-N-Pawn's designees stand for election to U.S. Pawn's Board of Directors at such annual meeting and are not elected. The lock-up agreement further states that as exceptions, such stockholders may (A) transfer shares of U.S. Pawn's Common Stock: (1) by operation of law; or (2) by will or laws governing descent and distribution and
(B) sell in any 3 month period a number of shares of Common Stock which does not exceed 25% of the number of shares owned of record or beneficially by such shareholder. The lock-up agreement also grants an irrevocable proxy to U.S. Pawn's Board of Directors to vote all of the shares of Common Stock of the stockholder subject to the lock-up agreement during the period covered by the lock-up agreement.

Indemnification; Right of Set Off Against Notes.
------------------------------------------------

     The Agreement provides that, notwithstanding any investigation by any party prior to the closing of the Merger, U.S. Pawn and Holdings on one hand, and Cash-N-Pawn on the other hand, will indemnify, defend and hold harmless each other and their officers, directors, employees and affiliates from and against all damages of such party, caused by (1) any breach of any representation or warranty of the indemnifying party contained in or made pursuant to the Agreement and (2) any breach of the covenants and agreements made by the indemnifying party. The indemnification obligations of Cash-N-Pawn are subject to the following limitations: (1) no claim will be for a single loss less than $1,000, (2) no amount shall be payable unless and until the aggregate amount of such indemnifiable claims exceed $100,000 in which event 50% of the first $100,000 of such amount shall be payable by Cash-N-Pawn and any amount in excess of $100,000 shall all be payable by Cash-N- Pawn, in each case solely as set-offs against the Notes, and (3) Cash-N-Pawn's aggregate liability for indemnification will not exceed the greater of 10% of the aggregate value of the

Merger Consideration or $500,000. For purposes of the set-off against any payments under the Notes, a committee comprised of Craig Avery, James Ostenson and Stanford M. Baratz will represent the interests of the holders of the Notes. The expenses of such committee may be included in any set-off amount. No set-off may be made against the Notes unless this committee gives its written approval or a final court order is issued.

Conduct of the Parties' Business
--------------------------------

     Until the Effective Date, U.S. Pawn and Cash-N-Pawn have agreed to conduct their business in the ordinary course and in substantially the same manner as the businesses were conducted prior to the Merger and to use reasonable efforts to preserve their business organizations, executive officers, employees, suppliers and customers.

Termination
-----------

     The Agreement may be terminated whether before or after approval of the Agreement by the shareholders of U.S. Pawn or the shareholders of Cash-N-Pawn,
(1) at any time by mutual consent; (2) by either party if a material breach of the Agreement has occurred; or (3) by either party if the closing has not occurred by December 31, 1999.

                      MARKET PRICE DATA AND RELATED MATTERS
                               REGARDING U.S. PAWN

Common Stock Information
------------------------

     U.S. Pawn has approximately 1,300 holders of record of its Common Stock. The Company's Common Stock has been traded on the Nasdaq SmallCap Market ("Nasdaq") under the symbol "USPN" since May 10, 1989. On September ____, 1999, the closing price of U.S. Pawn's Common Stock was $ ___ per share.

     The following table sets forth, for the quarters indicated the range of high and low sales prices of U.S. Pawn's Common Stock as reported by Nasdaq.

                                                             Common Stock
     By Quarter Ended:                                   High             Low
     -----------------                                   ----             ---
     Fiscal 1999
     -----------
     September 30, 1999 (through September __, 1999)     $___             $___
     June 30, 1999                                       $3.25            $2.25
     March 31, 1999                                      $3.88            $1.41

     Fiscal 1998
     -----------
     December 31, 1998                                   $2.19            $1.16
     September 30, 1998                                  $3.94            $1.88
     June 30, 1998                                       $4.38            $3.00
     March 31, 1998                                      $4.00            $2.75

     Fiscal 1997
     -----------
     December 31, 1997                                   $4.06            $2.87
     September 30, 1997                                  $3.69            $1.87
     June 30, 1997                                       $4.44            $3.12
     March 31, 1997                                      $5.00            $3.62

     The above quotations were reported by Nasdaq and reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Stock Repurchase
----------------

     U.S. Pawn's Board of Directors has agreed that U.S. Pawn will not repurchase any of its outstanding shares of Common Stock through the closing of the Merger.

Dividends
---------

     U.S. Pawn has never paid cash dividends on its Common Stock and intends to retain earnings, if any, for use in the operation and expansion of its business. The amount of future dividends, if any, will be determined by the Board of Directors based upon U.S. Pawn's earnings, financial condition, capital requirements and other conditions.

     U.S. Pawn has issued 37,800 shares of its $10.00 par value Series A Redeemable Preferred Stock (the "Series A Preferred"). Holders of Series A Preferred receive monthly dividends of 9.5% per annum on the par value. Dividends are cumulative from the date of issue. As part consideration for the Merger, U.S. Pawn may issue shares of its $10.00 par value Series B Convertible Preferred Stock ("Series B Preferred Stock"), if required as Aggregate
Additional Consideration. The holders will be entitled to receive quarterly dividends in cash at the rate of 7% per annum on the par value of the Series B Preferred Stock. The terms of the Series B Preferred Stock are described under the heading "Description of Capital Stock of U.S. Pawn".

                               UNAUDITED PRO FORMA
                          BALANCE SHEET AND STATEMENTS
                                  OF OPERATIONS

     The unaudited pro forma balance sheet as of March 31, 1999 gives effect to the business combination of U. S. Pawn, Inc. and Cash-N-Pawn International, Ltd. as if it occurred effective March 31, 1999.

     The unaudited pro forma statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 give effect to the business combination of U. S. Pawn, Inc. and Cash-N-Pawn International, Ltd. as if it occurred effective January 1, 1998 and January 1, 1999, respectively.

     These financial statements include the related pro forma adjustments described in the notes thereto. The transactions between U. S. Pawn, Inc. and Cash-N-Pawn International, Ltd. have been accounted for as a combination of companies under the purchase method of accounting. These pro forma statements are not necessarily indicative of the results of operations or the financial positions as they may be in the future or as they might have been had the transaction become effective on the above mentioned dates.

     The unaudited pro forma statements of operations and the unaudited pro forma balance sheet should be read in conjunction with the separate historical financial statements and notes thereto of U. S. Pawn, Inc. and Cash-N-Pawn International, Ltd. (contained in this Proxy Statement.)


                                 U.S. PAWN, INC.

                        Unaudited Pro Forma Balance Sheet
                                 March 31, 1999
                                                                             Cash-N-Pawn
                                                                 U.S.       International,
                                                              Pawn, Inc.         Ltd.           Total
                                                              ----------         ----           -----
                                     Assets
                                     ------
Current assets
   Cash                                                      $  1,041,000   $    235,000    $  1,276,000
   Service charges receivable                                     336,000        277,000         613,000
   Pawn loans                                                   2,591,000      1,213,000       3,804,000
   Accounts receivable, net                                        14,000         28,000          42,000
   Income tax refund receivable                                   133,000           --           133,000
   Deferred income taxes                                           73,000         94,000         167,000
   Inventory, net                                               1,711,000      1,885,000       3,596,000
   Prepaid expenses and other                                     226,000         91,000         317,000
                                                             ------------   ------------    ------------
       Total current assets                                     6,125,000      3,823,000       9,948,000
                                                             ------------   ------------    ------------

Property and equipment, net                                     1,537,000        873,000       2,410,000

Intangible assets                                                 318,000        169,000         487,000

Deferred income taxes                                                --          565,000         565,000

Other assets                                                       20,000         19,000          39,000
                                                             ------------   ------------    ------------

                                                             $  8,000,000   $  5,449,000    $ 13,449,000
                                                             ============   ============    ============

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities
   Line-of-credit                                            $       --     $       --      $       --
   Accounts payable                                                70,000        100,000         170,000
   Customer deposits                                               34,000         94,000         128,000
   Accrued expenses                                               337,000        714,000       1,051,000
   Current portion of notes payable - related party                85,000        202,000         287,000
   Current portion of notes payable                                85,000      1,004,000       1,089,000
   Current portion of long-term debt                                 --          590,000         590,000
                                                             ------------   ------------    ------------
     Total current liabilities                                    611,000      2,704,000       3,315,000
                                                             ------------   ------------    ------------

Notes payable - related party, less current portion                  --             --              --
Notes payable, less current portion                               664,000           --           664,000
Debentures                                                           --        2,003,000       2,003,000

Deferred rent                                                        --           20,000          20,000
Deferred income taxes                                               1,000           --             1,000
                                                             ------------   ------------    ------------
    Total liabilities                                           1,276,000      4,727,000       6,003,000
                                                             ------------   ------------    ------------

Commitments and contingencies

Stockholders' equity
   Redeemable preferred stock                                     378,000           --           378,000
   Additional paid-in capital                                        --        2,143,000       2,143,000
   Common stock                                                 5,462,000         26,000       5,488,000

   Retained earnings                                              884,000     (1,447,000)       (563,000)

                                                             ------------   ------------    ------------
     Total stockholders' equity                                 6,724,000        722,000       7,446,000
                                                             ------------   ------------    ------------

                                                             $  8,000,000   $  5,449,000    $ 13,449,000
                                                             ============   ============    ============

Table continues on next page.

                                       20

                                 U.S. PAWN, INC.

                        Unaudited Pro Forma Balance Sheet
                                 March 31, 1999
                                  (Continued)


                                                                   Pro Forma Adjustments
                                                                  ------------------------       Consolidated
                                                                  Debit             Credit           Total
                                                                  -----             ------           -----
                                     Assets
                                     ------
Current assets
   Cash                                                      $       --        $    550,000(3)   $    726,000
   Service charges receivable                                      10,000(6)           --             623,000
   Pawn loans                                                        --                --           3,804,000
   Accounts receivable, net                                          --                --              42,000
   Income tax refund receivable                                      --                --             133,000
   Deferred income taxes                                             --                --             167,000
   Inventory, net                                                  13,000(6)           --           3,609,000
   Prepaid expenses and other                                        --                --             317,000
                                                             ------------      ------------      ------------
       Total current assets                                        23,000           550,000         9,421,000
                                                             ------------      ------------      ------------

Property and equipment, net                                          --                --           2,410,000

Intangible assets                                               4,517,000(3)        139,000(2)      4,865,000

Deferred income taxes                                                --                --             565,000

Other assets                                                         --                --              39,000
                                                             ------------      ------------      ------------

                                                             $  4,540,000      $    689,000      $ 17,300,000
                                                             ============      ============      ============

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities
   Line-of-credit                                            $       --        $    544,000(1)   $    544,000
   Accounts payable                                                  --                --             170,000
   Customer deposits                                                 --                --             128,000
   Accrued expenses                                                  --                --           1,051,000
   Current portion of notes payable - related party                  --                --             287,000
   Current portion of notes payable                               541,000(1)           --             548,000
   Current portion of long-term debt                                 --                --             590,000
                                                             ------------      ------------      ------------
     Total current liabilities                                    541,000           544,000         3,318,000
                                                             ------------      ------------      ------------

Notes payable - related party, less current portion                  --                --                --
Notes payable, less current portion                                  --           3,710,000(3)      4,374,000
Debentures                                                          3,000(1)           --

                                                                2,000,000(2)           --                --
Deferred rent                                                        --                --              20,000
Deferred income taxes                                                --                --               1,000
                                                             ------------      ------------      ------------
    Total liabilities                                           2,544,000         4,254,000         7,713,000
                                                             ------------      ------------      ------------

Commitments and contingencies

Stockholders' equity
   Redeemable preferred stock                                        --             778,000(3)      1,156,000
   Additional paid-in capital                                   2,143,000(3)           --                --
   Common stock                                                 2,693,000(3)      2,667,000(2)

                                                                                  2,062,000(3)      7,524,000
   Retained earnings                                              806,000(2)      2,253,000(3)

                                                                                     23,000(6)        907,000
                                                             ------------      ------------      ------------
     Total stockholders' equity                                 5,642,000         7,783,000         9,587,000
                                                             ------------      ------------      ------------

                                                             $ 12,726,000      $ 12,726,000      $ 17,300,000
                                                             ============      ============      ============

                                       21

                                 U.S. PAWN, INC.

                   Unaudited Pro Forma Statement of Operations
                    For the Three Months Ended March 31, 1999

                                                                                Cash-N-Pawn
                                                                  U.S.         International,
                                                               Pawn, Inc.           Ltd.          Total
                                                               ----------           ----          -----

Revenue
   Sales                                                      $ 1,307,000       $ 1,552,000    $ 2,859,000
   Pawn service charges                                         1,020,000           504,000      1,524,000
   Other income                                                    21,000            21,000         42,000
                                                              -----------       -----------    -----------
       Total revenue                                            2,348,000         2,077,000      4,425,000
                                                              -----------       -----------    -----------

Operating expense
   Cost of sales                                                1,026,000         1,077,000      2,103,000
   Operations                                                     852,000           692,000      1,544,000
   Administration                                                 245,000           108,000        353,000
   Depreciation and amortization                                   85,000            43,000        128,000
                                                              -----------       -----------    -----------
      Total operating expenses                                  2,208,000         1,920,000      4,128,000
                                                              -----------       -----------    -----------

Income from operations                                            140,000           157,000        297,000

Other income (expenses)
   Interest                                                       (28,000)         (142,000)      (170,000)

   Interest, related parties                                       (4,000)             --           (4,000)
   Other                                                             --             (41,000)       (41,000)
                                                              -----------       -----------    -----------
       Total other income (expenses)                              (32,000)         (183,000)      (215,000)
                                                              -----------       -----------    -----------

Income (loss) before income taxes and cumulative
  change in accounting method
                                                                  108,000           (26,000)        82,000

Income tax expense (benefit)                                       31,000            (8,000)        23,000
                                                              -----------       -----------    -----------

Income (loss) before cumulative effect of accounting change        77,000           (18,000)        59,000

Cumulative effect of accounting change                               --                --             --
                                                              -----------       -----------    -----------

Net income (loss)                                                  77,000           (18,000)        59,000

Dividends on preferred stock                                       (9,000)             --           (9,000)
                                                              -----------       -----------    -----------

Net income (loss) available to common stockholders            $    68,000       $   (18,000)   $    50,000
                                                              ===========       ===========    ===========

Earnings (loss) per common share - basic                      $       .02
                                                              ===========


Earnings (loss) per common share - diluted                    $       .02
                                                              ===========


Weighted average shares outstanding - basic                     3,685,410
                                                              ===========


Weighted average shares outstanding - diluted                   3,717,029
                                                              ===========


Table continues on next page.

                                       22

                                 U.S. PAWN, INC.

                   Unaudited Pro Forma Statement of Operations
                    For the Three Months Ended March 31, 1999
                                  (Continued)

                                                                  Pro Forma Adjustments
                                                                 ------------------------      Consolidated
                                                                 Debit             Credit          Total
                                                                 -----             ------      ------------

Revenue
   Sales                                                      $      --        $      --        $ 2,859,000
   Pawn service charges                                              --             10,000(6)     1,534,000
   Other income                                                      --               --             42,000
                                                              -----------      -----------      -----------
       Total revenue                                                 --             10,000        4,435,000
                                                              -----------      -----------      -----------

Operating expenses
   Cost of sales                                                     --             13,000(6)     2,090,000
   Operations                                                        --               --          1,544,000
   Administration                                                    --               --            353,000
   Depreciation and amortization                                   56,000(5)          --            184,000
                                                              -----------      -----------      -----------
      Total operating expenses                                     56,000           13,000        4,171,000
                                                              -----------      -----------      -----------

Income from operations                                             56,000           23,000          264,000

Other income (expenses)
   Interest                                                        92,000(4)         6,000(1)

                                                                    --              71,000(2)      (185,000)
   Interest, related parties                                         --               --             (4,000)
   Other                                                             --               --            (41,000)
                                                              -----------      -----------      -----------
       Total other income (expenses)                               92,000           77,000         (230,000)
                                                              -----------      -----------      -----------

Income (loss) before income taxes and cumulative
  change in accounting method
                                                                  148,000          100,000           34,000

Income tax expense (benefit)                                        3,000(7)          --             26,000
                                                              -----------      -----------      -----------

Income (loss) before cumulative effect of accounting change       151,000          103,000            8,000

Cumulative effect of accounting change                               --               --               --
                                                              -----------      -----------      -----------

Net income (loss)                                                 151,000          103,000            8,000

Dividends on preferred stock                                       15,000(4)          --            (24,000)
                                                              -----------      -----------      -----------

Net income (loss) available to common stockholders            $   166,000      $   103,000      $   (16,000)
                                                              ===========      ===========      ===========

Earnings (loss) per common share - basic
                                                                                                $      --
                                                                                                ===========
Earnings (loss) per common share - diluted
                                                                                                $      --
                                                                                                ===========

Weighted average shares outstanding - basic                                                       4,435,410
                                                                                                ===========

Weighted average shares outstanding - diluted                                                     4,435,410
                                                                                                ===========


                                 U.S. PAWN, INC.

                   Unaudited Pro Forma Statement of Operations
                      For the Year Ended December 31, 1998


                                                                  U.S.        Cash-N-Pawn
                                                               Pawn, Inc.  International, Ltd.    Total
                                                               ----------  -------------------    -----
Revenue
   Sales                                                      $  6,217,000    $  5,746,000    $ 11,963,000
   Pawn service charges                                          4,785,000       2,939,000       7,724,000
   Other income                                                     66,000          75,000         141,000
                                                              ------------    ------------    ------------
       Total revenue                                            11,068,000       8,760,000      19,828,000
                                                              ------------    ------------    ------------

Operating expenses
   Cost of sales                                                 5,313,000       4,745,000      10,058,000
   Operations                                                    3,703,000       2,791,000       6,494,000
   Administration                                                1,146,000         752,000       1,898,000
   Depreciation and amortization                                   534,000            --           534,000
                                                              ------------    ------------    ------------
      Total operating expenses                                  10,696,000       8,288,000      18,984,000
                                                              ------------    ------------    ------------

Income from operations                                             372,000         472,000         844,000

Other income (expenses)
   Interest                                                       (183,000)       (583,000)       (766,000)

   Interest, related parties                                      (103,000)           --          (103,000)
   Other                                                           (25,000)          1,000         (24,000)
                                                              ------------    ------------    ------------
      Total other income (expenses)                               (311,000)       (582,000)       (893,000)
                                                              ------------    ------------    ------------

Income (loss) before income taxes and cumulative
  change in accounting method
                                                                    61,000        (110,000)        (49,000)

Income tax expense (benefit)                                       196,000         (31,000)        165,000
                                                              ------------    ------------    ------------

Income (loss) before cumulative effect of accounting change       (135,000)        (79,000)       (214,000)

Cumulative effect of accounting change                                --          (365,000)       (365,000)
                                                              ------------    ------------    ------------

Net income (loss)                                                 (135,000)       (444,000)       (579,000)

Dividends on preferred stock                                       (36,000)           --           (36,000)
                                                              ------------    ------------    ------------

Net income (loss) available to common stockholders            $   (171,000)   $   (444,000)   $   (615,000)
                                                              ============    ============    ============

Earnings (loss) per common share - basic and diluted          $       (.05)
                                                              ============


Weighted average shares outstanding - basic and diluted          3,782,844
                                                              ============


Table continues on next page.

                                       24

                                 U.S. PAWN, INC.

                   Unaudited Pro Forma Statement of Operations
                      For the Year Ended December 31, 1998
                                  (Continued)


                                                                   Pro Forma Adjustments
                                                              ------------------------------       Consolidated
                                                                  Debit            Credit              Total
                                                                  -----            ------          ------------
Revenue
   Sales                                                      $       --        $       --         $ 11,963,000
   Pawn service charges                                               --                --            7,724,000
   Other income                                                       --                --              141,000
                                                              ------------      ------------       ------------
       Total revenue                                                  --                --           19,828,000
                                                              ------------      ------------       ------------

Operating expense
   Cost of sales                                                      --                --           10,058,000
   Operations                                                         --                --            6,494,000
   Administration                                                     --                --            1,898,000
   Depreciation and amortization                                   226,000(5)           --              760,000
                                                              ------------      ------------       ------------
      Total operating expenses                                     226,000              --           19,210,000
                                                              ------------      ------------       ------------

Income from operations                                             226,000              --              618,000

Other income (expenses)
   Interest                                                        368,000(4)         24,000(1)

                                                                                     284,000(2)        (826,000)
   Interest, related parties                                          --                --             (103,000)
   Other                                                              --                --              (24,000)
                                                              ------------      ------------       ------------
      Total other income (expenses)                                368,000           308,000           (953,000)
                                                              ------------      ------------       ------------

Income (loss) before income taxes and cumulative
  change in accounting method
                                                                   594,000           308,000           (335,000)

Income tax expense (benefit)                                       104,000(7)           --              269,000
                                                              ------------      ------------       ------------

Income (loss) before cumulative effect of accounting change        668,000           308,000           (604,000)

Cumulative effect of accounting change                                --             365,000(6)            --
                                                              ------------      ------------       ------------

Net income (loss)                                                  668,000           673,000           (604,000)

Dividends on preferred stock                                        58,000(4)           --              (94,000)
                                                              ------------      ------------       ------------

Net income (loss) available to common stockholders            $    756,000      $    673,000       $   (698,000)
                                                              ============      ============       ============

Earnings (loss) per common share - basic and diluted
                                                                                                   $       (.15)
                                                                                                   ============

Weighted average shares outstanding - basic and diluted
                                                                                                      4,532,844
                                                                                                   ============

                Notes to Unaudited Pro Forma Financial Statements


The following adjustments are related to the business combinations between U.S. Pawn, Inc. (USPN) and Cash-N-Pawn International, Ltd (CNP).

1. To record conversion of 15% convertible debt to draw on line-of-credit and the related change in interest expense.

2. To record conversion $2,000,000, 11% convertible debentures at a discounted conversion rate of 75% and the related reduction in interest expense. In addition, the unamortized debt placement costs are written off.

3. To Record the acquisition by USPN of CNP. To finance the acquisition, USPN issued 750,000 shares of common stock for $2,062,500 (assuming $2.75 market value per share), 77,750 shares of preferred stock at $777,500, incurred $3,710,000 of debt and paid $550,000 in cash at closing. The purchase price has been allocated as follows:

                 Balance Sheet Category                  Valuation
                 ----------------------                  ---------

           Cash                                         $   235,000
           Pawn loans                                     1,490,000
           Inventory                                      1,885,000
           Deferred taxes                                   659,000
           Intangibles                                       30,000
           Property and equipment                           873,000
           Other                                            138,000
                                                        -----------
                                                          5,310,000
           Liabilities assumed                           (2,727,000)
                                                        -----------
                                                          2,583,000
           Consideration given                           (7,100,000)
                                                        -----------

           Excess purchase price recorded as goodwill   $ 4,517,000
                                                        ===========


4. To record preferred stock dividend and interest expense based upon the above acquisition consideration.

5.   To record amortization on goodwill which is amortized over 20 years.

6.   To conform method of accounting to parent.

7.   Pro forma income tax adjustment at the statutory rate of 34%.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OR
                         PLAN OF OPERATION OF U.S. PAWN

Results of operations for the three months ended March 31, 1999 ("1st Quarter 1999") compared to three months ended March 31, 1998 ("1st Quarter 1998")
--------------------------------------------------------------------------------

     Revenues. Total revenues for the 1st Quarter 1999 decreased by 23% to $2,348,000 from $3,043,000 for the 1st Quarter 1998. During the 1st Quarter 1999, same store operations (13 stores) generated revenues of $2,348,000 compared to $2,667,000 during the 1st Quarter 1998. Stores either consolidated, closed or sold during the 1st Quarter 1998 (4 stores) generated revenues of $376,000 in the 1st Quarter 1998. The decrease in revenues for the 1st Quarter 1999 reflects a 22% drop in merchandise sales, $1,307,000 compared to $1,687,000, a decrease of 24% in pawn service charges to $1,020,000 from $1,342,000, and a 46% increase in other income to $21,000 from $14,000. As a percentage of total revenues, merchandise sales increased to 56% from 55% and pawn service charges decreased to 43% from 44% during 1999 as compared to the 1st Quarter 1998. This revenue mix is consistent with the U.S. Pawn's expectations.

     Merchandise Sales. During the 1st Quarter 1999, same store operations generated merchandise sales of $1,307,000 as compared to $1,500,000 during the 1st Quarter 1998. Stores either consolidated, closed or sold during the 1st Quarter 1998 posted merchandise sales of $187,000 for the 1st Quarter 1998. For the 1st Quarter 1999, U.S. Pawn's annualized inventory turnover rate was 2.3 times with a gross profit margin on sales of 21.5% as compared to 2.4 times and 18.5% for the 1st Quarter 1998. The increase in the gross profit on sales percentage is primarily attributable to the liquidation of merchandise inventory at or below cost from the Nevada (sold) and Nebraska (closed) stores during the 1st Quarter 1998. U.S. Pawn expects its annualized inventory turnover rate to approximate 2.5 times and to produce gross margins on sales of 20% or higher for the twelve months ending December 31, 1999 ("1999").

     Pawn Service Charges. During the 1st Quarter 1999, same store operations generated pawn service charges of $1,020,000 as compared to $1,154,000 for the 1st Quarter 1998. Stores either consolidated, closed or sold during the 1st Quarter 1998 contributed pawn service charges of $188,000 for the 1st Quarter 1998. U.S. Pawn's pawn loan balance outstanding decreased $159,000 or 6% to $2,591,000 from $2,750,000 at December 31, 1998. Based on historical comparisons, such a decrease is not uncommon during the Company's first quarter.

     New pawn loans written decreased by $478,000 during the 1st Quarter 1999 as compared to the 1st Quarter 1998. The decrease in new pawn loans written during the 1st Quarter 1999 consisted primarily of a decrease of $58,000 in same store operations and a decrease of $420,000 in stores either consolidated, closed or sold during the 1st Quarter 1998. Management believes that the decrease in the pawn loan balance in same store operations is due primarily to the strong overall economy in Colorado ( which may have had the effect of dampening the demand for pawn loans) and increased competitive conditions for small consumer loans.

     Management is continually analyzing available market data and selecting strategies designed to increase the number of pawn loans written. Several strategies implemented during the first quarter have had an early positive effect on pawn loans outstanding during the second quarter. Management is hopeful that demand for pawn loans will increase during the remainder of 1999. U.S. Pawn realized an annualized pawn service charge on average pawn loans outstanding during the period equal to 153% for the 1st Quarter 1999 as compared to 152% for the 1st Quarter 1998.

     The forfeiture rate for pawn loans (calculated as total current period new loans plus previous period ending loan balance minus current period ending loan balance in relationship to total forfeited amount during the period) was 30% for the 1st Quarter 1999 and the 1st Quarter 1998. U.S. Pawn's forfeiture rate is believed to be in line with industry comparisons, but less than U.S. Pawn's expectations. U.S. Pawn plans to re-emphasize its aggressive loan policy which provides for slightly higher loan to value ratios than competing pawn shops in an effort to attract more pawn customers. U.S. Pawn plans to emphasize this loan strategy for the reasonably foreseeable future and anticipates the forfeiture rate to approximate 35% for 1999.

     Total Cost of Sales and Expenses. Total cost of sales and expenses for the 1st Quarter 1999 decreased 19% to $2,208,000 as compared to $2,722,000 for the 1st Quarter 1998. As a percentage of total revenues, total cost of sales and expenses for 1998 increased to 94% from 90% as compared to the 1st Quarter 1998. The increase in total cost of sales and expenses as a percentage of total revenues for the 1st Quarter 1999 is comprised primarily of a 1% decrease in cost of sales, a 4% increase in operating expenses, and a 1% increase in administration.

     U.S. Pawn will strive to reduce, whenever possible, cost of sales and expenses as a percentage of total revenues in future periods.

     Operating Expenses. Operating expenses decreased by $348,000 or 25% during the 1st Quarter 1999 as compared to the 1st Quarter 1998. However, as a percentage of total revenues, operating expenses increased to 36% for the 1st Quarter 1999 as compared to 32% for the 1st Quarter 1998. The increase in operating expenses as a percentage of revenues for the 1st Quarter 1999 is primarily attributable to the decrease in revenues for the 1st Quarter 1999. As many operating expenses are fixed, i.e., they do not fluctuate as revenues fluctuate, the expense to revenue ratio will in some cases increase.

     Administration. Administrative overhead decreased during the 1st Quarter 1999 by $36,000 or 13% to $245,000 from $281,000 as compared to the 1st Quarter 1998. As a percentage of total revenues, administrative overhead increased to 10% for the 1st Quarter 1999 from 9% as compared to the 1st Quarter 1998. The decrease in administrative overhead is due primarily to reductions in salary expense and related employee benefits during the 1st Quarter 1999 as compared to the 1st Quarter 1998.

     Depreciation and Amortization Expense. Depreciation and amortization expense decreased during the 1st Quarter 1999 by $11,000 as compared to the 1st Quarter 1998. The decrease relates primarily to the write-off of long-lived intangible assets during the 1st Quarter 1998.

     Other Expense. Interest expense for the 1st Quarter 1999 decreased by $72,000. The Company reduced its outstanding debt during the twelve months ended December 31, 1998 by $2,194,000 and by $75,000 during the 1st Quarter 1999.

     Operating Results. Income from operations before income taxes for the 1st Quarter 1999 decreased by 50% to $108,000 from $217,000 as compared to the 1st Quarter 1998. After accounting for the effects of income taxes and preferred dividends, earnings attributable to common stockholders for the 1st Quarter 1999 decreased 51% to $68,000 from $139,000 as compared to the 1st Quarter 1998.

     Earnings Per Share. Earnings per share for the 1st Quarter 1999 equaled $0.02 as compared to $0.04 for the 1st Quarter 1998. The number of common shares outstanding decreased during the 1st Quarter 1998 by 88,000 as a result of the issuance of 59,000 common shares from the exercise of employee options and underwriter warrants and the repurchase of 147,000 common shares by U.S. Pawn.

Results of operations for the year ended December 31, 1998 ("1998") compared to the year ended December 31, 1997 ("1997")
--------------------------------------------------------------------------------

     The following selected, unaudited financial data drawn from U.S. Pawn's audited statements for the years ended December 31, 1998 and 1997 for each market in which U.S. Pawn operates or operated during the years ended December 31, 1998 and 1997 is presented below to facilitate management's discussion and analysis ( all amounts, except per share data, in thousands):


                             Colorado             Wyoming               Nevada                Nebraska           Consolidated
                       ------------------    ------------------   -------------------    ------------------    -----------------
                         1998       1997      1998       1997       1998        1997      1998       1997       1998        1997
                         ----       ----      ----       ----       ----        ----      ----       ----       ----        ----

Total Revenues           9,380     10,343        623      1,354        485        691        580        356     11,068     12,744
Cost of sales            4,025      4,408        313        713        344        279        631        255      5,313      5,655
Operations               2,966      3,062        242        647        147        288        348        128      3,703      4,125
Admin                    1,146      1,751       --         --         --         --         --         --        1,146      1,751
Depreciation
 and amortization          265        323          5        205         23         28        193         12        534        568
                       -------    -------    -------    -------    -------    -------    -------    -------    -------    -------
Total expenses           8,402      9,544        608      1,565        514        595      1,172        395     10,696     12,099
                       -------    -------    -------    -------    -------    -------    -------    -------    -------    -------
Income (loss) from
 operations                978        799         15       (211)       (29)        96       (592)       (39)       372        645
Other
  (expenses)              (292)      (571)       (10)       (18)        (9)       (19)      --           (2)      (311)      (610)
Income (loss) before
 income taxes              686        228          5       (229)       (38)        77       (592)       (41)        61         35

Income taxes               245        129         17       (105)        78         17       (144)         8        196         49

Minority
  interest                --         --         --            9       --         --         --         --         --            9
                       -------    -------    -------    -------    -------    -------    -------    -------    -------    -------

Net income(loss)           441         99        (12)      (115)      (116)        60       (448)       (49)      (135)        (5)


                                       29


                          Colorado           Wyoming              Nevada             Nebraska         Consolidated
                      --------------    ----------------    -----------------   -----------------    --------------
                       1998     1997     1998      1997       1998      1997      1998      1997      1998     1997
                       ----     ----     ----      ----       ----      ----      ----      ----      ----     ----
Dividends on
 preferred stock        (36)     (36)    --         --         --        --        --        --        (36)     (36)
                      -----    -----    -----    -------    -------    ------   -------    ------    -----    -----

Earnings(loss)
  for common
   shares             $ 405    $  63    $ (12)   $  (115)   $  (116)   $   60   $  (448)   $  (49)   $(171)   $ (41)
                      -----    -----    -----    -------    -------    ------   -------    ------    -----    -----
Earnings (loss) per
 share                $ .10    $ .02    $--      $  (.03)   $  (.03)   $  .01   $  (.12 )  $ (.01)   $(.05)   $(.01)
                      -----    -----    -----    -------    -------    ------   -------    ------    -----    -----


     Revenues. Total revenues for 1998 decreased by 13% to $11,068,000 from $12,744,000 for 1997. During 1998, same store (the "Colorado Market") operations (12 stores) generated revenues of $9,380,000 compared to $10,343,000 during 1997. Stores in other markets ("Other Market Stores") generated revenues of $1,688,000 in 1998 (3 stores) compared to $2,401,000 during 1997 (5 stores). The decrease in revenues for 1998 reflects a 12% drop in merchandise sales, $6,217,000 compared to $7,058,000, a decrease of 15% in pawn service charges to $4,785,000 from $5,640,000, and a 41% increase in other income to $65,000 from $46,000. As a percentage of total revenues, merchandise sales increased to 56% from 55% and pawn service charges decreased to 43% from 44% during 1998 as compared to 1997. This revenue mix is consistent with U.S. Pawn's expectations.

     Merchandise Sales. During 1998, the Colorado Market generated merchandise sales of $5,187,000 as compared to $5,719,000 during 1997. Other Market Stores posted merchandise sales of $1,030,000 for 1998 as compared to $1,339,000 for 1997. For 1998, U.S. Pawn's annualized inventory turnover rate was 2.6 times with a gross profit margin on sales of 15% as compared to 2.6 times and 20% for 1997. However, in the markets in which U.S. Pawn's operations will continue into 1999 (Colorado and Wyoming), U.S. Pawn experienced annualized inventory turns of
2.5 times with a gross profit margin on sales of 22.2 % during 1998. The decrease in the gross profit on sales percentage is primarily attributable to the liquidation of merchandise inventory at or below cost from the Nevada (sold) and Nebraska (closed) stores during 1998. U.S. Pawn expects its annualized inventory turnover rate to approximate 2.5 times and to produce gross margins on sales of 20% or higher for 1999.

     Pawn Service Charges. During 1998, the Colorado Market generated pawn service charges of $4,135,000 as compared to $4,592,000 for 1997. Other Market Stores contributed pawn service charges of $650,000 for 1998 compared to $1,048,000 for 1997. U.S. Pawn's pawn loan balance outstanding decreased $961,000 or 26% to $2,750,000 from $3,711,000 at December 31, 1997. The decrease in the pawn loan balance during 1998 consisted primarily of a decrease of $374,000 in the Colorado Market, a decrease of $70,000 in Wyoming, a decrease of $169,000 in Nebraska (closed) and a decrease of $348,000 in Nevada (sold).

     The decrease in U.S. Pawn's pawn loans outstanding during 1998 is primarily the result of a decrease of $2,147,000 in new pawn loans written during 1998 as compared to 1997. The decrease in new pawn loans written during 1998 consisted primarily of a decrease of $1,484,000 in the Colorado Market, a decrease of $280,000 in Wyoming, a decrease of $462,000 in Nevada (sold) and an increase of $79,000 in Nebraska (closed). Management believes that the decrease in the pawn loan balance in its Colorado Market during 1998 is due primarily to the strong overall economy in its Colorado Market ( which may have had the effect of dampening the demand for pawn loans), increased competitive conditions for small consumer loans, and the diversion of management's attention to issues related to the Nevada and Nebraska stores. The decrease in U.S. Pawn's Wyoming store is attributable to the consolidation of that market from four pawnshops into one. The decrease in U.S. Pawn's Nevada market is attributable to the sale of U.S. Pawn's one store in Las Vegas on July 20, 1998. The decrease in U.S. Pawn's Nebraska market is attributable to the unsatisfactory performance of U.S. Pawn's one pawn shop there since it was acquired in June of 1997 and the decision to close this pawnshop during fourth quarter of 1998.

     Management is currently analyzing the available market data further in order to more fully understand the trend which appears to be developing in its Colorado Market. Strategies to increase the number of pawn loans written are currently under evaluation. Management is anticipating that pawn loan demand may remain weak into fiscal 1999. As a result of the conditions described above, U.S. Pawn realized an annualized pawn service charge on average pawn loans outstanding during the period equal to 148% for 1998 as compared to 158% for the 1997.

     The forfeiture rate for pawn loans (calculated as total current period new loans plus previous period ending loan balance minus current period ending loan balance in relationship to total forfeited amount during the period) decreased to 32% for 1998 as compared to 33% for 1997. U.S. Pawn's forfeiture rate is believed to be in line with industry comparisons, but less than U.S. Pawn's expectations. U.S. Pawn plans to re-emphasize its aggressive loan policy which provides for slightly higher loan to value ratios than competing pawn shops in an effort to attract more pawn customers. U.S. Pawn plans to emphasize this loan strategy for the reasonably foreseeable future and anticipates the forfeiture rate to approximate 35% for Fiscal 1999.

     Total Cost of Sales and Expenses. Total cost of sales and expenses for 1998 decreased 12% to $10,696,000 as compared to $12,099,000 for 1997. As a percentage of total revenues, total cost of sales and expenses for 1998 increased to 97% from 95% as compared to 1997. The increase in total cost of sales and expenses as a percentage of total revenues for 1998 is comprised primarily of a 4% increase in cost of sales, a 1% increase in operating expenses, a 4% decrease in administration, and a 1% increase in depreciation and amortization. U.S. Pawn will strive to reduce, whenever possible, cost of sales and expenses as a percentage of total revenues in future periods.

     Operating Expenses. Operating expenses decreased by $422,000 or 10% during 1998 as compared to 1997. However, as a percentage of total revenues, operating expenses increased to 33% for 1998 as compared to 32% for 1997. The increase in operating expenses as a percentage of revenues for 1998 is primarily attributable to the decrease in revenues for 1998. As many operating expenses are fixed, i.e., they do not fluctuate as revenues fluctuate, the expense to revenue ratio will in some cases increase.

     Administration. Administrative overhead decreased during 1998 by $605,000 or 35% to $1,146,000 from $1,751,000 as compared to 1997. As a percentage of total revenues, administrative overhead decreased to 10% for 1998 from 14% as compared to 1997. The decrease in administrative overhead is due primarily to reductions in salary expense and related employee benefits of $355,000 and $250,000 in other administrative expense categories during 1998 as compared to 1997.

     Depreciation and Amortization Expense. Depreciation and amortization expense decreased during 1998 by $34,000 as compared to the 1997. The decrease consists primarily of a decrease of $58,000 for the Colorado Market stores, a decrease of $152,000 in Wyoming, a decrease of $5,000 in Nevada, and an increase of $181,000 due to the impairment of unamortized long-lived intangible assets related to U.S. Pawn's Nebraska operation.

     Other Expense. Interest expense for 1998 decreased by $65,000. U.S. Pawn reduced its outstanding debt during 1998 by $2,194,000. U.S. Pawn recognized an aggregate loss of $25,000 during 1998 on the disposal of equipment related to the consolidation of its Wyoming operations and the sale of its Nevada store.

     Operating Results. Income from operations for 1998 decreased by 42% to $372,000 from $645,000 as compared to 1997. After accounting for the effects of income taxes, preferred dividends and minority interest, (losses) attributable to common stockholders for 1998 increased 317% to $(171,000) from $(41,000) as compared to 1997.

     Income Taxes. The current provision for income taxes includes an estimated tax liability of $139,000 related to non deductible amortization of certain intangible assets and a difference between the basis for purposes of income tax versus financial accounting in connection with the sale of certain assets of U.S. Pawn's Las Vegas, Nevada store. These items represent permanent differences between book and tax calculations.

     Loss Per Share. (Loss) per share for 1998 equaled $(0.05) as compared to $(0.01) for 1997. The number of common shares outstanding decreased during 1998 by 87,369 as a result of the issuance of 59,375 common shares from the exercise of employee options and underwriter warrants and the repurchase of 146,744 common shares by U.S. Pawn. The weighted average number of shares outstanding increased by 1.4% in 1998 to 3,783,000 from 3,731,000. In loss periods, the weighted average number of shares outstanding, assuming dilution does not include the dilutive effects of outstanding stock purchase options and warrants, as including such effects would be anti-dilutive.

Liquidity and Capital Resources
-------------------------------

     Working capital increased by 5% to $5,407,000 at December 31, 1998 from $5,148,000 at December 31, 1997. Total assets decreased during 1998 by $2,532,000 mainly due to decreases in pawn loans, service charges receivable, inventory, income tax receivables and intangible assets. Total liabilities decreased by $2,331,000 at December 31, 1998 to $1,412,000 from $3,743,000 at
December 31, 1997 mainly due to U.S. Pawn's ability to repay $2,194,000 of debt.

Total stockholders' equity decreased during 1998 by $201,000 as a result of losses, net of income taxes and preferred dividends of $171,000 and a net decrease of $30,000 from common stock transactions.

     U.S. Pawn's operations have been financed from funds generated from operations, bank borrowing, private borrowing, and public offerings. During 1998, U.S. Pawn raised sufficient capital to satisfy its capital requirements.

     During 1998, U.S. Pawn maintained a bank line of credit totaling $1,000,000. The agreement was fully paid on its maturity date of April 4, 1998. U.S. Pawn is currently seeking a renewal of this credit facility or a new banking relationship.

     The private borrowings which comprise $711,000 of the total liabilities are due in 1999 through 2002. Management intends to repay the majority of these obligations as they mature from internally generated funds or other borrowings.

     Following  the Merger  with  Cash-N-Pawn,  U.S.  Pawn plans to  continue to expand its operating base with acquisitions of existing pawn shops and the development of new locations by actively seeking such acquisitions and locations. U.S. Pawn expects to fund this expansion and meet its on-going working capital needs with internally generated funds, debt and/or equity offerings if needed and lines of credit. There can be no assurance however, that such debt or equity offerings and lines of credit will be available to U.S. Pawn.

     U.S. Pawn has experienced that new start-up stores generally result in operating losses during the first three to twelve months of operations.
Leasehold improvements and equipment costs for new stores have ranged from approximately $75,000 to $100,000 per store. Acquisition of existing pawn shops generally result in immediate increases in operating income. However, acquisitions also generally result in an increase in intangibles due to purchase prices which may be in excess of the value of assets acquired. Such intangibles are then amortized to expense over their estimated useful lives.

     Profitability vs. Liquidity. The profitability and liquidity of U.S. Pawn is affected by the amount of U.S. Pawn's outstanding pawn loans, which in turn is affected in part by U.S. Pawn's pawn loan decisions. U.S. Pawn is generally able to influence the frequency of pawn loan redemptions and forfeitures of pawn loan collateral by increasing or decreasing the amount loaned in relation to the estimated resale value of the pledged property. A more conservative loan policy, i.e., smaller loans in relation to the pledged property's estimated resale value, generally results in fewer and smaller transactions being entered into, a decrease in U.S. Pawn's aggregate pawn loan balance and a decrease in pawn service charge income. However, smaller pawn loans also tend to increase pawn loan redemptions and improve U.S. Pawn's liquidity. A conservative pawn loan policy also tends to decrease the cost of merchandise inventory, thereby improving the margins possible through resale of forfeited pawn loan collateral. Conversely, a more aggressive pawn loan policy which provides for larger pawn loans in relation to the estimated resale value of the pledged property generally results in increased pawn service charge income, but also tends to increase pawn loan forfeitures, thereby increasing the quantity of inventory on hand and, unless U.S. Pawn is able to increase inventory turns, reducing U.S. Pawn's liquidity.

     Unprecedented and/or unexpected pawn loan demand tends to drain liquidity reserves, and if other external sources of working capital are unavailable, the implementation of a more conservative pawn loan policy and increasing inventory turns will generate cash at the expense of profitability if not optimally balanced.

     Inflation. U.S. Pawn does not believe that inflation has had a material effect on U.S. Pawn's results of operations.

     Seasonality. U.S. Pawn's pawn loan demand and sales follow slight seasonal trends. Sales are generally highest during the fourth calendar quarter of the year, while pawn loan demand is general lower during the first and second calendar quarters than during the third and fourth calendar quarters.

Computer Systems-The Year 2000 Issue
------------------------------------

     Many computers, software programs and other equipment with embedded computer chips ("systems") in use today utilize two digits to specify the year, such as "98" for 1998 (the "Y2K Issue"). As a result of the Y2K Issue, such systems may recognize a date using "00" as the year 1900 rather than the year 2000. In some cases, the date "00" may cause system(s) failure(s) or miscalculations causing disruptions of U.S. Pawn's operations.

     In early 1998, U.S. Pawn began formulating a comprehensive plan to assess U.S. Pawn's Y2K issues. The plan calls for the identification of those systems, both internal and external, which are critical to U.S. Pawn's ability to continue normal operations, the assessment of any required remediation (including any upgrading, modification and replacement of computer hardware and software and adequate testing to ensure Y2K compliance), and the resources needed to bring those critical systems into Y2K compliance.

     The internal systems under evaluation include U.S. Pawn's point-of-sale, accounting, data processing, telephone and other miscellaneous information technology systems, as well as alarm systems, security cameras, printers, HVAC units, fax machines, credit card processing equipment, and modems. U.S. Pawn believes that it has identified the internal systems that are susceptible to failures or potential processing errors as a result of the Y2K Issue. U.S. Pawn is concentrating its Y2K efforts on these systems. U.S. Pawn believes it has completed its Y2K identification assessment for critical internal systems, however, testing for Y2K compliance will be an on-going process.

     U.S. Pawn has identified its pawn shop operating system as its only critical internal business system. U.S. Pawn's pawn shop operating system is comprised of computer hardware and peripheral equipment such as printers and modems and pawn shop management software. These components are provided by third-party vendors. The pawn shop management software has been upgraded for Y2K compliance and is currently being tested. The upgraded software is currently scheduled to be installed in each of U.S. Pawn's locations by August 31, 1999. U.S. Pawn believes that its computer hardware and related peripherals are currently Y2K compliant based upon representations made by the providers of such equipment. U.S. Pawn also believes that its accounting and payroll software systems are Y2K compliant and testing to ensure such compliance will be completed by August 31, 1999.

     U.S. Pawn is reviewing, and has initiated written communications with other third parties providing goods or services, such as financial institutions and utility companies, which may be critical to U.S. Pawn's operations to: (i) ascertain the extent to which U.S. Pawn may be exposed to adverse effects for any failure by such third parties to remediate their Y2K issues; and (ii) resolve, to the extent practicable, such problems. However, U.S. Pawn has no control over and has only limited ability to influence such third parties' Y2K compliance. The failure of such third parties to achieve Y2K compliance in a timely manner and the potential inability to replace such a third party provider, could adversely impact U.S. Pawn's operations.

     U.S. Pawn currently estimates that the total identifiable cost of its Y2K compliance effort will not exceed $150,000. As of December 31, 1998, U.S. Pawn has expended approximately $41,000 of this estimate to obtain upgraded software licenses and partially pay for installation of this software. The remaining costs include possible replacement of computer hardware and/or software, other equipment, additional installation charges and testing procedures. U.S. Pawn does not track personnel costs associated with its Y2K compliance effort. U.S. Pawn expects to fund Y2K expenditures from internal sources.

     Based on the progress made to date and its time-table for further progress in attaining Y2K compliance, U.S. Pawn does not currently anticipate any significant risks associated with its Y2K issues. However, management believes that it is not possible to determine with absolute certainty that all Y2K issues pertaining to U.S. Pawn have or will be identified and corrected. Because the assessment of its Y2K issues is ongoing, U.S. Pawn has yet to determine the most reasonably likely worst case scenario relating to Y2K issues, and has yet to complete a comprehensive contingency plan with respect to its Y2K issues. U.S. Pawn anticipates completing its Y2K comprehensive contingency plan by September 30, 1999.

                           INFORMATION ABOUT U.S. PAWN

Current Operations
------------------

     U.S. Pawn is engaged in acquiring, developing and operating pawn shops that lend money on the security of pledged tangible personal property. Pawn shops provide a convenient source for consumer loans and a ready market for the resale of previously-owned merchandise acquired by U.S. Pawn when customers do not repay pawn loans. U.S. Pawn receives a pawn service charge to compensate it for the pawn loan. The pawn service charge is calculated as a percentage of the pawn loan amount based on the size and term of the pawn loan and has generally ranged from 120% to 240% annually, as permitted by state laws and local ordinances. The pledged property is held through the term of the pawn loan contract, which generally is 30 to 120 days, unless earlier paid or renewed. Generally, the customer repays the pawn loan and accrued service charge in full, redeeming the pledged property, or pays the accrued service charge and renews the pawn loan. In the event the customer does not redeem the pledged property, or renews the pawn loan, the property is forfeited to U.S. Pawn and becomes inventory available for sale in the pawn shop. For the years ended December 31, 1998 and 1997, U.S. Pawn realized an annualized average pawn service charge equal to 148% and 158% of pawn contracts outstanding, respectively.

     The pawnshop industry in the United States is highly fragmented and in the early stages of consolidation. The five publicly traded pawn shop companies operate approximately 8% of the total United States pawn shops. Management believes that there are significant opportunities for growth through the acquisition of existing pawn shops, the opening of new pawn shops, and the improvement of productivity in pawn shop operations through the application of modern management techniques.

Business Strategy
-----------------

     U.S. Pawn intends to identify specific geographic areas in which to concentrate multiple pawn shops in order to achieve economies of scale in supervision, improve market penetration, enhance name recognition and reinforce market programs. Currently, U.S. Pawn has 85% of its store locations clustered in the Denver, Colorado metropolitan area. U.S. Pawn's recent management activity focused on identifying those of its pawn shops in existence at the beginning of 1998 that management believed were located in markets that offered the best opportunity for profitable operations. Consistent with this focus, U.S. Pawn consolidated its operations into thirteen pawn shops during 1998.

     Management believes that expanding U.S. Pawn's market share through the careful acquisition of existing pawnshops and the opening of new pawn shops provides the best opportunity to meet its strategic objectives. Moreover, concentrating multiple pawn shops in specific locations will provide the economies of scale described above. U.S. Pawn's primary pawn shop acquisition criteria include the level of competence of the pawn shop's management, the number of annual pawn transactions, the outstanding pawn loan balances, the quality and quantity of pawn shop inventory, the number of competitive pawn shops in the market area, lease terms and physical condition of the pawn shop.

     U.S. Pawn expects to finance the acquisition or development of additional pawn shops through internal cash flow, additional lines of credit and debt or equity financing. U.S. Pawn cannot assure, however, that these sources of financing will be available. Furthermore, a number of factors may limit U.S. Pawn's ability to increase its number of pawn shops including, (1) unanticipated operating losses or increases in overhead expenses, (2) unavailability of acceptable acquisition candidates or pawn shop locations, (3) higher pawn loan demand which will reduce U.S. Pawn's available capital for expansion, and (4) general economic conditions. There can be no assurance that any future expansion can be continued on a profitable basis.

     Management's ability to identify, acquire or profitably manage additional locations or successfully integrate U.S. Pawn's operations without substantial costs or delays is a risk factor for future expansion. There can be no assurance that any entity U.S. Pawn acquires will achieve profitability. Acquisitions involve a number of risks, which may include: adverse short-term effects on U.S. Pawn's reported operating results and cash flows; diversion of management's attention; dependence on hiring and training key personnel; and the financial statement effects of amortization of intangibles. Such risks could have adverse effects on U.S. Pawn's operations and financial performance. As U.S. Pawn expands, it will be required to supplement its existing management team in order to effectively manage any acquired entities and implement its acquisition and operating strategies.

Operating Controls
------------------

     U.S. Pawn has an organizational structure that management believes can support a larger operating base. Store locations are monitored on a daily basis from corporate headquarters through an online, real time computer network system. U.S. Pawn also has an internal audit staff that monitors U.S. Pawn's perpetual inventory system, lending practices, and regulatory compliance. Management believes that U.S. Pawn's current operating and financial controls and its computer systems are adequate for its current operating base and for planned growth in the near term. However, U.S. Pawn's management information and point of sale systems will require extensive improvement to support long-term store growth. Management intends to complete its current analysis of such requirements, both software and hardware, and begin development and installation of these systems improvements within the next eighteen months.

Pawn Operations
---------------

     Goods pledged to secure pawn loans generally consist of jewelry, tools, televisions, stereos, musical instruments and guns. The pledged personal property is offered by the customer to provide security for the repayment of the pawn loan. Pawn loans cannot be made with personal liability to the customer, and therefore, U.S. Pawn does not investigate the creditworthiness of the customer, but relies on the pledged personal property and the possibility of its forfeiture as a basis for its credit decision. U.S. Pawn receives a pawn service charge to compensate it for extending the pawn loan. Pawn service charges contributed approximately 43% and 44% to U.S. Pawn's total operating revenues for 1998 and 1997, respectively.

     At the time a pawn transaction is entered into, a pawn contract agreement, commonly referred to as a pawn ticket, is delivered to the customer that sets forth, among other items, the name and address of the pawn shop and the customer, the customer's identification number from a valid driver's license, military or other official identification, a description of the pledged goods, including applicable serial numbers, and the amount advanced, the pawn service charge, the maturity date of the pawn loan, total amount that must be paid to redeem the pledged goods on the maturity date and the monthly percentage rate of the pawn service charge.

     The amount which U.S. Pawn is willing to finance is typically based on a percentage of the pledged personal property's estimated resale value. The sources for U.S. Pawn's determination of the resale value include catalogs, blue books, newspaper advertisements and previously made similar pawn transactions. The pledged property is held through the term of the pawn loan, which generally is 30 to 120 days, unless earlier paid or renewed. In the majority of cases, the customer pays the pawn loan amount and accrued service charge in full, redeeming the pledged property, or pays the accrued service charge and renews the pawn loan. In the event the customer does not pay or renew the pawn loan, the unredeemed collateral is forfeited to U.S. Pawn and becomes inventory available for sale in the pawn shop. U.S. Pawn does not record pawn loan losses or charge-offs inasmuch as, if the pledged property is not redeemed, the pawn loan amount plus the accrued service charge becomes the inventory cost of the forfeited collateral that is recovered through the resale operations described below.

     The recovery of the pawn loan amount and accrued service charges, as well as realization of gross profit on sales of inventory, is dependent on U.S. Pawn's initial assessment of the property's estimated resale value. Improper assessment of the resale value of the collateral when extending a pawn loan can result in reduced marketability of the property and resale of the property for an amount less than the pawn loan amount plus accrued service charge. However, historically, U.S. Pawn has experienced gross profits from sales of inventory. U.S. Pawn generated gross profit margins on the sale of inventory of approximately 15% and 20% for 1998 and 1997, respectively.

     At December 31, 1998, U.S. Pawn had 24,645 pawn loans outstanding with an aggregate balance of $2,750,000, or an average of $111.58 per pawn loan outstanding. At December 31, 1997, U.S. Pawn had 30,346 pawn loans outstanding with an aggregate balance of $3,711,000, or an average of $122.29 per pawn loan outstanding. U.S. Pawn believes that the reduction in pawn loans was primarily the result of a robust full employment economy. U.S. Pawn monitors and maintains record keeping in connection with its pawn loans through a specialized computer hardware and software system.

     During 1998 and 1997, approximately 32% and 33%, respectively, of pawn loans were not redeemed, with the forfeited pledged property added to U.S. Pawn's sales inventory. For 1998 and 1997, U.S. Pawn's annualized yield on its average pawn loan balance outstanding was 148% and 158%, respectively.

     Management believes that its profitability is dependent upon, among other factors, its employees' ability to make pawn loans that achieve optimum redemption rates, to be effective sales people and to provide superior customer service. U.S. Pawn provides an incentive compensation plan for its store level employees based on managerial and financial performance.

Resale Operations
-----------------

     U.S. Pawn sells used goods acquired when a pawn loan is not repaid and new goods purchased from vendors. New goods, which historically represent less than 1% of U.S. Pawn's total inventory, consist primarily of accessory merchandise which enhances the marketability of inventory, such as settings for precious stones. Sales of new and used goods were approximately 56% and 55% of U.S. Pawn's total operating revenues for 1998 and 1997, respectively.

     U.S.  Pawn  does  not  provide  its  customers  with   warranties  on  used
merchandise purchased from U.S. Pawn.

     U.S. Pawn permits customers to purchase inventory on a "lay-away" plan whereby the customer purchases an item by making an initial cash deposit representing a part of the selling price and agrees to make additional, non-interest bearing payments of the balance of the selling price in accordance with a specified schedule. U.S. Pawn then sets aside the lay-away item until the selling price is paid in full. Should the customer fail to make a required payment, the item may be returned to inventory and previous payments forfeited to U.S. Pawn. Revenues derived from layaway plans historically amount to less than 1% of total revenues.

     U.S. Pawn provides an allowance for inventory valuation of its merchandise held for resale based on management's evaluation of the marketability of the merchandise. Management's evaluation takes into consideration the age of slow moving merchandise on hand and mark downs necessary to liquidate slow moving merchandise. At December 31, 1998, total merchandise held for resale was $1,789,000 after reduction for a valuation allowance of $190,000.

Competition
-----------

     U.S. Pawn believes that the primary elements of competition in the pawnshop industry are store location, the ability to loan competitive amounts on items pawned, management of the store level employees and quality customer service. In addition, as the pawnshop industry consolidates, U.S. Pawn believes that the ability to compete effectively will be based on strong management, regional market focus, automated management information systems, and access to capital. Many of U.S. Pawn's competitors have greater financial resources than U.S. Pawn.

     In connection with its lending of money, U.S. Pawn competes with other pawn shops and with certain other financial institutions such as consumer finance companies, which generally lend money on an unsecured as well as on a secured basis. Other lenders may lend money on terms more favorable than U.S. Pawn.

     The pawn shop industry is highly fragmented and U.S. Pawn believes that there are over 10,000 pawn shops in the United States, the great majority of which are managed by independent owner-operators. Some of these independent operators own multiple pawn shops, and a few companies (that are generally regional operators) own more than 50 pawn shops. Including U.S. Pawn, there are five publicly held pawn shop chains of which U.S. Pawn has the fewest pawn shops and the smallest amount of assets, revenues, net worth and personnel. In U.S. Pawn's Colorado market, which comprises 85% of all Company locations, there are approximately 180 competitor pawn shops including 24 pawn shops operated by another publicly held pawn shop chain, 16 of which are in the Denver metropolitan area. To U.S. Pawn's knowledge, there are no other pawn shop operators based in Colorado that operate more pawn shops than U.S. Pawn.

     In connection with its resale of tangible personal property, U.S. Pawn competes with numerous retail and wholesale stores, including jewelry shops, gun stores, discount stores, consumer electronics stores and other pawn shops. U.S. Pawn encounters significant competition in all aspects of its business.

Regulation
----------

     U.S. Pawn's pawn shop operations are subject to extensive regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations in the markets in which it operates. Set forth below is a summary of the various regulations applicable to U.S. Pawn's operations.

     Colorado. In Colorado pawn shops must be licensed by the city in which the pawn shop is located, as well as by the state. Maximum allowable service charge rates may be set by both city ordinance, as well as state statute. Pawn shop licenses may be revoked by state or local authorities for certain defined improper conduct. For instance, under Colorado state law, a pawnbroker, may not accept a pledge from a person under the age of 18 years; make any agreement requiring the personal liability of the customer; accept any waiver of any right or protection accorded to a pledgor under Colorado state law; fail to exercise reasonable care to protect pledged goods from loss or damage; fail to return pledged goods to a pledgor upon payment of the full amount due; make any charge for insurance in connection with a pawn transaction; enter into any pawn transaction that has a maturity date of more than 90 days; display for sale in storefront windows or sidewalk display cases, pistols, swords, canes, blackjacks or similar weapons; or purchase used or second hand personal property unless a record is established containing the name, address and identification of the seller, a complete description of the property, including serial number, and a signed statement that the seller has the right to sell the property. Under applicable state law, the maximum allowable pawn service charges for Colorado pawn loans are 240% annually for pawn loans under $50 and 120% annually for pawn loans of $50 and over. Local municipalities in which U.S. Pawn operates may also regulate pawn service charges within their jurisdictions. The City and County of Denver is the only Colorado municipality in which U.S. Pawn operates that deviates from the Colorado statute pertaining to pawn service charges. The maximum allowable pawn service charges for Denver pawn loans are 120% annually.

     Wyoming. In Wyoming pawnshops must be licensed by the city in which the pawn shop is located, as well as by the state. Maximum allowable service charge rates may be set by both city ordinance, as well as state statute. Pawn shop licenses may be revoked by state or local authorities for certain defined improper conduct. For instance, under Wyoming state law, a pawnbroker may not accept a pledge from a person under the age of 18 years; make any agreement requiring the personal liability of the customer; accept any waiver of any right or protection accorded to a pledgor under Wyoming state law; fail to exercise reasonable care to protect pledged goods from loss or damage; fail to return pledged goods to a pledgor upon payment of the full amount due; make any charge for insurance in connection with a pawn transaction; enter into any pawn transaction that has a maturity date of more than 120 days or less than two months from the transaction date; fail to disclose information concerning the pawn transaction to its customers pursuant to applicable provisions of Federal Regulation Z of the Truth in Lending Act and the Wyoming Uniform Consumer Credit Code; fail to display in a conspicuous place on its premises the days and hours during which a redemption may be made; engage in false or misleading advertising concerning the terms or conditions of credit with respect to a pawn transaction; or purchase used or second hand personal property unless a record is established containing the name, address, accurate description and identification of the seller, a complete description of the property, including serial number, and a signed statement that the seller has the right to sell the property. Under applicable state law, the maximum allowable pawn service charges for Wyoming, pawn loans are 240% annually and the amount lent in any one pawn transaction to any one customer may not exceed $3,000. Local municipalities in which U.S. Pawn operates may also regulate pawn service charges within their jurisdictions. The City of Cheyenne, where U.S. Pawn's Wyoming pawn shop is located, deviates from the Wyoming statute pertaining to pawn service charges. The maximum allowable pawn service charges for Cheyenne pawn loans are set forth below:

                                                On That Part of
                                                Unpaid Principal Balance
         Maximum Annual Rate                    Which is Between
         -------------------                    ----------------
         240%                                   $    0 to $  200
         120%                                   $  200 to $  400
         60%                                    $  400 to $1,000
         18%                                    $1,000 to $3,000

     Firearms. All U.S. Pawn's pawn shops must comply with federal regulations promulgated by the Department of the Treasury, Bureau of Alcohol, Tobacco and Firearms which require, among other things, each pawn shop dealing in guns to maintain a permanent written record of all guns received or disposed. During Fiscal 1994, U.S. Pawn implemented procedures which comply with all rules and regulations promulgated by federal, state and local authorities under the Brady Handgun Violence Prevention Act of 1993 (the "Brady Bill") which requires, among other things, a background investigation of any person purchasing or redeeming a Handgun prior to completion of the transaction. U.S. Pawn does not sell or deal in ammunition for firearms. As a matter of policy, U.S. Pawn does not sell handguns to the general public in any of its stores operating in the Denver Colorado metropolitan area (the "Denver Area"), but rather, wholesales all forfeited handguns from Denver Area stores to licensed gun dealers and in October 1998, U.S. Pawn discontinued accepting handguns as collateral for pawn loans in the Denver area stores.

     In order to avoid the acquisition of stolen merchandise, all U.S. Pawn's pawn shops voluntarily or pursuant to municipal ordinance provide the local police department with daily copies of all transactions involving pawn loans and over-the-counter purchases. These daily transaction reports are designed to provide the police with a detailed description of the merchandise including serial numbers, if any, and the name and address of the owner obtained from a valid identification card. A copy of the pawn ticket is provided to local law enforcement agencies for processing by the National Crime Investigative Computer to determine rightful ownership. Goods held to secure pawn loans or goods purchased which are determined to belong to an owner other than the pledgor or seller are subject to recovery by the rightful owner upon application to the police department and satisfactory evidence of ownership. In connection with pawn shops acquired by U.S. Pawn, there is a risk that acquired merchandise may be subject to claims of rightful owners. Historically, U.S. Pawn has not experienced a material number of rightful owner claims.

     U.S. Pawn has experienced no material losses by theft or casualty. U.S. Pawn maintains liability and casualty insurance and insurance against employee theft at each of its pawn shop locations. U.S. Pawn does not maintain insurance against robbery and burglary, as the risk of loss does not justify the premium cost of coverage.

Employees
---------

     U.S. Pawn currently employs 85 employees, including its executive officers.

Properties
----------

     U.S. Pawn's executive offices are located at 7215 Lowell Boulevard in Westminster, Colorado pursuant to a five year lease which commenced April 1, 1992 at a monthly rental of $2,800 with two options to renew for five years. U.S. Pawn believes that its executive office facilities are adequate for its needs in the foreseeable future. Upon the closing of the Merger, U.S. Pawn intends to maintain its current executive offices together with the current executive offices of Cash-N-Pawn until such time as the Cash-N-Pawn executive officers can be centralized in Westminster, Colorado.

     U.S. Pawn owns the real estate and buildings housing two of its Denver, Colorado pawn shops and currently leases its other pawn shops at monthly rentals between $2,200 and $7,000 on lease terms between three and eight years. U.S. Pawn expects to lease most of its pawn shops in order to use its working capital for pawn loans.

Insurance
---------

     U.S. Pawn maintains liability and casualty insurance and insurance against employee theft at each of the pawn shop locations. U.S. Pawn does not maintain insurance against robbery and burglary, as the risk of loss does not justify the premium cost of coverage.

Litigation
----------

     U.S. Pawn is not a party to any pending or threatened material legal proceedings.


               SELECTED CONSOLIDATED FINANCIAL DATA OF CASH-N-PAWN

     Selected consolidated financial data of Cash-N-Pawn is presented below for, and as of the end of, each of the years ended  December  31, 1998 and 1997,  and the  three-month  periods ended March 31, 1999 and 1998. Year end financial data
are  derived  from  the   Consolidated   Financial   Statements  of  Cash-N-Pawn
International Ltd. and its subsidiaries.  The Consolidated  Financial Statements have been audited by Schechter Dokken Kanter Andrews & Selcer Ltd., as indicated
in  their  report  included  as part of the  Consolidated  Financial  Statements attached as part of this Proxy Statement.  The selected  consolidated  financial data should be read in conjunction  with the Consolidated  Financial  Statements and notes thereto of Cash-N-Pawn,  "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN
AND  RESULTS  OF  OPERATION  OF  CASH-N-PAWN,"   and  the  unaudited   pro-forma
Consolidated Balance Sheet and Statements of Operations,  each as attached to or included in this Proxy Statement.

Statement of Operations Data:
                                                                                      Three Months
                                                 Year Ended December 31              Ended March 31
                                               --------------------------    --------------------------
                                                  1998            1997           1999           1998
                                                  ----            ----           ----           ----
Revenues:
         Retail sales                          $ 5,746,048    $ 5,503,333    $ 1,551,627    $ 1,505,022
         Cost of Sales                           4,745,405      4,334,460      1,077,497      1,197,926
                                               -----------    -----------    -----------    -----------
         Gross Profit                            1,000,643      1,168,873        474,130        307,096
         Pawn service charges                    2,939,386      2,587,828        504,100        698,755
         Miscellaneous                              75,187         11,002         21,546         11,632
                                               -----------    -----------    -----------    -----------

              Revenues, net of cost of sales     4,015,216      3,767,703        999,776      1,017,483

Store operating expenses                         2,791,318      2,772,141        692,050        654,395

Loss on store closing                                 --          119,535           --             --
                                               -----------    -----------    -----------    -----------
Store operating income                           1,223,898        876,027        307,726        363,088

General and administrative expenses                751,901        605,768        150,513        152,524

Litigation settlement costs                           --          295,000           --             --
                                               -----------    -----------    -----------    -----------

Operating income (loss)                            471,997        (24,741)       157,213        210,564
                                               -----------    -----------    -----------    -----------

Other income (expense):
         Interest                                 (520,379)      (447,219)      (126,533)      (114,920)
                                               -----------    -----------    -----------    -----------
         Amortization of debenture costs           (62,539)       (62,539)       (15,900)       (15,900)
         Other                                         881         (5,493)       (40,919)          --
                                               -----------    -----------    -----------    -----------

Income (loss) before income taxes and
   cumulative effect of accounting changes        (110,040)      (539,992)       (26,139)        79,744

Income tax benefit (expense)                        30,791)       185,926          7,800        (27,910)
                                               -----------    -----------    -----------    -----------


                                       43




                                                                            Three Months
                                             Year Ended December 31        Ended March 31
                                             -----------------------   ----------------------
                                               1998         1997          1999         1998
                                               ----         ----          ----         ----
Income (loss) before cumulative effect of
    accounting changes                         (79,249)    (354,066)     (18,339)      51,834
                                             ---------    ---------    ---------    ---------

Cumulative effect of accounting changes
     Net of $236,414 tax benefit             $(364,689)        --           --       (364,689)
                                             ---------    ---------    ---------    ---------


Net loss                                     $(443,938)   $(354,066)     (18,339)   $(312,845)
                                             =========    =========    ---------    ---------

Pro forma net loss assuming
     retroactive application of accounting
     changes (unaudited)                          --      $(376,246)        --           --
                                             ---------    =========    ---------    ---------


Balance Sheet Data:
                                                                    Three Months
                                               At December 31        At March 31
                                           ------------------------  -----------
                                              1998         1997         1999
                                           ----------   ----------   ----------
Pawn loans                                 $1,269,919   $1,231,262   $1,213,322
Inventories                                 1,975,339    2,314,553    1,884,837
Other current assets                          880,858      970,479      724,895
Other assets                                1,679,015    1,635,094    1,625,977
Total assets                                5,805,131    6,151,388    5,449,031
Current liabilities                         2,496,939    2,307,354    2,704,473
Long term liabilities                       2,568,178    2,660,082    2,022,883
Shareholder's equity                          740,014    1,183,952      721,675

Other Data:
         Number of stores at end of period         10           10           10
         Gross profit margin on sales            17.4%        21.2%        30.6%
         Percentage of revenues net of
              cost of sales from:
            Retail sales less cost of sales      24.9%        31.0%        47.4%
            Pawn service charges                 73.2%        68.7%        50.4%
         Interest expense as a percent of
            revenues net cost of sales           13.0%        11.9%        12.7%




                  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN
                           OF OPERATION OF CASH-N-PAWN

     The following discussion should be read in conjunction with the Cash-N-Pawn consolidated financial statements and related notes thereto included elsewhere in this Proxy statement.

Overview
--------

     Cash-N-Pawn's revenues are derived from pawn service charges, which include fees for interest, storage, security, insurance, appraisal of pawned items, an internal review of the customer's prior transactions and document charges (the "pawn service charges"), relating to the lending activity of the pawnshops, and from the sale of merchandise acquired from forfeited pawn loans and items purchased directly from the public, supplemented by purchases from wholesale vendors.

     In the event that the borrower does not pay or renew his loan after 90 to 120 days (depending upon applicable law), the unredeemed collateral is forfeited and becomes inventory available for sale in the pawnshop. The amount of the original loan plus all accrued pawn service charges becomes the carrying cost of the inventory. Pawn service charges are accrued at the applicable rate as income up to a maximum of 25% of the loan principal.

Results from operations for the three months ended March 31, 1999 Compared to the Three Months Ended March 31, 1998
--------------------------------------------------------------------------------

     Effective January 1, 1998, Cash-N-Pawn adjusted its accounting methods as described below under the discussion of "Pawn Service Charges" for the fiscal years ended 1997 and 1998.

     Retail Sales and Gross Profit. Retail sales increased by approximately $46,000 from $1,505,022 for the first three months of 1998 to $1,551,627 for the first three months of 1999, an increase of approximately 3%. Gross profit as a percent of sales increased from approximately 20.4% in the first three months of 1998 to approximately 30.6% for the same period in 1999, while gross profits increased in total $167,034, from $307,096 in 1998 to $474,130 in 1999.

     Pawn Service Charges. Pawn service charges decreased by approximately $195,000, from $698,755 for the first three months of 1998 to $504,100 for the same period in 1999. Cash-N-Pawn's loan balance outstanding on March 31, 1999 was $1,213,322. Pawn service charges constituted slightly under 69% of net revenue for the first three months of 1998 and slightly over 50% for the same period in 1999.

     Revenues, Net of Cost of Sales. Revenues net of cost of sales decreased slightly from $1,017,483 in the first three months of 1998 to $999,776 for the same period in 1999.

     Store Operating Expenses. Store operating expenses increased by about $38,000, rising from $654,395 in the first three months of 1998 to $692,050 in the same period in 1999. Operating expenses increased as a percent of net revenue from 64% for 1998 to 69% in 1999. This increase was primarily a result of increases in store employee compensation, as well as increases in rent and payday loan charge-offs, all as measured against slightly lower net revenue.

     General and Administrative Expenses. General and administrative expense decreased from $152,524 to $150,513 between the first three months of 1998 and the first three months of 1999.

     Interest Expense. Interest expense increased from $114,920 in the first three months of 1998 to $126,533 for the same period in 1999. This increase was a result of the higher level of borrowings required to fund the increase in the average pawn loan balance. As a percentage of net revenue, interest expense increased from approximately 11.3% to 12.6% between the first three months of 1998 and the first three months of 1999.

Results from operations for the year ended December 31, 1998 ("1998") Compared to Year Ended December 31, 1997 ("1997").
--------------------------------------------------------------------------------

     Retail Sales and Gross Profit. Retail sales increased by almost $243,000 from 1997 to 1998, an increase of 4.4%. The sales of the nine stores open during both entire years achieved an increase of 2.8% in sales from 1997 to 1998. (The tenth store opened in May 1997.) The gross profit as a percent of sales decreased from 21.2% in 1997 to 17.4% in 1998, while gross profits decreased in total from $1,169,000 in 1997 to $1,001,000 in 1998.

     Pawn Service Charges. Pawn service charges increased by 13.6% from 1997 to 1998, from $2,587,828 to $2,939,386. This increase reflects the growth in beginning loan balances from $822,639 on January 1, 1997 to $1,231,262 on January 1, 1998. Cash-N-Pawn's loan balance outstanding on January 1, 1999 was $1,269,919. Pawn service charges constituted 68.7% of net revenue in 1997 and 73.2% in 1998. Due to a change in accounting methods in 1998 (as described below), more of the income from forfeited pawn loans is recognized as retail profit upon the sale of the forfeited item. Retail sales currently account for approximately half of net revenue. The nine stores open during both entire years had an increase of 9% in pawn service charges from 1997 to 1998.

     Cash-N-Pawn's total pawn service charges range from 18% to 25% per month on its typical pawn loans. Certain larger loans have a lower, specially negotiated rate. Management assumes that an overall blended rate for pawn service charges equal to approximately 20% per month will be maintainable in the foreseeable future. Cash-N-Pawn changed its method for accruing pawn service charges effective in 1998 so as to stop the accrual when the amount accrued equals 25% of the loan amount. This results in more of the income from forfeited pawn loans not being recognized until the sale of the forfeited item.

     Revenues, Net of Cost of Sales. Revenues net of cost of sales increased almost 7% growing from $3,767,703 in 1997 to $4,015,216 in 1998.

     Store Operating Expenses. Store operating expense increased slightly, rising from $2,772,141 in 1997 to $2,791,318 in 1998. However, as a percent of revenue net of cost of sales, operating expenses decreased from 73.6% for 1997 to only 69.5% in 1998. This positive trend reflects the fact that store operating expenses (many of which are fixed costs) increased at a slower rate than revenues net of cost of sales.

     General and Administrative Expenses. General and administrative expense increased from $605,768 to $751,901 between 1997 and 1998. This increase was primarily a result of increased professional fees and other costs incurred in 1998 related to the Merger.

     Interest Expense. Interest expense increased from $447,219 in 1997 to $520,379 in 1998. This increase was a result of the higher level of borrowings required to fund the increase in the average pawn loan balance as well as the costs associated with opening a new store in mid-year 1997. As a percentage of net revenue, interest expense increased from approximately 12% to 13% between 1997 and 1998.

Income Taxes
------------

     Cash-N-Pawn had deferred tax assets of $651,000 and $380,586 at December 31, 1998 and 1997, respectively, primarily due to net operating losses, change in accounting methods for pawn service charges, and intangible assets recorded only for tax purposes.

     At December 31, 1998, Cash-N-Pawn had net operating loss carryforwards of approximately $585,000 which are available to offset future federal and state taxable income. These loss carryforwards begin to expire in fiscal year 2011. Undergoing an ownership change as defined in Section 382 of the Internal Revenue Code, such as the Merger with U.S. Pawn, means that Cash-N-Pawn's net operating loss carryforwards, generated prior to the ownership change will be subject to an annual limitation which will reduce or defer the utilization of these losses for tax purposes.

Liquidity and Capital Resources
-------------------------------

     Cash-N-Pawn's investment in corporate infrastructure and store openings and acquisitions has been financed with funds generated by borrowings, a private equity placement in the Summer/Fall of 1995 and a private placement of Cash-N-Pawn 11% Debt in 1996. As of March 31, 1999, Cash-N-Pawn had a cash balance of $234,512; bank borrowings of $1,046,212; $2,000,000 principal amount of Cash-N-Pawn 11% Debt outstanding; $543,660 of 15% Debentures outstanding; and subordinated notes payable of $202,000. Additionally, Cash-N-Pawn had $20,275 of deferred rent and a capitalized lease obligation of $7,084. As of May 31, 1999, Cash-N-Pawn repaid $200,000 principal amount of 15% Debentures. As of June 30, 1999, Cash-N-Pawn had bank borrowings of $1,953,119 and unused borrowing capacity of $361,503.

     The profitability and liquidity of Cash-N-Pawn will be affected by the amount of Cash-N-Pawn's pawn loans outstanding, which is in turn affected in part by Cash-N-Pawn's lending practices. Management believes it will generally be able to tighten and loosen its lending practices as needed by adjusting the amount loaned as a percentage of the estimated resale value of the pledged property, as opposed to adjusting the borrower's cost of funds (i.e. the pawn service charge rate). Tighter lending practices generally result in smaller loans in relation to the estimated resale value of the pledged property, fewer and smaller loan transactions, a decrease in Cash-N-Pawn's average aggregate pawn loan balances and a decrease in income from pawn service charges. However, smaller loans in relation to the pledged property's estimated resale value tends to increase loan redemptions and improve Cash-N-Pawn's liquidity. An increase in average pawn loan balances through providing larger loans in relation to the estimated resale value of the pledged property can result in an increase in Cash-N-Pawn's pawn service charge income, but increases in average pawn loan balances can also result in increased instances of loan forfeitures, which increase the cost and quantity of inventory on hand and reduce Cash-N-Pawn's liquidity unless Cash-N-Pawn is able to maintain inventory turns.

                                INFORMATION ABOUT
                         CASH-N-PAWN INTERNATIONAL, LTD.

General
-------

     Cash-N-Pawn International, Ltd., a Minnesota corporation, was founded in November 1993 to develop a professionally managed chain of pawnshops. Cash-N-Pawn International Ltd. and its wholly-owned subsidiaries (collectively, "Cash-N-Pawn") currently own and operate ten stores located in the Minneapolis-St. Paul, Minnesota, the Indianapolis, Indiana, and the St. Louis, Missouri areas. Cash-N-Pawn's revenues are generated from pawn service charges (comprised of interest, storage, service and other charges) relating to the lending operations of its stores and from the sale of merchandise, consisting of unredeemed collateral from forfeited loans and goods purchased from the general public and from wholesale vendors. Cash-N-Pawn's executive offices are located at 1000 Shelard Parkway, Suite 405, Saint Louis Park, Minnesota 55426, and the telephone number is (612) 525-0854.

     If the Merger is completed, Cash-N-Pawn International, Ltd. will be merged with and into U.S. Pawn CNP Holdings, Inc. ("Holdings") and will cease its separate existence. Holdings, a Colorado corporation, will survive as a wholly-owned subsidiary of U.S. Pawn, Inc. ("U.S. Pawn") and as the parent of the current Cash-N-Pawn operating subsidiaries. If the Merger is completed, it is currently expected that U.S. Pawn will continue to operate the current Cash-N-Pawn business as described; however, those decisions will be controlled by the management and Board of Directors of U.S. Pawn, not Cash-N-Pawn.

     If the Merger is not completed, Cash-N-Pawn will continue its current business operations and plans, which are described below.

Business Operations
-------------------

     Major Services. Cash-N-Pawn is currently engaged in two businesses: lending money in pawn transactions and selling previously owned and new merchandise at discount prices. Currently, Cash-N-Pawn's net revenue is recognized almost equally from these two segments. Management believes that to increase revenues, it must increase its pawn loan base while maintaining the current yield on pawn loans.

     Pawn Transactions. A pawn loan is typically a relatively small, non-recourse loan, collateralized by personal property of the borrower. The pawnbroker does not investigate the creditworthiness of a borrower, but rather, the pawnbroker lends a customer an amount based on a percentage of the value the pawn broker believes the collateral will bring from a sale, as well as the probability of redemption of the item and the ease with which the item will sell if not redeemed. Cash-N-Pawn normally lends its customer approximately 50% of the estimated resale value of the pawned item, with the average loan being approximately $80. All pawn loans over $400 must be approved by the area manager or Cash-N-Pawn's CEO. The loans are financed with the pawnshop's capital and bank credit.

     Valuation of electronics and similar items are generally based upon, among other things, demand for such article, valuation guides (e.g. blue book), newspapers, catalogues, previously made similar loan transactions or other in-store valuation methods. Gold and diamond testing equipment is used to authenticate jewelry.

     Cash-N-Pawn charges its customers interest on the pawn loan as well as certain fees, which include fees for storage, security, insurance, appraisal of pawned items, an internal review of the customer's prior transactions and document charges (collectively, with the interest charge, the "pawn service charges"). Cash-N-Pawn accrues pawn service charges at required statutory rates to a maximum of 25% of the loan value. For loans not repaid, the forfeited collateral ("inventory") is valued at loan principal plus the 25% pawn service charges accrued.

     Generally, Cash-N-Pawn makes a 30 day loan. Cash-N-Pawn accrues a full month's pawn service charges as the loan is made (a portion of which may be rebated if the loan is prepaid). However, the customer may extend the loan for an additional 30 days by paying pawn service charges at the end of the month. After the first month, charges are prorated. Merchandise can be redeemed by repaying the loan plus the accrued pawn service charges. If the customer does not return, the loan goes into default and the collateral is forfeited after a grace period. Such grace period is typically determined at the municipal level and ranges from 30 to 90 days in Cash-N-Pawn's markets. After the grace period, Cash-N-Pawn may sell the pawned item as part of its inventory.

     While pawn loans are generally well collateralized, if a customer defaults, Cash-N-Pawn must sell the goods to recoup its principal. This entails the cost of carrying the goods for the period prior to sale, including the required grace period, which may amount to several months.

     Pawnshops are subject to rigorous reporting requirements at both the local and state levels. When an item is pawned, a pawnbroker must report to the local authorities information about the pawned item such as a description, a serial or identification number and the identification of the person pawning the item. Such information is input into, and compared with, a national network maintained by the authorities of merchandise that has been stolen. If an item is identified as stolen, the local or state authorities seize the item from the pawnshop, and the pawnshop loses its collateral on the pawn loan.

     Retail Sales. In addition to making pawn loans, Cash-N-Pawn also is a value-oriented retailer of previously-owned, refurbished and sometimes new merchandise. Cash-N-Pawn obtains inventory from unredeemed collateral and from general public and wholesale sources.

     Cash-N-Pawn's store managers and area managers regularly compare their retail prices with competitors' prices by reviewing advertisements of other retail operations and actually visiting competitive operations. A manager can adjust prices immediately to remain competitive. Cash-N-Pawn offers a limited 30 day warranty on many items sold, which allows customers to exchange an item for store credit in certain circumstances. Cash-N-Pawn currently averages a gross profit margin of approximately 30% on merchandise sold at retail.

     Products sold include jewelry, consumer electronics, tools, video games and equipment, musical instruments, and CD's. Approximately 85% of Cash-N-Pawn's retail revenue is derived from the top three categories of merchandise which include jewelry, consumer electronics and tools.

     Cash-N-Pawn no longer makes pawn loans on guns in any store except for Terre Haute, Indiana, where it accepts only sporting rifles and shotguns, no handguns. Cash-N-Pawn sells sporting rifles and shotguns to its retail customers only at this location, which is in a relatively rural setting. Again, no handguns are sold. Cash-N-Pawn has and will maintain an Alcohol, Tobacco and Firearms license for the Terre Haute location.

     Other Services. Cash-N-Pawn also engages in the business of check cashing and making so called "payday loans" in Indiana and in check cashing in Missouri. Each requires a license from the state or local authorities. Currently, these comprise approximately four percent of net revenues for Cash-N-Pawn's Indiana operations and three percent for the Missouri stores.

Employees and Training
----------------------

     Cash-N-Pawn  currently  employs  47  full-time  employees,   including  its
executive officers and has 15 part-time employees.

     Each store is organized with a manager supervising all aspects of the store's operations, including the responsibility for training assistant managers and other personnel. In addition, there are currently two area managers, who supervise the overall operation of their market area and report to the vice president of operations.

Computer Network, Recordkeeping and Security.
---------------------------------------------

     Cash-N-Pawn has a PC based operating system that handles all pawns and point-of-sale transactions, maintains a loan/redemption database, reports all store inventory and the cost of goods sold through a perpetual inventory system and provides bar-coding for all pawn collateral and inventory. Each store has terminal displays at the retail counter that allows store personnel to access the store's inventory and the credit histories of repeat customers. The systems at each store are tied to the corporate office via modem and can be accessed by management at any time.

     In addition, each store must maintain specific records to comply with local municipal licensing regulations. Typically, this includes driver's license information with a picture of the customer and a detailed description of the goods pawned or sold to the store.

     Each store is monitored by a Sonitrol(R) security system during non-store hours, glass breakage detectors, audio and video surveillance and other advanced security devices. All of the devices are tied into a central monitoring system and are backed up by battery and cellular phone service in the event that telephone or other lines are cut.

Year 2000 Issues
----------------

     Cash-N-Pawn licenses computer software systems for use in recording, documenting and monitoring its pawn transactions, sales, inventory, cost of sales, accounting and overall store operations. Cash-N-Pawn believes that such licensed software is the only software material to its operations and that it is Year 2000 Compliant. Such belief is based solely upon assurances of the vendor and Cash-N-Pawn has not independently evaluated the reliability of such assurances. In addition, Cash-N-Pawn has been told by the provider of its security system that such system is Year 2000 Compliant. Although Cash-N-Pawn has no reason to doubt the truth of such assurances, there can be no assurance that its software and security system will be completely Year 2000 Compliant. The failure to be Year 2000 Compliant could adversely impact Cash-N-Pawn's operations.

     "Year 2000 Compliant" as used in this document means designed to be used prior to, during and after the calendar year 2000 A.D., and will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations, and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with such item, properly exchanges date/time data with it. In addition, Cash-N-Pawn has not questioned, or done any independent investigation of, its material vendors, suppliers, lenders or other business relations as to their ability to become Year 2000 Compliant. Cash-N-Pawn has not prepared any contingency plans in case its systems, or those of third parties, prove not to be Year 2000 Compliant. The failure of such parties to be Year 2000 Compliant could adversely impact Cash-N-Pawn's operation.

Marketing
---------

     Cash-N-Pawn uses marketing and advertising efforts which consist of television and radio ads, yellow page advertising, ads in local newspapers and community newsletters, flyers and direct mailings to selected income groups. Cash-N-Pawn currently does not have any registered trademark or servicemark in relation to its name.

Store Locations
---------------

     Since its inception in November 1993, Cash-N-Pawn has opened or purchased the stores set forth below. Stores generally operate at a loss in the first year of operation.

                                                Date      Square
                  Location                      Opened    Footage
                  --------                      ------    -------

                  1    Hopkins, MN               12/93     5,000
                  2    St. Paul, MN              05/94     8,400
                  3    Fridley, MN               06/94     4,800
                  4    St. Paul, MN              09/94     5,000
                  5    Indianapolis, IN          01/95    12,000
                  6    Indianapolis, IN          11/95     7,500
                  7    St. Louis, MO (1)         06/95     8,000
                  8    St. Louis, MO (2)         11/95     5,000
                  9    Terre Haute, IN           09/96     5,000
                  10   Brooklyn Center, MN       05/97     5,800

          (1)  Store purchased by Cash-N-Pawn as an operating store.

          (2) Store purchased by Cash-N-Pawn as an operating store, but moved to a new location.


     Cash-N-Pawn closed its operation in Kansas City in August 1997. A loss of approximately $120,000 was recognized on closing.

     A new 7,000 square foot store is expected to open in Minneapolis in late 1999. Cash-N-Pawn has received a conditional use permit from the City of Minneapolis for the store and has a letter agreement with a landlord to enter into a rental lease for the building.

     In November 1999, Cash-N-Pawn will move its Fridley store to a newly constructed location also in Fridley.

     Cash-N-Pawn currently leases space for its main office and all but one of its retail stores which it owns. The leases expire at various times over the next five years. Most of the leases require the Company to pay its pro rata share of real estate taxes and utilities in addition to base rent, and contain renewal options for multiple year periods.

Business Strategy
-----------------

     Cash-N-Pawn currently operates ten retail pawn shops and is in the process of opening one additional store. Cash-N-Pawn's strategy is to continue to open or acquire and develop new stores in its current market areas in Minnesota and Missouri and to expand into other markets where recent changes in the laws regarding pawn charges provide the potential for growth opportunities. However, any such expansion is subject to sufficient financing being available.

     There is currently no expansion financing proposed if the Merger is not completed. If the Merger does not close and sufficient financing is not available, Cash-N-Pawn will not be able to open new stores and adequately finance initial pawn loan inventories for such stores. In such event, Cash-N-Pawn's ability to grow or to refinance its debts would be adversely affected.

     If the Merger is completed, U.S. Pawn and Cash-N-Pawn intend to expand in their current market areas, as well as expand into other markets, as opportunities arise. If the Merger is completed, management currently anticipates that the joint cash flow and borrowing capacity of the two companies will provide adequate financing for such expansion; however, there can be no assurance that sufficient funds will be available.

     Since its inception in November 1993, Cash-N-Pawn has opened eight new pawnshops and acquired two pawnshops which are currently in operation. The historical cost to establish each of Cash-N-Pawn's pawnshops has ranged between $225,000 and $450,000, averaging approximately $300,000 in start-up costs. Such start-up costs include initial inventory, store improvements, equipment, cash to finance initial pawn loans, a contingency reserve and other pre-opening costs. In addition to start-up costs, Cash-N-Pawn anticipates that each store will require approximately $50,000 to $100,000 during the first 12 to 18 months of operation for growth in pawn loans and inventory.

     Historically, it has taken on the average approximately six to eight months after opening a store for such store to begin operating profitably and on the average approximately 18 months after opening a store until the store starts to generate overall positive cash flow. Management believes that it takes approximately three to four years for a pawnshop to reach full maturity.

Competition
-----------

     Management believes, there are over 10,000 pawnshops in the United States owned primarily by independent operators. Cash-N-Pawn believes Minneapolis-St. Paul and St. Louis are markets that are fragmented and dominated by independent operators or that have not been saturated by the larger pawnshop chains. Cash-N-Pawn believes, however, that certain national chains could increase their penetration in the St. Louis market. Indianapolis has been very developed by chain stores.

     In recent years, several pawnshop chains have begun operations in the United States, including five publicly traded chains: Cash America International, Inc.; EZCORP, Inc.; First Cash, Inc.; U.S. Pawn; and Pawn Mart. Management believes that existing pawnshop chains of more than 10 stores account for only a small percentage of current total pawnshop revenue, because pawnshop chains account for a small percentage of the current total pawnshops.

     To a certain extent, Cash-N-Pawn also competes with other types of financial institutions such as consumer finance companies, which generally lend on an unsecured as well as secured basis. Other lenders may and do lend money on an unsecured basis, at interest rates which are lower than the total pawn service charges of Cash-N-Pawn, and on other terms more favorable than those offered by Cash-N-Pawn.

     Competitive factors in Cash-N-Pawn's retail operations include the ability to provide the customer a variety of merchandise at lower prices. However, on the retail level, Cash-N-Pawn competes with numerous other retailers who have significantly greater financial resources than Cash-N-Pawn. Cash-N-Pawn's competitors, in connection with the sale of merchandise, include numerous retail and wholesale stores, such as jewelry stores, discount retail stores, consumer electronics stores, other pawnshops and other retailers of previously owned merchandise.

     In the 1990's, companies such as Play It Again Sports(R) (sports equipment), Funcoland(R) (games, including electronic), 2nd Wind(R) (exercise equipment), Once Upon A Child(R) (children's clothing), and numerous consignment shops have risen to prominence as retailers of quality used merchandise. While Cash-N-Pawn recognizes that it must compete with these stores for retail business, it intends to take advantage of what it perceives as a growing acceptance and demand for value oriented merchandise.

Pawnshop Regulation
-------------------

     Pawn shops are regulated by state and local laws and regulations. In connection with the Merger, U.S. Pawn will have to be approved by each licensing agency in order to operate the stores currently operated by Cash-N-Pawn. U.S. Pawn's qualifications will be reviewed, including the good character of its management, the operating history of the current U.S. Pawn stores, and its financial position. The Agreement requires, as a condition to closing, that such approvals have been received.

     In Minnesota, the location of five current and one proposed Cash-N-Pawn stores, legislation, enacted in 1996, limits the amount of interest charged by a pawnbroker to three percent per month. In addition, Minnesota, like Indiana and Missouri, allows a "reasonable fee for storage and service" in relation to the pawn loan. These include fees for storage, security, insurance, appraisal of pawned items, an internal review of the customer's prior transactions and document charges. Total pawn service charges in Minnesota are based on a sliding scale ranging from 9.25% per month or less on loans of more than $2,000, and a maximum of 30% per month on loans of $50 or less. On loans between $50 and $500 (where most of Cash-N-Pawn loans fall), the pawn service charge rate is between 20% and 25% per month.

     Missouri, the location of two of Cash-N-Pawn's pawnshops, limits the amount of interest that may be charged on a pawn loan to two percent per month. Missouri also allows reasonable fees, which include fees for storage, security, insurance, appraisal of pawned items, an internal credit check on prior customers and document charges (collectively, with interest charge, the "pawn service charges"). In Missouri, Cash-N-Pawn's total pawn service charges when expressed as a percentage of the principal amount of the pawn loan, are approximately 20% per month.

     In Indiana, the location of three of Cash-N-Pawn's pawnshops, the pawnbroker may choose from one of two interest rate formulas. The first formula allows a pawnbroker to charge an interest rate of 36% per year for loans of $870 or less, an interest rate of 21% per year for loans larger than $870 but less than or equal to $2,900, and an interest rate of 15% per year for loans of more than $2,900. In the alternative, the pawnbroker in Indiana may charge an interest rate of 21% per year on all pawn loans. Indiana also limits the additional fees to 20% of the face amount of the loan per month. In Indiana, Cash-N-Pawn's total pawn service charges when expressed as a percentage of the principal amount of the pawn loan, are approximately 20% per month.

     Minnesota, Indiana and Missouri also regulate pawnbroking municipally. Municipalities generally require that the terms of the loan contract must be specified on a pawn ticket, a copy of which a customer receives. The ticket lists the customer's name and address, type of identification provided by the borrower, a description of the pledged goods with the applicable serial numbers, amount loaned, maturity date, the interest rate, pawn service charges and the amount that must be paid to redeem the item. The last requirement ensures that the customer understands the consequences of the pawn charge. Pawnshops must file daily or weekly police reports listing all items pawned and identification of the individual pawning the goods. The pawnbroker must also file such a report when purchasing an item from the public.

Market Price of Cash-N-Pawn; Additional Information
---------------------------------------------------

     There is no trading market for any of the outstanding Cash-N-Pawn securities. Cash-N-Pawn is not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly does not file reports, proxy statements and other information with the Securities and Exchange Commission.

Dividends
---------

     Cash-N-Pawn has not paid cash dividends on its common stock. If the Merger is not completed, Cash-N-Pawn does not anticipate paying any cash dividends in the foreseeable future. In addition, the Cash-N-Pawn 11% Debt contains a restriction on Cash-N-Pawn's ability to declare or pay dividends on common stock prior to the payment in full of the Cash-N-Pawn 11% Debt. The Cash-N-Pawn 11% Debt also restrict Cash-N-Pawn's ability to incur or pay dividends on certain preferred stock of Cash-N-Pawn. If all Cash-N-Pawn 11% Debt are not converted or exchanged, such restrictions will remain in place with respect to Holdings' ability to pay cash dividends on its common stock to U.S. Pawn.

Legal Proceedings
-----------------

     In November 1996, a class action suit was brought against Cash-N-Pawn alleging it had violated Minnesota Statutes relating to usurious rates of interest, rebates of unearned interest, disposition of customers' collateral, and unlawful and deceptive trade practices. Cash-N-Pawn denies these allegations; however, to avoid the expense and disruption of protracted litigation, in January 1998 Cash-N-Pawn reached a settlement regarding the allegations. Terms of the settlement include a cash payment of $85,000 (which has been made), plus a minimum of $75,000 of scrip that can be redeemed at Cash-N-Pawn's stores. If the minimum amount of script certificates are not redeemed, additional cash payments may be required. Management believes that no more than the minimum amount of scrip will be redeemed. Accordingly, Cash-N-Pawn recorded a charge of $295,000 in 1997 to cover the total estimated costs and expenses associated with the settlement.

                 PROPOSAL 2: ELECTION OF THE BOARD OF DIRECTORS

     Under the Agreement, U.S. Pawn's Board of Directors as of the Effective Date will include U.S. Pawn's two directors nominated by Cash-N-Pawn, Jack D. Hartsoe and Stanford M. Baratz. In addition, the four directors, Charles C. Van Gundy, Jack Skidell, Gary A. Agron, and Ross L. Murphy remain directors.

     The Board of Directors recommends the election of Messers. Hartsoe and Baratz to the Board of Directors. Directors will be elected by a plurality of the shares of Common Stock present and entitled to vote at the Meeting.

                             MANAGEMENT OF U.S. PAWN

Post-Merger Management of U.S. Pawn
-----------------------------------

     As of the Effective Date, U.S. Pawn's Board of Directors will consist of six individuals. The terms of the directors are staggered whereby Messrs. Van Gundy and Skidell will hold office until the Annual Meeting of Shareholders in 2000, the two individuals nominated for election as directors, Messrs. Hartsoe and Baratz, if elected, will hold office until the Annual Meeting of
Shareholders in 2001 and Messrs. Agron and Murphy will hold office until the Annual Meeting of Shareholders in 2002. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying Proxy will vote in favor of the election of all persons named below as U.S. Pawn's nominees for directors of U.S. Pawn. Each nominee has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such event occurs, the person named in the Proxy intends to vote for the election in his stead of such person as the Board of Directors of U.S. Pawn may recommend.

     The following table sets forth certain information as to the persons who will continue to serve or who are nominated to serve as directors and certain information regarding the executive officers of U.S. Pawn after the Merger.

Name                        Age          Office
----                        ---          ------
Charles C. Van Gundy        46          Chief Executive Officer and
                                         Director
Jack Skidell                56          Director
Gary A. Agron               54          Director
Ross L. Murphy              48          Director
Jack D. Hartsoe (1)         49          President, Chief Operating Officer
                                         and Director
Stanford M. Baratz (1)      44          Director

Ronald A. Mitola            44          Vice President of Operations and
                                         Secretary
Alan L. Cross               54          Chief Financial Officer

Gerry Polito                62          Manager of Eastern Operations

(1).  Nominated as director

Background of the Post-Merger Management of U.S. Pawn
-----------------------------------------------------

     Charles C. Van Gundy has been employed by U.S. Pawn since January 1992. His positions within U.S. Pawn have included Vice President of Accounting, Vice President and Chief Financial Officer, and Secretary. Mr. Van Gundy currently serves as U.S. Pawn's Chief Executive Officer, President, and Chief Financial Officer and is responsible for the overall operations of U.S. Pawn. Mr. Van Gundy earned his Bachelor of Science degree in accounting and finance from Metropolitan State College of Denver in 1979, and subsequently studied law at the University of San Diego School of Law until 1981. From 1982 to 1992 he served as an accounting officer for various mutual fund, high technology and economic redevelopment organizations. Since August 1996, he has also been director and officer of Medical Management Systems, Inc., a publicly-held company currently seeking acquisition opportunities. From November 1995 until May 1997, Mr. Van Gundy was a director and officer of Lahaina Acquisitions, Inc., a publicly-held company seeking acquisition opportunities. Since June 1999, Mr. Van Gundy has served as a member of the Board of Directors of the National Pawnbrokers Association. He devotes substantially all of his time to U.S. Pawn's affairs.

     Jack Skidell has been President and sole shareholder of Colin Winthrop & Co., Inc., a New York based broker-dealer, registered under Section 15 of the Securities Exchange Act of 1934 since 1990. In addition, Mr. Skidell was President of Shelter Rock Securities Corporation, a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934 which voluntarily ceased to do business as a broker-dealer in 1990. He devotes as much time as is necessary to U.S. Pawn's affairs.

     Gary A. Agron earned his Bachelor of Arts degree from the University of Colorado in 1966 and his Juris Doctorate degree from the University of Colorado School of Law in 1969. Since 1969, he has been engaged in the private practice of law in Denver, Colorado, and since 1974, has specialized exclusively in securities law. Mr. Agron has acted as U.S. Pawn's securities counsel since 1988. He is a director of Xedar Corporation, a publicly-held high technology research and development firm and Meadow Valley Corporation, a publicly-held heavy construction contractor. He devotes such time as is necessary to U.S. Pawn's affairs.

     Ross L. Murphy has been the Chief Executive Officer and Chairman of the Board of Directors of BancoPro, Inc., an OTC Bulletin Board specialty lender based in Tempe, Arizona since 1994. Mr. Murphy earned his Bachelor of Business Administration Degree from the University of Texas in 1973. Mr. Murphy owned and was Executive Vice President responsible for daily operations of a chain of retail furniture stores for 16 years. Mr. Murphy later acquired Haymco Marketing where he was Sales Manager and responsible for its overall operations. Mr. Murphy is currently an investment banker with Eaton Mews in Tempe, Arizona and is responsible for raising capital for BancPro, Inc. He devotes such time as is necessary to U.S. Pawn's affairs.

     Jack D. Hartsoe Mr. Hartsoe has been Chief Executive Officer and director of Cash-N-Pawn since its inception in 1993. Mr. Hartsoe was also a co-founder of Cash-N-Pawn. Prior to that time, Mr. Hartsoe was a Regional Manager for Cash America, the largest pawnshop chain in the United States. Mr. Hartsoe started working for Cash America in May of 1985, at which time, Cash America had only six stores. He helped develop the chain's store accounting and inventory systems. In November 1993, Mr. Hartsoe moved to Minnesota to become president, director co-founder and part owner of Cash-N-Pawn. Since joining Cash-N-Pawn, he has opened new stores for Cash-N-Pawn in Minnesota, and has expanded into Indiana and Missouri. Mr. Hartsoe is on the Board of the National Pawnbrokers Association and on the Board of Directors of the Minnesota Pawnbrokers Association. After the Merger, Mr. Hartsoe will be President and Chief Operating Officer of Holdings, and will become President, Chief Operating Officer and a Director of U.S. Pawn.

     Stanford M. Baratz. Mr. Baratz has been a director of Cash-N-Pawn since November 1995. Mr. Baratz is the founder and president of Baratz Financial, Inc., a Minneapolis based financial consulting firm established in 1994 specializing in capital structure consulting for small and medium size midwestern companies. From 1985-1994, Mr. Baratz was partner and executive vice president of Welsh Companies, Minnesota's largest property management firm. Mr. Baratz will become a Director of U.S. Pawn after the Merger.

     Alan L. Cross. Mr. Cross has been the Chief Financial Officer of Cash-N-Pawn since October 1995. From March of 1993 through mid-1995, Mr. Cross Served as Chief Financial Officer of NuSports Systems, Inc. From February 1992 until March 1993, Mr. Cross served as the Chief Financial Officer and Executive Vice President for Quantum Communications Group, Inc. For the period from September 1990 to January 1992, Mr. Cross pursued independent business ventures in the Twin Cities. Prior to that, Mr. Cross was a Certified Public Accountant with the public accounting firm of Arthur Andersen & Co. for twenty years, the last ten of which he was a partner in the firm. Mr. Cross holds a law degree and masters in business administration from the University of South Dakota. After the Merger, Mr. Cross will be Secretary / Treasurer of Holdings and will become the Chief Financial Officer of U.S. Pawn.

     Ronald A. Mitola has been employed by the Company since May of 1992 and has over ten years experience in the pawn industry. In July of 1994, he became General Manager responsible for the day to day operations of the Company's store locations. In January of 1997, he was promoted to Vice President of Operations and was elected to the office of Secretary in November of 1997. He devotes substantially all of his time to the Company's affairs.

Key Employee
------------

     Gerry Polito. Mr. Polito is Vice President of Operations for Cash-N-Pawn. He was employed by Cash-N-Pawn from June 1996 to July 1997 and from August 1998 to the present. From July 1997 to August 1998, Mr. Polito was on a leave of absence from Cash-N-Pawn. During that period, he worked for Value Pawn, a Florida company. Before joining Cash-N-Pawn, Mr. Polito was employed for approximately eight years by Cash America International, a New York Stock Exchange company. Mr. Polito served as a Divisional Vice President for Cash America, responsible for the development of the Florida and Georgia markets, which grew to 64 stores during that period. Prior to Cash America, Mr. Polito spent 18 years with H.J. Wilson's, a large catalog showroom operation with approximately 350 stores in 30 states. At H.J. Wilson's he served as a Vice President of Store Operations. Mr. Polito earned his bachelor's degree from the University of Miami, Florida.

Current Directors and Executive Officers of U.S. Pawn
-----------------------------------------------------

     The following table sets forth information regarding U.S. Pawn's current executive officers and directors:


     Name                           Age      Office                             Director Since
     ----                           ---      ------                             --------------
     Charles C. Van Gundy (1)       46       Chief Executive Officer,           1994
                                             President, Chief Financial Officer
                                             and Director

     Jack Skidell (1)(2)            56       Director                           1997

     Gary A. Agron (2)              54       Director                           1989

     Ross L. Murphy (1)(2)          48       Director                           1998

     Ronald A. Mitola               44       Vice President of                  1997
                                             Operations and Secretary

(1)   Member of the Audit Committee
(2)   Member of the Compensation Committee



     The Board of Directors is divided into three classes with the term of each class staggered. At each annual meeting of the shareholders of U.S. Pawn successors of the class of directors whose term expires at that annual meeting are elected for a three-year term. Any director elected to fill a vacancy or newly created directorship resulting from an increase in the authorized number of directors holds office for a term that coincides with the remaining term of that class. The Board of U.S. Pawn currently consists of four directors, two of whom are Class II directors and two of whom are class III directors, therefore the two directors nominated will be Class I directors who will hold office until the Annual Meeting of Shareholders in 2001.

     At the Meeting, the shareholders will elect two Class I directors of U.S. Pawn. If elected, each will hold office until the annual meeting to be held in the year 2001 and thereafter until his successor is elected and has qualified.

Officers of U.S. Pawn are elected by, and serve at the discretion of, the Board of Directors. None of the above individuals has any family relationship with any other director or executive officer. A director not employed by U.S. Pawn receives $1,000 for attending each Board of Directors' Meeting and is reimbursed for out-of-pocket expenses. In addition, each non-employee director is granted an option to purchase 12,500 common stock shares of U.S. Pawn at the fair market value of the underlying securities on the date of the grant at the time each director initially joins the Board. U.S. Pawn has standing audit and compensation committees, but no standing nominating committee.

     The Audit Committee, composed of Messrs. Van Gundy, Skidell and Murphy, makes recommendations concerning the engagement of the independent auditors, reviews with the auditors the plans and results of the audit engagement, approves professional services provided by the auditors, reviews the independence of the auditors, and reviews the adequacy of U.S. Pawn's internal accounting controls. The Audit Committee met two times in 1998.

     The Compensation Committee, composed of Messrs. Skidell, Agron and Murphy, determines compensation for U.S. Pawn's executive officers and administers any stock option or incentive compensation plan established by U.S. Pawn. The Compensation Committee met two times in 1998.

     U.S. Pawn had five meetings of its Board of Directors in 1998, attended by all directors.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                             MANAGEMENT OF U.S. PAWN

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

     The following table sets forth certain information as of the record date concerning stock ownership of U.S. Pawn's Common Stock by each director, director nominee and officer, by all persons who hold of record or are known by U.S. Pawn to hold beneficially of record 5% or more of the outstanding shares of U.S. Pawn Common Stock and by all directors, director nominees and officers as a group.

     Except as otherwise noted, the persons named in the table own the shares beneficially and of record and have sole voting and investment power with respect to all shares of Common Stock shown as owned by them, subject to community property laws, where applicable. The table also reflects all shares of Common Stock which each individual has the right to acquire within 60 days from the date hereof upon exercise of stock options or common stock purchase warrants.

                                                       Shareholdings
     Name and Address                            Number             Percent
     ----------------                            ------             -------

     Charles C. Van Gundy (1)                    246,750              5.9%
     7215 Lowell Blvd
     Westminster, CO 80030

     Jack Skidell (2)                            103,969              2.5%
     500 N. Broadway # 159
     Jericho, NY 11753

     Gary A. Agron (3)                            36,500              0.9%
     5445 DTC Parkway, Suite 520
     Englewood, CO 80111

     Ross L. Murphy (4)                           17,500              0.4%
     3923 S. McClintock Drive #410
     Tempe, AZ 85282

     Ronald A. Mitola (5)                        100,000              2.4%
     7215 Lowell Blvd.
     Westminster, CO 80030

     Rodney W. Smith                             356,225              8.5%
     P.O. Box 7022
     Tyler, TX 75711

     Jack D. Hartsoe (6)                              -0-             0%
     1000 Shelard Parkway
     Suite 405
     Saint Louis Park, MN 55426

     Stanford M. Baratz (6)                            -0-            0%
     1000 Shelard Parkway
     Suite 405
     Saint Louis Park, MN 55426

     All officers and directors                   504,719         12.11%
     and director nominees
     as a group(seven in number) (1)(2)(3)(4)(5)(6)

     (1) Includes currently exercisable stock options to purchase 1,250 shares at $5.13 per share until January 20, 2002, 20,000 shares at $2.06 per share until March 24, 2005, 8,000 shares at $1.70 per share until December 28, 2005, 12,500 shares at $4.38 per share until January 17, 2007, 75,000 shares at $3.24 per share until October 29, 2007 and 100,000 shares at $1.38 per share until January 1, 2009.

     (2) Includes currently exercisable stock options to purchase 4,500 shares at $4.00 per share until December 31, 1999 12,500 shares at $3.24 per share until October 29, 2007 and 10,000 shares at $2.63 per share until July 1, 2009.

     (3) Includes currently exercisable stock options to purchase 12,500 shares at $2.00 per share until October 23, 2000, 8,000 shares at $1.70 per share until December 28, 2005 and 10,000 shares at $2.63 per share until July 1, 2009.

     (4) Includes currently exercisable stock options to purchase 12,500 shares at $2.39 per share until August 13, 2008 and 5,000 shares at $2.63 per share until July 1, 2009.

     (5) Includes currently exercisable stock options to purchase 20,000 shares at $2.06 per share until March 24, 2005, 40,000 shares at $3.50 per share until March 4, 2008 and 40,000 shares at $1.38 per share until January 1, 2009.

     (6) Messrs. Hartsoe and Baratz are director nominees who currently do not own any shares of U.S. Pawn Common Stock but upon the Merger, assuming no Cash-N- Pawn Debentures are converted and no Cash-N-Pawn dissenters' rights are perfected, will receive 72,000 shares and 3,480 shares, respectively, of Common Stock (excluding shares upon the exercise option or warrants) in exchange for their Cash-N- Pawn common stock. In addition, they will be entitled to purchase 86,000 shares and 34,400 shares respectively, of U.S. Pawn's Common Stock under currently outstanding options and warrants.

                       EXECUTIVE COMPENSATION OF U.S. PAWN

     The following tables set forth compensation with respect to the Chief Executive Officer of U.S. Pawn for the fiscal years indicated in each table:

                           Summary Compensation Table
                                                                   Long-Term
                                Fiscal    Other                   Compensation
Name and Position                Year    Salary   Compensation  Stock Options(#)
-----------------                ----    ------   ------------  ----------------

Charles C. Van Gundy (1)         1998   $150,000      -0-             -0-
         Chief Executive         1997   $125,000      -0-         87,500
         Officer, President and  1996   $ 86,000      -0-             -0-
         Chief Financial Officer

Melvin Wedgle (2)                1997   $178,500      -0-             -0-
         President and           1996   $157,000      -0-             -0-
         Chief Executive Officer

     (1) Mr. Van Gundy was elected Chief Executive Officer and President on October 29, 1997. Prior to October 29, 1997, Mr. Van Gundy served as U.S. Pawn's Chief Financial Officer.

     (2) Mr. Wedgle resigned as President and Chief Executive Officer on October 29, 1997.


                        Option Grants In Last Fiscal Year

                                                                 Potential Realizable Value
                                   % of                          at Assumed Annual
                                   Total      Exercise           Rates of Stock Price
                                   Granted    Price              Appreciation for Option
                       Options     In Fiscal  Per Share  Expire  Term

Name                   Granted     Year       $5/sh      Date    5% of($           10% of ($)
----                   -------     ----       -----      ----    -------           ----------

Charles C. Van Gundy   -0-         -          -          -       -                 -



                 Aggregate Option Exercises In Last Fiscal Year
                        And Fiscal Year End Option Values
                                                                                                Value of Unexercised
                                                             Number of Unexercised Options     in-the-Money Option at
                      Shares acquired                              At Fiscal Year End            Fiscal Year End (2)
Name                  On Exercised(#)  Value Realized ($)(1)  Exercisable   Unexercisable    Exercisable   Unexercisable
----                  ---------------  --------------------   -----------   -------------    -----------   -------------

Charles C. Van Gundy  -0-              $  -0-                   116,750         -0-           $  -0-          $  -0-

(1) Represents the difference, if any, between the market value of the Company's Common Stock at exercise and the exercise price of the options.


                                       63

(2) Represents the difference, if any, between the market value of U.S. Pawn's Common Stock on December 31, 1998 and the exercise price of the options.

Employment   Agreements,   Termination  of  Employment   and   Change-in-Control
Arrangements
--------------------------------------------------------------------------------

     U.S. Pawn and Mr. Van Gundy have entered into an employment agreement, the terms of which run through December 31, 2001. Provisions of the agreement include: (1) an annual base salary of $150,000 subject to a possible increase for the last year of the term with the increase to be determined by the
Company's Compensation Committee; (2) the right to receive incentive compensation during each fiscal year covered by the agreement up to a maximum of 50% of annual base salary and as determined by criteria set by the Board with a minimum cash bonus for fiscal year 2000 of $10,000 guaranteed; (3) an option to purchase 75,000 common shares of U.S. Pawn's Common Stock at an exercise price of $3.24 per share, which in the event of a change in control of U.S. Pawn or constructive termination, Mr. Van Gundy could cause U.S. Pawn to repurchase at a price equal to the difference between the exercise price and the closing price of U.S. Pawn's Common Stock on the effective date of termination or to extend the exercisability of the option under other circumstances; (4) the right to earn up to 100,000 and 75,000 options to purchase common shares of U.S. Pawn based on performance criteria set by the Board, which have been earned and vested, with an exercise price of $1.375 per share and which, in the event of a change in control of U.S. Pawn or constructive termination, Mr. Van Gundy could cause U.S. Pawn to repurchase at a price equal to the difference between the exercise price and the closing price of U.S. Pawn's common stock on the effective date of termination or to extend the exercisability of the option under other circumstances; (5) continuation of salary payments for the greater of the remainder of the term of the agreement or for one year and a lump sum payment equal to 50% of annual base salary in the event of termination without cause by U.S. Pawn as defined in the agreement; (6) continuation of salary payments equal to one year's salary in the event of a change in control of U.S. Pawn; and (7) continuation of salary payments during periods of disability as defined in the agreement.

     U.S. Pawn and Mr. Mitola have entered into an employment agreement, the term of which runs through December 31, 2001. Provisions of the agreement include: (i) an annual base salary of $90,000; (2) the right to receive incentive compensation during each fiscal year covered by the agreement up to a maximum of 50% of annual base salary and as determined by criteria set by the Board with a minimum cash bonus for fiscal year 2000 of $10,000 guaranteed; (3) an option to purchase 40,000 common shares of U.S. Pawn at an exercise price of $3.50 per share, and 30,000 shares at $1.53 per share, which in the event of a change in control of U.S. Pawn or constructive termination, Mr. Mitola could cause U.S. Pawn to repurchase at a price equal to the difference between the exercise price and the closing price of U.S. Pawn's common stock on the effective date of termination or to extend the exercisability of the option under other circumstances; (4) continuation of salary payments not to exceed more than an aggregate amount equal to one year's salary in the event of termination without cause by U.S. Pawn as defined in the agreement or in the event of a change in control of U.S. Pawn; and (5) continuation of salary payments during periods of disability as defined in the agreement.

Stock Options and Warrants
--------------------------

     On December 14, 1988, U.S. Pawn's shareholders approved an Incentive Stock Option Plan (the "Plan") for the benefit of U.S. Pawn's employees. U.S. Pawn believes that the Plan provides an appropriate incentive to certain employees to maintain a continued interest in the operation and future of U.S. Pawn. The terms of the Plan provide that U.S. Pawn is authorized to grant options to purchase shares of Common Stock to selected employees including officers and directors upon the unanimous consent of all of U.S. Pawn's directors. U.S. Pawn will select the optionees and determine the terms and conditions of the stock option grant. However, the purchase price to be paid by optionees for the option shares will not be less than the fair market value of the option shares on the date of grant. Employees owning more than 10% of the outstanding shares of any class of securities of U.S. Pawn must be granted options at a purchase price of at least 10% of the fair market value of the shares on the date of the grant. No option can be exercised for a period of twelve months following the date of grant, and the employee must exercise options during employment or within 30 days of termination of employment. U.S. Pawn has registered the shares underlying the options under the Securities Act of 1933, as amended, so that the shares will be freely tradeable when issued. The options are granted for a term of six years, and during such term, may be exercised 33.3% after one year and an additional 33.3% during each of the succeeding two years. A total of 125,000 shares of U.S. Pawn's authorized but unissued Common Stock had been reserved for possible issuance pursuant to the Plan. On March 25, 1995, U.S. Pawn's Board of Directors increased the number of shares of U.S. Pawn's authorized but unissued Common Stock reserved for possible issuance pursuant to the Plan to 275,000 shares. On July 25, 1995, U.S. Pawn registered the increase in shares reserved for possible issuance pursuant to the Plan.

     To date, options totaling 358,040 shares have been issued under the Plan, exercisable at $0.68 to $5.12 per share, options totaling 106,999 shares have been exercised at $0.68 to $2.56 per share and options totaling 115,999 have expired, leaving options totaling 135,042 shares outstanding.

     On July 21, 1995, U.S. Pawn established the 1995 Directors' Stock Option Plan (the "Directors' Plan") authorizing the issuance of up to 90,000 shares under the Directors' Plan. To date, options totaling 127,500 shares have been issued under the Director's Plan, exercisable at $1.70 to $3.24 per share, options totaling 24,000 have been exercised at $1.70 per share and options totaling 54,500 shares have expired, leaving options totaling 49,000 shares outstanding.

     On January 27, 1996, U.S. Pawn adopted the 1996 Consultant's Stock Option Plan (the "Consultant Plan") under which 500,000 shares of U.S. Pawn's Common Stock have been reserved for issuance at prices not less than 75% of the fair market value of the option stock on the date of grant. To date, options totaling 375,000 shares have been issued under the Consultant's Plan, exercisable at $1.50 to $3.50 per share, options totaling 300,000 shares have been exercised at $ 1.50 to $3.50 per share, leaving options totaling 75,000 shares outstanding.

     In conjunction with the Merger, U.S. Pawn has agreed, subject to shareholder approval, to adopt the CNP Plan whereby the 250,000 shares of Cash-N-Pawn Common Stock subject to the Plan will be replaced by 250,000 shares of U.S. Pawn Common Stock.

                                 PROPOSAL THREE:
               APPROVAL OF THE ADOPTION OF THE AMENDED CASH-N-PAWN
                INTERNATIONAL, LTD. 1995 LONG TERM INCENTIVE PLAN

     Upon the Merger, Holdings will succeed to the Amended Cash-N-Pawn International, Ltd. 1995 Long Term Incentive Plan (the "CNP Plan"). U.S. Pawn has agreed that its shares of Common Stock will be substituted, share for share, for shares of Cash-N-Pawn common stock issuable pursuant to the CNP Plan. In May 1999, the U.S. Pawn Board approved the adoption of the CNP Plan and the issuance of U.S. Pawn Common Stock pursuant to the CNP Plan in lieu of the issuance of Cash-N-Pawn common stock.

     The CNP Plan for key employees and directors provides for the reservation of 250,000 shares of Cash-N-Pawn common stock to be issued pursuant to awards granted thereunder. An amendment to increase the number of shares from 210,000 to 250,000 was approved by the Board of Directors of Cash-N-Pawn as of December 31, 1998, subject to approval by the Cash-N-Pawn shareholders.

     The CNP Plan is administered by the Compensation Committee of the Cash-N-Pawn Board of Directors (the "Committee"). Key employees of Cash-N-Pawn are eligible to receive awards of options to purchase common stock, stock appreciation rights, restricted stock of Cash-N-Pawn , or performance awards, or any combination thereof, pursuant to the CNP Plan. The Committee has the discretion to select eligible employees to whom awards will be granted and establish the type, price, amount, size and terms of the awards, subject in all cases to the provisions of the CNP Plan and the applicable provisions of the Internal Revenue Code of 1986, as amended.

     Options may be inventive stock options qualified under Section 422 of the Code ("Incentive Stock Options"), options not so qualified ("Nonqualified Stock Options") or a combination of both. The exercise price of an Incentive Stock Option cannot be less than 100% of the fair market value of the common stock on the date the option is granted, except that if the optionee owns 10% or more of the voting rights of all of Cash-N-Pawn's stock, the exercise price of an Incentive Stock Option cannot be less than 110% of the fair market value of the common stock on the date the Option is granted.

     Options to purchase 242,350 shares of Cash-N-Pawn common stock have been granted at prices between $2.00 and $3.00 per share. Such options expire if unexercised between December 31, 2005 and December 31, 2008, or earlier upon termination of employment with Cash-N-Pawn. No options have been exercised. As part of the shares granted under the CNP Plan, Jack Hartsoe has been granted options to purchase 36,000 shares at an exercise price of $3.00 per share and options to purchase 50,000 shares subject to the closing of the Merger, at the greater of the value of Cash-N- Pawn Common Stock on the closing date of the Merger or $2.00 per share; and Alan Cross has been granted options to purchase 60,000 shares at $3.00 per share and 10,000 shares at $2.00 per share.

     A condition to the Merger is that the CNP Plan be amended to provide that such options shall be exercised for an equal number of shares of registered U.S. Pawn Common Stock. After the Effective Date of the Merger, such options will be exercisable at a per share price equal to the greater of $2.375 or the closing price of U.S. Pawn Common Stock on the closing date. All other terms and conditions will remain substantially the same.

     In order to assure that the CNP Plan is treated as an incentive stock option plan, U.S. Pawn shareholders must adopt the CNP Plan. Accordingly, U.S. Pawn's Board of Directors unanimously recommends a vote "FOR" the approval of the CNP Plan, as amended, effective upon the Merger.

                    DESCRIPTION OF CAPITAL STOCK OF U.S. PAWN

Authorized and Outstanding Capital Stock
----------------------------------------

     U.S. Pawn's Articles of Incorporation authorize the Board of Directors of U.S. Pawn to issue 30,000,000 shares of Common Stock, no par value per share, and 1,000,000 shares of Preferred Stock, par value $10.00 per share, in one or more series or classes and to determine the rights, powers, preferences, limitations and restrictions of such series or class. The Board of Directors has designated 37,800 shares of Preferred Stock as Series A Redeemable Preferred Stock, the terms of which are discussed below. In connection with the Merger, the Company has authorized a Series B Convertible Preferred Stock which may be issued as partial Merger Consideration. U.S. Pawn will file a Certificate of Designation describing the terms and number of shares of Series B Convertible Preferred Stock, some of which terms are discussed below.

Common Stock
------------

     Under the Articles of Incorporation, holders of Common Stock are entitled to receive such dividends as may be legally declared by the Board of Directors. Each holder of Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. There is no right to cumulate votes in the election of directors. Holders of Common Stock have no preemptive or redemption rights and have no right to convert their Common Stock into any other securities. Upon liquidation, dissolution or winding up of U.S. Pawn, holders of Common Stock will be entitled to share ratably in the net assets of U.S. Pawn available for distribution to common shareholders. The rights of the holders of the Common Stock are subject to the rights of certain classes of Preferred Stock (discussed below) and such other rights as the Board of Directors may hereafter confer on the holders of Preferred Stock; accordingly such rights conferred on holders of any additional shares of Preferred Stock that may be issued in the future under the Articles of Incorporation may adversely affect the rights of holders of the Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable. At _______, 1999, there were 3,686,285 shares of Common Stock outstanding.

Preferred Stock
---------------

     The Preferred Stock may, without action by the shareholders of U.S. Pawn, be issued by the Board of Directors from time to time, in one or more series for such consideration and with such relative rights, privileges and preferences as the Board may determine. Accordingly, the Board has the power to fix the dividend rate and to establish the provisions, if any, relating to voting rights, redemption rate, sinking fund, liquidation preferences and conversion rights for any series of Preferred Stock issued in the future.

     Series A Redeemable Preferred Stock. On December 18, 1988, the Board of Directors approved the issuance of 37,800 shares of its $10.00 par value Series A Redeemable Preferred Stock of U.S. Pawn (the "Series A Preferred"). Holders of Series A Preferred are entitled to receive dividends of 9.5% per annum on the par value. Dividends are cumulative from the date of issue. The Series A Preferred is redeemable for $10.00 per share at the option of U.S. Pawn at any time, in whole or in part, for cash on at least 30 days notice. The holders of the Series A Preferred have no voting rights except as otherwise required by the Colorado Business Corporation Act (the"Act") and applicable law and have no preemptive or other rights to subscribe for any other shares or securities.

     Series B Convertible Preferred Stock. As part consideration for the Merger, U.S. Pawn, depending upon the final make-up of the consideration for the Merger, may issue shares of its $10.00 par value Series B Convertible Preferred Stock ("Series B Preferred Stock"). The holders of the Series B Preferred Stock, if any, will not be entitled to vote with the holders of Common Stock except as otherwise required by the Act and applicable law. The holders will be entitled to receive quarterly dividends in cash at the rate of 7% per annum on the par value of the Series B Preferred Stock. The value of each share of Series B Preferred Stock (calculated as its par value plus any accrued but unpaid dividends, the "Preferred Stock Value") will be convertible into Common Stock at any time at the holders' option at $4.00 per share of Common Stock for five years following the Effective Date, and at $2.00 per share of Common Stock thereafter, subject to certain restrictions and adjustments. U.S. Pawn may require the holders of Series B Preferred Stock to convert the Series B Preferred Stock into Common Stock at the applicable conversion rate if the closing price of the Common Stock equals or exceeds $4.50 per share for 90 consecutive days. Upon mandatory conversion, U.S. Pawn has agreed to register the converted shares of U.S. Pawn Common Stock under the Securities Act of 1933, as amended (the "Act"), so that such shares are freely tradeable unless such shares may be sold pursuant to Rule 144 under the Act. U.S. Pawn may redeem the Series B Preferred Stock at the Preferred Stock Value at any time after two years from the Effective Date upon at least 30 days notice. Shares are convertible prior to such redemption. No cash dividends or distributions may be made on any shares of U.S. Pawn capital stock until all dividend payments on the Series B Preferred Stock have been made. Upon liquidation, the Preferred Stock Value on the Series B Preferred Stock will be paid before payments on any other capital stock of U.S. Pawn are made.

 .

     The terms of the Series B Preferred Stock are attached as Exhibit B to the Agreement.

Common Stock Purchase Warrants
------------------------------

     Note Warrants. At ________, 1999 there were 9,000 common stock purchase warrants outstanding ("Note Warrants"). Each Note Warrant entitles the holder to purchase one share of Common Stock at $4.00 per share until January 1, 2000. Note Warrants may be redeemed, in whole or in part, at the option of U.S. Pawn, upon 30 days notice, at a redemption price equal to $0.01 per Note Warrant at any time if the closing price of U.S. Pawn's Common Stock on the Nasdaq SmallCap Market averages at least $6.00 per share for 20 consecutive trading days.

     Exchange of Cash-N-Pawn Warrants. As part of the Merger, outstanding warrants for Cash- N-Pawn's common stock (up to a maximum of 49,090 shares) will be exchanged for similar warrants to purchase U.S. Pawn's Common Stock at an exercise price which will be the greater of the closing price of U.S. Pawn's Common Stock on the Effective Date of the Merger and $2.375 per share. The warrants will expire between October 16, 2000 and October 16, 2001.

Options
-------

     Incentive Stock Option Plan. In 1988, U.S. Pawn established an Incentive Stock Option Plan (the "Plan") for the benefit of the Company's employees. The terms of the Plan provide that U.S. Pawn is authorized to grant options to purchase shares of Common Stock to selected employees including officers and directors upon the unanimous consent of all of U.S. Pawn's directors. U.S. Pawn selects the optionees and determines the terms and conditions of the stock option grant. However, the purchase price to be paid by the optionees for the option shares is not less than the fair market value of the shares on the date of the grant. Employees owing more than 10% of the outstanding shares of any class of securities of U.S. Pawn must be granted options at a purchase price of at least 110% of the fair market value of the shares on the ate of the grant. No option can be exercised for a period of twelve months following the date of grant, and the employee must exercise options during employment or within 30 days of termination of employment. U.S. Pawn has registered the shares underlying the options under the Securities Act of 1933, as amended, so that the shares are freely tradeable when issued. The options are granted for a term of six years, during such term, may be exercised 33.3% after one year and an additional 33.3% during each of the succeeding two years. At total of 125,000 shares of U.S. Pawn's authorized but unissued Common Stock had been reserved for possible issuance pursuant to the Plan. On March 25, 1995, U.S. Pawn's Board of Directors increased the number of shares of its authorized but unissued Common Stock reserved for possible issuance pursuant to the Plan to 275,000 shares. On July 25, 1995, U.S. Pawn registered the increase in shares reserved for possible issuance pursuant to the Plan. As of ____, 1999, options totaling 398,040 shares have been issued under the Plan, exercisable at $0.68 to $5.12 per share, options totaling 106,999 shares have been exercised at $0.68 to $2.56 per share and options totaling 115,999 have expired, leaving options totaling 175,042 shares outstanding.

     1995 Directors' Stock Option Plan. In 1995, U.S. Pawn established the 1995 Directors' Stock Option Plan (the "Directors' Plan") which was approved by the shareholders in June 1996. On July 21, 1995, each director then serving was granted options to purchase up to 15,000 shares of U.S. Pawn Common stock in equal installments over a three year period beginning September 30, 1995 at prices not less than the fair market value of the option shares on the date of grant and exercisable for no more than ten years from date of grant. Any director owning more than 10% of the total combined voting power of all classes of stock of U.S. Pawn must be granted options at a purchase price of at least 110% of the fair value of the option shares on the date of grant. Each installment granted to each director was subject to further limitation based upon U.S. Pawn achieving certain percentages of after tax net income to total revenues for the three fiscal years ending September 30, 1995, and December 31, 1996 and 1997. For the years ended September 30, 1995 and December 31, 1996 and 1997, each director participating in this arrangement has been issued options to purchase a total of 8,000 shares of U.S. Pawn's Common Stock at $1.70 per share exercisable any time until December 28, 2005. On October 29, 1997, Messrs. Honigsfeld and Skidell were granted an option to purchase 12,500 Common Shares each exercisable at $3.24 per share until October 29, 2007 in consideration of their appointment to the Board. Effective August 13, 1998, Mr. Murphy was granted an option to purchase 12,500 shares exercisable at $2.39 per share until August 13, 2008. On July 1, 1999, Messrs. Agron and Skidell were granted options to purchase 10,000 shares each and Mr. Murphy was granted an option to purchase 5,000 shares all of which options are exercisable at $2.63 per share until July 1, 2009. As of _______, 1999, options totaling 127,500 shares have been exercised at $1.70 per share and options totaling 54,500 shares have expired, leaving options totaling 49,000 shares outstanding.

     1996 Consultant's Stock Option Plan. In 1996, U.S. Pawn adopted the 1996 Consultant's Stock Option Plan (the "Consultants Plan") under which 500,000 shares of U.S. Pawn's Common Stock have been reserved for issuance at prices not less than 75% of the fair market value of the option on the date of grant. On February 7, 1996, U.S. Pawn registered all shares reserved under the Consultant Plan. As of _________, 1999, options totaling 475,000 shares have been issued under the Consultant's Plan, exercisable at $1.38 to $3.50 per share, options totaling 300,000 shares have been exercised at $1.50 to $3.50 per share, leaving options totaling 175,000 shares outstanding.

     Conversion of Cash-N-Pawn Options. As part of the Merger and as more fully discussed as Proposal Three of this Proxy, outstanding options for Cash-N-Pawn's common stock (up to a maximum of 242,350 shares) issued under the CNP Plan will be converted to similar options to purchase U.S. Pawn's Common Stock at an exercise price which will be the greater of the closing of U.S. Pawn's Common Stock on the Effective Date of the Merger and $2.375 per share. The options will expire on various dates ranging from December 31, 2005 to December 31, 2008. The CNP Plan will be amended to provide that the 250,000 shares authorized under that plan will be converted to 250,000 shares of U.S. Pawn Common Stock. U.S. Pawn has agreed to register under the Securities Act of 1933, within 30 days after the closing of Merger, the shares under the CNP Plan so that such shares of U.S. Pawn Common Stock will be freely tradeable when issued.

                                  OTHER MATTERS

     U.S. Pawn's Board of Directors knows of no other matters to be presented for action at the Meeting. As stated in the accompanying proxy card, if any other business should come before the Meeting, the proxy has discretionary authority to vote the shares according to his best judgment, including, without limitation, a motion to adjourn or postpone the Meeting to another time or place for the purpose of soliciting additional proxies in order to approve the Agreement or otherwise.

              SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF
                                  SHAREHOLDERS

     U.S. Pawn anticipates that its 2000 Annual Meeting will be held in July 2000. Therefore, proposals of shareholders of U.S. Pawn intended to be presented at the 2000 Annual Meeting must be received by U.S. Pawn not later than January 31, 2000 to be considered for inclusion in U.S. Pawn's proxy statement and form of proxy relating to that meeting.

                              AVAILABLE INFORMATION

     U.S. Pawn is subject to the informational requirements of the Exchange Act and, in accordance therewith, is required to file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the reports, proxy statements and other information can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site on the Internet at http://www.sec.gov that contains reports, proxies, information statements, and registration statements and other information filed with the Commission through the EDGAR system. The Common Stock of U.S. Pawn is traded on the Nasdaq SmallCap Market (symbol "USPN") and such reports, proxy statements and other information concerning U.S. Pawn also can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                                              By order of the Board of Directors



                                              Charles C. Van Gundy
                                              Chief Executive Officer

September ____, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                   FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                                 U.S. PAWN, INC.
                          TO BE HELD SEPTEMBER __, 1999

     The Undersigned hereby appoints Charles C. Van Gundy as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would posses if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of U.S. Pawn, Inc. held of record by the undersigned on September ___, 1999, at the Special Meeting of Shareholders to be held September ___, 1999, or any adjournment or postponement thereof.

     1. APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER BY AND AMONG U.S. PAWN, INC., U.S. PAWN CNP HOLDINGS, INC. AND CASH-N-PAWN INTERNATIONAL, LTD.

               FOR _____            AGAINST _____              ABSTAIN _____

     2.   ELECTION OF DIRECTORS

          _______ FOR the election as a director of all nominees listed below (except as marked to the contrary below).

          _______ WITHHOLD AUTHORITY to vote for all nominees listed below.

          NOMINEES: Jack D. Hartsoe and Stanford M. Baratz

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.





     3. APPROVAL OF THE ADOPTION OF THE AMENDED CASH-N-PAWN INTERNATIONAL, LTD 1995 LONG TERM INCENTIVE PLAN

              FOR _____             AGAINST _____              ABSTAIN _____


     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN 1, 2 AND 3 ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:______________                              ______________________________
                                                  Signature


PLEASE MARK, SIGN DATE
AND RETURN THE PROXY
CARD PROMPTLY USING THE
ENCLOSED ENVELOPE
                                                  ______________________________
                                                  Signature, if held jointly

     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS _____

                          INDEX TO FINANCIAL STATEMENTS



Independent Auditors' Report...............................................F-2

Financial Statements
       Consolidated Balance Sheets.........................................F-3

       Consolidated Statements of Operations...............................F-4

       Consolidated Statement of Changes in Stockholders' Equity...........F-5

       Consolidated Statements of Cash Flows...............................F-6

Notes to Consolidated Financial Statements.................................F-7

Cash-N-Pawn, International, Ltd.

Independent Auditors' Report...............................................F-23

Financial Statements
       Consolidated Balance Sheets.........................................F-24

       Consolidated Statements of Operations...............................F-25

       Consolidated Statement of Changes in Stockholders' Equity...........F-26

       Consolidated Statements of Cash Flows...............................F-27

Notes to Consolidated Financial Statements.................................F-28

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
U.S. Pawn, Inc. and Subsidiaries
Westminster, Colorado


We have audited the accompanying consolidated balance sheets of U.S. Pawn, Inc. and Subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. Pawn, Inc. and Subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.





                                             Ehrhardt Keefe Steiner & Hottman PC

February 26, 1999
Denver, Colorado


                        U.S. PAWN, INC. AND SUBSIDIARIES


                           Consolidated Balance Sheets


                                                               December 31,           March 31,
                                                            1997         1998           1999
                                                            ----         ----           ----
                                     Assets                                          (Unaudited)
                                     ------
Current assets
   Cash                                                 $   791,000   $   831,000   $ 1,041,000
   Service charges receivable                               534,000       371,000       336,000
   Pawn loans                                             3,711,000     2,750,000     2,591,000
   Accounts receivable, net                                  18,000        28,000        14,000
   Income tax refund receivable                             356,000       162,000       133,000
   Deferred income taxes                                     94,000        81,000        73,000
   Inventory, net                                         2,343,000     1,789,000     1,711,000
   Prepaid expenses and other                               124,000       134,000       226,000
                                                        -----------   -----------   -----------
         Total current assets                             7,971,000     6,146,000     6,125,000

Property and equipment, net                               1,808,000     1,574,000     1,537,000
Intangible assets, net                                      801,000       328,000       318,000
Other assets                                                 20,000        20,000        20,000
                                                        -----------   -----------   -----------

                                                        $10,600,000   $ 8,068,000   $ 8,000,000
                                                        ===========   ===========   ===========


                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities
   Line of credit                                       $   637,000   $      --     $      --
   Accounts payable                                          48,000        54,000        70,000
   Customer layaway deposits                                 70,000        33,000        34,000
   Accrued expenses                                         494,000       408,000       337,000
   Current portion of notes payable - related parties       905,000       136,000        85,000
   Current portion of notes payable                         669,000       108,000        85,000
                                                        -----------   -----------   -----------
         Total current liabilities                        2,823,000       739,000       611,000

Notes payable - related parties, less current portion       161,000          --            --
Notes payable, less current portion                         731,000       665,000       664,000
Deferred income taxes                                        28,000         8,000         1,000
                                                        -----------   -----------   -----------
         Total liabilities                                3,743,000     1,412,000     1,276,000
                                                        -----------   -----------   -----------

Commitments and contingencies

Stockholders' equity
 Redeemable preferred stock, 9.5%, $10 par value,
   1,000,000 shares authorized; 37,800 shares
   issued and outstanding                                   378,000       378,000       378,000
 Common stock, no par value, 30,000,000 shares
   authorized; 3,685,410 and 3,772,779 shares
   issued and outstanding                                 5,492,000     5,462,000     5,462,000
 Retained earnings                                          987,000       816,000       884,000
                                                        -----------   -----------   -----------
         Total stockholders' equity                       6,857,000     6,656,000     6,724,000
                                                        -----------   -----------   -----------

                                                        $10,600,000   $ 8,068,000   $ 8,000,000
                                                        ===========   ===========   ===========


                 See notes to consolidated financial statements.

                                      F - 3



                        U.S. PAWN, INC. AND SUBSIDIARIES


                      Consolidated Statements of Operations


                                                                Year Ended                   Three Months Ended
                                                                December 31,                      March 31,
                                                       ----------------------------    ----------------------------
                                                            1997           1998             1998            1999
                                                            ----           ----             ----            ----
                                                                                               (Unaudited)

Revenues
   Sales                                               $  7,058,000    $  6,217,000    $  1,687,000    $  1,307,000
   Pawn service charges                                   5,640,000       4,785,000       1,342,000       1,020,000
   Other income                                              46,000          66,000          14,000          21,000
                                                       ------------    ------------    ------------    ------------
         Total revenues                                  12,744,000      11,068,000       3,043,000       2,348,000
                                                       ------------    ------------    ------------    ------------

Cost of sales and expenses
   Cost of sales                                          5,655,000       5,313,000       1,374,000       1,026,000
   Operations                                             4,125,000       3,703,000         971,000         852,000
   Administration                                         1,751,000       1,146,000         281,000         245,000
   Depreciation and amortization                            568,000         534,000          96,000          85,000
                                                       ------------    ------------    ------------    ------------
         Total cost of sales and expenses                12,099,000      10,696,000       2,722,000       2,208,000
                                                       ------------    ------------    ------------    ------------

Income from operations                                      645,000         372,000         321,000         140,000

Other income (expenses)
   Interest                                                (208,000)       (183,000)        (34,000)        (28,000)
   Interest, related parties                               (143,000)       (103,000)        (70,000)         (4,000)
   Loss on settlement of contract                          (220,000)           --              --              --
   Loss on disposal of assets                               (39,000)        (25,000)           --              --
                                                       ------------    ------------    ------------    ------------
         Total other income (expenses)                     (610,000)       (311,000)       (104,000)        (32,000)

Income before income taxes and minority interest             35,000          61,000         217,000         108,000

Income tax expense                                           49,000         196,000          69,000          31,000
                                                       ------------    ------------    ------------    ------------

Income (loss) before minority interest                      (14,000)       (135,000)        148,000          77,000

Minority interest                                             9,000            --              --              --
                                                       ------------    ------------    ------------    ------------

Net income (loss)                                            (5,000)       (135,000)        148,000          77,000

Dividends on preferred stock                                (36,000)        (36,000)         (9,000)         (9,000)
                                                       ------------    ------------    ------------    ------------

Net income (loss) available for common stockholders    $    (41,000)   $   (171,000)   $    139,000    $     68,000
                                                       ============    ============    ============    ============

Earnings (loss) per common share - basic               $       (.01)   $       (.05)   $        .04    $        .02
                                                       ============    ============    ============    ============

Earnings (loss) per common share - diluted             $       (.01)   $       (.05)   $        .04    $        .02
                                                       ============    ============    ============    ============

Weighted average shares outstanding - basic               3,730,715       3,782,844       3,772,779       3,685,410
                                                       ============    ============    ============    ============

Weighted average shares outstanding - diluted             3,730,715       3,782,844       3,878,686       3,717,029
                                                       ============    ============    ============    ============


                 See notes to consolidated financial statements.

                                      F - 4



                        U.S. PAWN, INC. AND SUBSIDIARIES


            Consolidated Statement of Changes in Stockholders' Equity
                 Years Ended December 31, 1998 and 1997 and the
                  Three Months Ended March 31, 1999 (Unaudited)



                                                 Preferred Stock               Common Stock            Retained
                                                Shares      Amount         Shares        Amount        Earnings        Total
                                                ------      ------         ------        ------        --------        -----

Balance at December 31, 1996                    37,800   $   378,000     3,496,489    $ 4,859,000    $ 1,028,000    $ 6,265,000

Exercise of common stock options                  --            --         200,624        424,000           --          424,000

Stock issued for acquisition                      --            --          75,666        275,000           --          275,000

Tax effect of options exercised                   --            --            --          225,000           --          225,000

Repurchase of options                             --            --            --         (267,000)          --         (267,000)

Option offering costs                             --            --            --          (24,000)          --          (24,000)

Dividends on preferred stock                      --            --            --             --          (36,000)       (36,000)

Net loss                                          --            --            --             --           (5,000)        (5,000)
                                           -----------   -----------   -----------    -----------    -----------    -----------

Balance at December 31, 1997                    37,800   $   378,000     3,772,779    $ 5,492,000    $   987,000    $ 6,857,000

Exercise of common stock options                  --            --           8,875         16,000           --           16,000

Exercise of common stock warrants                 --            --          50,500        151,000           --          151,000

Repurchase of common stock                        --            --        (146,744)      (196,000)          --         (196,000)

Stock issuance costs                              --            --            --           (1,000)          --           (1,000)

Dividends on preferred stock                      --            --            --             --          (36,000)       (36,000)

Net loss                                          --            --            --             --         (135,000)      (135,000)
                                           -----------   -----------   -----------    -----------    -----------    -----------

Balance at December 31, 1998                    37,800   $   378,000     3,685,410    $ 5,462,000    $   816,000    $ 6,656,000

Dividends on preferred stock (unaudited)          --            --            --             --           (9,000)        (9,000)

Net income (unaudited)                            --            --            --             --           77,000         77,000
                                           -----------   -----------   -----------    -----------    -----------    -----------

Balance at March 31, 1999 (unaudited)           37,800   $   378,000     3,685,410    $ 5,462,000    $   884,000    $ 6,724,000
                                           ===========   ===========   ===========    ===========    ===========    ===========




                 See notes to consolidated financial statements.

                                      F - 5


                        U.S. PAWN, INC. AND SUBSIDIARIES


                      Consolidated Statements of Cash Flows

                                                                        Year Ended                   Three Months Ended
                                                                        December 31,                      March 31,
                                                                ----------------------------    ----------------------------
                                                                    1997            1998            1998            1999
                                                                    ----            ----            ----            ----
                                                                                                         (Unaudited)
Cash flows from operating activities
   Net income (loss)                                            $     (5,000)   $   (135,000)   $    148,000    $     77,000
                                                                ------------    ------------    ------------    ------------
   Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
       Loss on disposal of fixed assets                               39,000          25,000            --              --
       Allowance for inventory obsolescence                          214,000         (24,000)          7,000          (3,000)
       Accrued interest receivable written off                        (4,000)           --              --              --
       Settlement costs                                              220,000            --              --              --
       Depreciation and amortization                                 568,000         534,000          96,000          85,000
       Deferred income taxes                                        (179,000)         (7,000)        (14,000)          1,000
       Minority interest                                              (9,000)           --              --              --
       Income tax effect of stock options exercised                  225,000            --              --              --
       Changes in:
         Service charges receivable                                   37,000          76,000          43,000          35,000
         Inventory                                                  (292,000)        578,000          93,000          81,000
         Accounts receivable                                         (37,000)        (10,000)           --            14,000
         Income taxes receivable                                    (356,000)        194,000          73,000          29,000
         Prepaid expenses and other                                   99,000         (10,000)        (62,000)        (92,000)
         Accounts payable                                             19,000           6,000          44,000          16,000
         Accrued expenses                                            273,000         (86,000)        (92,000)        (70,000)
         Customer layaway deposits                                    16,000         (37,000)          7,000           1,000
                                                                ------------    ------------    ------------    ------------
                                                                     833,000       1,239,000         195,000          97,000
                                                                ------------    ------------    ------------    ------------
         Net cash provided by operating activities                   828,000       1,104,000         343,000         174,000
                                                                ------------    ------------    ------------    ------------

Cash flows from investing activities
   Pawn loans made                                               (11,791,000)     (9,644,000)     (2,606,000)     (2,128,000)
   Pawn loans repaid                                               7,736,000       6,929,000       2,063,000       1,600,000
   Pawn loans forfeited                                            3,893,000       3,371,000         886,000         687,000
   Proceeds from sale of equipment                                     6,000          (9,000)           --              --
   Purchase of property and equipment                               (470,000)        (68,000)        (15,000)        (39,000)
   Proceeds from sale of pawnshop                                       --           632,000            --              --
   Cash paid for pawn shop acquisitions, net of cash acquired       (150,000)           --              --              --
   Acquisition costs                                                 (30,000)           --              --              --
   Other assets                                                        7,000            --              --              --
   Purchase of minority interest in subsidiary                       (20,000)        (15,000)           --              --
                                                                ------------    ------------    ------------    ------------
         Net cash provided (used) by investing activities           (819,000)      1,196,000         328,000         120,000
                                                                ------------    ------------    ------------    ------------

Cash flows from financing activities
   Net activity on line-of-credit                                    424,000        (637,000)           --              --
   Dividends paid                                                    (36,000)        (36,000)         (9,000)         (9,000)
   Issuance of notes payable and long-term debt                      553,000          42,000            --              --
   Payments on notes payable and long-term debt                     (186,000)       (669,000)       (744,000)        (24,000)
   Issuance of notes payable-related parties                         189,000          10,000          10,000            --
   Payments on notes payable-related parties                        (972,000)       (940,000)        (58,000)        (51,000)
   Net proceeds from exercise of options and
    warrants, net of offering costs                                  400,000         166,000            --              --
   Repurchase of options and common stock                           (267,000)       (196,000)           --              --
                                                                ------------    ------------    ------------    ------------
         Net cash provided (used) by financing activities            105,000      (2,260,000)       (801,000)        (84,000)
                                                                ------------    ------------    ------------    ------------

Net increase in cash                                                 114,000          40,000        (130,000)        210,000

Cash, beginning of period                                            677,000         791,000         791,000         831,000
                                                                ------------    ------------    ------------    ------------

Cash, end of period                                             $    791,000    $    831,000    $    661,000    $  1,041,000
                                                                ============    ============    ============    ============


                 See notes to consolidated financial statements.

                                      F - 6

                        U.S. PAWN, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
       (Information with Respect to March 31, 1998 and 1999 is Unaudited)




Note 1 - Organization and Summary of Significant Accounting Policies
--------------------------------------------------------------------

U.S. Pawn, Inc., (the Company) was incorporated in the State of Colorado in March 1980. The Company is engaged in acquiring, establishing and operating pawnshops which lend money on the security of pledged tangible personal property to residents of Colorado, Wyoming, Nevada and Nebraska. In addition, the Company offers for resale personal property from forfeited loans, as well as merchandise purchased directly from customers and vendors. As of March 31, 1999, the Company operated 12 pawnshops in Colorado and 1 pawnshop in Wyoming.

Principles of Consolidation
---------------------------

The Company and its subsidiaries in which it exercises control through majority ownership are consolidated, and all intercompany accounts and transactions are eliminated. The acquisitions of subsidiaries have been accounted for using the purchase method of accounting for business combinations and accordingly, the results of operations of the acquirees are included in the Company's financial statements only from the applicable dates of acquisition.

Interim Financial Statements (Unaudited)
----------------------------------------

In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the Company at March 31, 1999 and the results of its operations and changes in cash flows for the three months then ended. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for a full year.

Minority Interest
-----------------

The consolidated financial statements of the Company include the assets, liabilities and equity of Advantage Pawn, Inc. (Advantage) which was owned 100% by the Company at March 31, 1999 and December 31, 1998, respectively, and which was owned 94% by the Company at December 31, 1997.

Pawn Loans and Income Recognition
---------------------------------

Pawn loans (loans) are generally made for a period of one to four months with an automatic extension period (loan term) on the pledge of tangible personal property. The pawn service charge is calculated as a percentage of the loan amount based on the size and duration of the loan. Pawn service charges on loans are recognized on a constant yield basis over the loan term.

                        U.S. PAWN, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
       (Information with Respect to March 31, 1998 and 1999 is Unaudited)




Note 1 - Organization and Summary of Significant Accounting Policies (continued)
--------------------------------------------------------------------------------

Pawn Loans and Income Recognition (continued)
---------------------------------------------

If the loan is not repaid, the principal amount loaned plus accrued pawn service charges become the carrying value (cost) of the forfeited collateral (inventory) which is recoverable through sales to customers. Accordingly, the Company does not record loan losses or charge-offs on defaulted loans.

Concentrations of Credit Risk
-----------------------------

There  are  no   concentrations   of  credit  risk,   except  for   geographical
concentrations, with respect to pawn loans receivable. Items that are pawned serve as collateral for the loan to the customer. Generally, 40% - 50% of the resale value of the item is loaned against the collateral. Therefore, if the loan forfeits, the Company can recover the loss on the loan by selling the collateral.

The Company maintains all cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

Fair Values of Financial Instruments
------------------------------------

Pawn loans are outstanding for a relatively short period, generally 120 days or less. The rate of pawn service charges bears no relationship to interest rate market movements. Pawn loans may not be resold to anyone but a licensed pawnbroker. For these reasons, management believes that the fair value of pawn loans approximates their carrying value.

The Company's bank credit facilities bear interest at rates which adjust frequently based on market rate changes. Accordingly, management believes that the fair value of that debt approximates its carrying value. The fair value of investor notes payable was estimated based on market values for debt issues with similar characteristics, or interest rates currently available for debt with similar terms. Management believes the fair values of those debts approximate their carrying value.

Customer Layaways
-----------------

Interim payments from customers on layaway sales are classified as customer layaway deposits and subsequently recorded as income during the period in which the final payment is received or when the deposit is forfeited.

Cash Equivalents
----------------

For purposes of reporting cash flows, the Company considers all funds with original maturities of three months or less to be cash equivalents.

                        U.S. PAWN, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
       (Information with Respect to March 31, 1998 and 1999 is Unaudited)




Note 1 - Organization and Summary of Significant Accounting Policies (continued)
--------------------------------------------------------------------------------

Inventory
---------

Inventory consists of merchandise acquired from forfeited loans, merchandise purchased directly from the public and new merchandise purchased from vendors. Inventory is stated at the lower of cost (specific identification) or market.

Property and Equipment
----------------------

Property and equipment are recorded at cost. Depreciation and amortization expense is generally provided on a straight-line basis using estimated useful lives of 5-10 years for equipment, 7-15 years for leasehold improvements and 15-39 years for buildings. Depreciation and amortization expense of property and equipment was $291,000 for each of the years ended December 31, 1997 and 1998 and $71,000 and $75,000 for the three months ended March 31, 1998 and 1999, respectively.

Intangible Assets
-----------------

Intangible  assets  consist  primarily  of  costs in  excess  of net  assets  of pawnshops  acquired  and  noncompete  agreements  with the  previous  owners  of pawnshops acquired. The costs in excess of net assets acquired and the noncompete agreements are amortized on a straight-line basis over 10 years and over the term of the agreements of 5 to 10 years, respectively. Recoverability is reviewed annually or sooner if events or circumstances indicate that the carrying amount may exceed fair value. Recoverability is then determined by comparing the undiscounted net cash flows of the assets to which goodwill applies to the net book value including goodwill of those assets. The analysis involves significant management judgment to evaluate the capacity of an acquired business to perform within projections. Amortization expense of intangible assets for the year ended December 31, 1998 was $243,000, of which $186,000 relates to the write-off of goodwill related to a pawnshop location closed during 1998, and for the year ended December 31, 1997 was $277,000 of which $167,000 relates to the write-off of goodwill related to certain pawnshop locations abandoned and consolidated into other operations during 1997. Amortization expense for the three months ended March 31, 1998 and 1999 was $24,000 and $10,000, respectively.

Advertising Costs
-----------------

The Company expenses all advertising costs as incurred.

                        U.S. PAWN, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
       (Information with Respect to March 31, 1998 and 1999 is Unaudited)




Note 1 - Organization and Summary of Significant Accounting Policies (continued)
--------------------------------------------------------------------------------

Income Taxes
------------

Deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances will be established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the current period and the change during the period in deferred tax assets and liabilities. The deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences.

Earnings (Loss) Per Common Share
--------------------------------

Basic earnings (loss) per common share is computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

Stock Options
-------------

The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related interpretations in accounting for all stock option plans. Under APB 25, no compensation cost has been recognized for stock options granted to employees when the option price equals or exceeds the market price of the underlying common stock on the date of grant.

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), requires the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

Use of Estimates in the Preparation of Financial Statements
-----------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

                        U.S. PAWN, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
       (Information with Respect to March 31, 1998 and 1999 is Unaudited)




Note 1 - Organization and Summary of Significant Accounting Policies (continued)
--------------------------------------------------------------------------------

Use of Estimates in the Preparation of Financial Statements (continued)
-----------------------------------------------------------------------

Management of the Company has determined that a reserve for obsolescence of inventory is necessary in order to reflect a value for inventory that is not in excess of net realizable value. Management has calculated an estimate of the net realizable value of inventory and has recognized an allowance of approximately $213,000 and $190,000 at December 31, 1997 and 1998, respectively, and $220,000 and $187,000 at March 31, 1998 and 1999, respectively, in the accompanying financial statements. Actual net realizable value may differ from these results.

During 1997, the Company approved a plan to consolidate operations in Wyoming and in 1998 close operations in Nebraska. The Company has recognized expenses totaling $162,000 based upon the estimated costs to terminate leases on these locations. The balance of the liability at December 31, 1998 was $114,000 and $96,000 at March 31, 1999. Actual results could differ from these amounts.

Recently Issued Accounting Pronouncements
-----------------------------------------

In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 addresses the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. SFAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. This statement currently has no impact on the financial statements of the Company as the Company has no derivative instruments nor participates in hedging activities.

Reclassifications
-----------------

Certain balances in the December 31, 1997 financial statements have been reclassified to conform to the December 31, 1998 presentation.


Note 2 - Property and Equipment
-------------------------------

Property and equipment consisted of the following:
                                              December 31,            March 31,
                                          1997           1998           1999
                                          ----           ----           ----

Land                                  $   236,000    $   236,000    $   236,000
Buildings                                 546,000        546,000        546,000
Equipment and vehicles                  1,089,000      1,095,000      1,109,000
Leasehold improvements                    796,000        835,000        860,000
                                      -----------    -----------    -----------
                                        2,667,000      2,712,000      2,751,000
Less accumulated depreciation
  and amortization                       (859,000)    (1,138,000)    (1,214,000)
                                      -----------    -----------    -----------

                                      $ 1,808,000    $ 1,574,000    $ 1,537,000
                                      ===========    ===========    ===========

                        U.S. PAWN, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
       (Information with Respect to March 31, 1998 and 1999 is Unaudited)




Note 3 - Intangible Assets
--------------------------

Intangible assets consisted of the following:

                                               December 31,            March 31,
                                           1997           1998           1999
                                           ----           ----           ----

Goodwill                                $ 834,000      $ 603,000      $ 406,000
Acquisition costs                         115,000         45,000         45,000
Non-compete agreements                     32,000         67,000         67,000
                                        ---------      ---------      ---------
                                          981,000        715,000        518,000
Less accumulated amortization            (180,000)      (387,000)      (200,000)
                                        ---------      ---------      ---------

                                        $ 801,000      $ 328,000      $ 318,000
                                        =========      =========      =========


Note 4 - Accrued Expenses
-------------------------

Accrued expenses consisted of the following:

                                                  December 31,         March 31,
                                               1997         1998         1999
                                               ----         ----         ----

Accrued salaries and payroll taxes           $160,000     $132,000     $155,000
Accrued property and sales taxes               95,000       92,000       36,000
Accrued interest-related parties               11,000        2,000        1,000
Accrued lease abandonment costs               137,000      114,000       96,000
Other                                          91,000       68,000       49,000
                                             --------     --------     --------

                                             $494,000     $408,000     $337,000
                                             ========     ========     ========


Note 5 - Line-of-Credit
-----------------------

The Company had an agreement with a bank for a line of credit of $1,000,000 which matured in April 1998; collateralized by substantially all assets of the Company. The Company did not renew this agreement upon maturity. The outstanding balance at December 31, 1997 was $637,000.

                        U.S. PAWN, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
       (Information with Respect to March 31, 1998 and 1999 is Unaudited)




Note 6 - Notes Payable - Related Parties
----------------------------------------

The Company has notes payable to related parties, who are stockholders, family members of stockholders or employees, totaling $1,066,000 and $136,000 as of December 31, 1997 and 1998, respectively, and $85,000 as of March 31, 1999. These notes have interest rates of 10% to 15% per annum, and are unsecured. Interest is due monthly. As a condition of several note payable agreements, the Company issued warrants to purchase 9,000 shares of the Company's common stock, exercisable at $4.00 per share through 1999. A deferred charge of $10,000 has been recorded for the value of the warrants and is being amortized over the term of the loan, which is three years. Amortization of $3,000 was expensed for each of the years ended December 31, 1997 and 1998, respectively and $750 as of March 31, 1998 and 1999.

There were no future maturities of notes payable, related parties at December 31, 1998 as all remaining related party debt is due during 1999.


Notes 7 - Notes Payable
-----------------------

Notes payable consists of the following:
                                                  December 31,        March 31,
                                               1997         1998        1999
                                               ----         ----        ----

Note  payable to a finance  company  due
November 1999;  interest rate of 10% per
annum;  principal and interest of $8,100
due monthly;  collateralized by computer
equipment.  The  note  allows  for up to
$250,000 in principal.                      $ 147,000    $  62,000    $  39,000

Note payable to an individual  due April
2002; interest rate of 15% per annum due
monthly; unsecured.                           450,000      450,000      450,000

Note  payable  to  an  individual;   due
August  2002;  interest  rate of 12% per
annum;  principal and interest of $2,547
due  monthly;   collateralized  by  real
estate.                                       224,000      219,000      218,000

Notes  payable to  various  individuals;
due October 31, 1999, interest rate of
10% per annum, due monthly; unsecured.        579,000       42,000       42,000
                                              -------       ------       ------
                                            1,400,000      773,000      749,000
Less current portion                         (669,000)    (108,000)     (85,000)
                                             --------     --------      -------

                                            $ 731,000    $ 665,000    $ 664,000
                                            =========    =========    =========

                        U.S. PAWN, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
       (Information with Respect to March 31, 1998 and 1999 is Unaudited)



Notes 7 - Notes Payable (continued)
-----------------------------------

Maturities of notes payable are as follows:

Year Ending December 31,
------------------------

          1999                            $ 108,000
          2000                                5,000
          2001                                6,000
          2002                              654,000
          2003                                 --
                                          ---------

                                          $ 773,000
                                          =========


Note 8 - Commitments and Contingencies
--------------------------------------

Operating Leases
----------------

The Company leases a pawnshop facility from a stockholder and leases its other pawnshop facilities from unrelated parties under operating leases expiring in various years through 2006. Utilities, insurance and taxes are paid by the Company for all of the pawnshop facilities. The majority of the operating leases provide for an option to renew for one additional period of five years at the fair market value at the time of renewal.

Future minimum lease payments under noncancelable leases are as follows:

                                    Related      Non-Related
Year Ending December 31,             Party         Parties           Total
------------------------             -----         -------           -----

        1999                       $  36,000     $   431,000      $   467,000
        2000                          36,000         353,000          389,000
        2001                          37,000         307,000          344,000
        2002                          39,000         191,000          230,000
        2003                          19,000          93,000          112,000
        Thereafter                      --           187,000          187,000
                                   ---------     -----------      -----------

                                   $ 167,000     $ 1,562,000      $ 1,729,000
                                   =========     ===========      ===========


Total future minimum lease payments above do not include a reduction of $140,000 for noncancelable sublease payments.

                        U.S. PAWN, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
       (Information with Respect to March 31, 1998 and 1999 is Unaudited)



Note 8 - Commitments and Contingencies (continued)
--------------------------------------------------

Operating Leases (continued)
----------------------------

Rent expense was $644,000 and $568,000, for the years ended December 31, 1997 and 1998, respectively and $148,000 and $126,000 for the three months ended March 31, 1998 and 1999, respectively. Included in rent expense were amounts paid to a stockholder/officer of $70,000 and $36,000 for the year ended December 31, 1997 and 1998, respectively, and $9,000 for the three months ended March 31, 1998 and 1999.

Litigation
----------

The Company is a party to a number of lawsuits arising in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's financial position.

Insurance
---------

For the most part, the Company does not maintain theft insurance for personal property losses as management believes that the risk of loss does not justify the premium cost of coverage. Insurance is provided to insure against casualty loss, employee dishonesty and general business liability claims. Costs resulting from uninsured property losses will be charged against income upon occurrence. No material amounts for uninsured property losses were charged to operations for any of the periods presented.

Employment Agreements
---------------------

The Company has entered into employment agreements with two officers of the Company. The agreements include annual salary requirements which total $225,000 and have incentive compensation provisions. The agreements expire in December 2000.


Note 9 - Income Taxes
---------------------

The components of deferred tax assets and (liabilities) are as follows:

                                                   December 31,        March 31,
                                                 1997        1998        1999
                                                 ----        ----        ----

Total deferred tax assets                      $ 94,000    $ 81,000    $ 73,000
Total deferred tax (liabilities)                (28,000)     (8,000)     (1,000)
                                               --------    --------    --------

     Net deferred tax assets (liabilities)     $ 66,000    $ 73,000    $ 72,000
                                               ========    ========    ========

                        U.S. PAWN, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
       (Information with Respect to March 31, 1998 and 1999 is Unaudited)



Note 9 - Income Taxes (continued)
---------------------------------

The tax effects of temporary differences that give rise to deferred tax assets and (liabilities) are as follows:
                                                December 31,           March 31,
Temporary differences:                       1997          1998          1999
                                             ----          ----          ----

    Abandonment of leases                 $  51,000     $  43,000     $  36,000
    Change in tax accounting method
      for service charges receivable       (111,000)       (8,000)       (8,000)
    Property and equipment                   85,000        (1,000)        8,000
    Inventory                                29,000        25,000        23,000
    Other                                    12,000        14,000        13,000
                                          ---------     ---------     ---------

                                          $  66,000     $  73,000     $  72,000
                                          =========     =========     =========


Income tax expense (benefit) consists of the following:

                             Year Ended                   Three Months Ended
                             December 31,                      March 31,
                      -------------------------       -------------------------
                         1997            1998            1998            1999
                         ----            ----            ----            ----

Current               $ 228,000       $ 203,000       $  83,000       $  32,000
Deferred               (179,000)         (7,000)        (14,000)         (1,000)
                      ---------       ---------       ---------       ---------

                      $  49,000       $ 196,000       $  69,000       $  31,000
                      =========       =========       =========       =========


The current tax benefit for 1997 associated with the exercise of stock options reduced taxes currently payable by approximately $225,000. Such benefit is reflected as additional paid in capital.

The following is a reconciliation of the amount of income tax expense that would result from applying the statutory federal income tax rates to pre-tax income and the reported amount of income tax expense:


                                             Year Ended         Three Months Ended
                                             December 31,             March 31,
                                         -------------------   --------------------
                                           1997       1998       1998         1999
                                           ----       ----       ----         ----

Tax expense at federal statutory rates   $ 15,000   $ 21,000   $ 74,000    $ 37,000
    Goodwill amortization                  14,000     20,000      4,000       1,000
    Non deductible items                    3,000      6,000      1,000       1,000
    State tax, net of federal benefit       1,000     17,000      7,000       4,000
    Sale of pawnshop                         --      119,000       --          --
    Other                                  16,000     13,000    (17,000)    (12,000)
                                         --------   --------   --------    --------

                                         $ 49,000   $196,000   $ 69,000    $ 31,000
                                         ========   ========   ========    ========


                                     F - 16

                        U.S. PAWN, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
       (Information with Respect to March 31, 1998 and 1999 is Unaudited)



Note 10 - Redeemable Preferred Stock
------------------------------------

The Company has authorized 1,000,000 shares of $10 par value, redeemable preferred stock. The preferred stock is redeemable only at the Company's option at par value. The preferred stock is nonvoting, cumulative, pays a monthly dividend at an annual rate of 9.5% and has the same rights in the event of liquidation as the common stockholders.


Note 11 - Common Stock, Options and Warrants
--------------------------------------------

Warrants
--------

In connection with a July 1993 private placement offering, the Company issued to an underwriter warrants to purchase up to 125,000 shares of common stock until July 31, 1998 at an exercise price of $3.00 per share. In July 1998, 50,500 warrants were exercised and the remaining warrants expired.

In connection with $300,000 of notes payable issued during 1996, the Company issued warrants to purchase up to 9,000 shares of the Company's common stock for an exercise price of $4.00 per share through 1999. No warrants have been exercised as of December 31, 1998.

A summary of the status of the Company's warrants follows:
                                                                       Exercise
                                                                       Price Per
                                                             Warrants    Share
                                                             --------    -----

Outstanding and exercisable, December 31, 1997                134,000      3.07
     Warrants granted                                            --       --
     Warrants exercised                                       (50,500)     3.00
     Warrants cancelled                                       (74,500)     3.00
                                                             --------    -----

Outstanding and exercisable, December 31, 1998                  9,000      4.00
     Warrants granted                                            --       --
     Warrants exercised                                          --       --
     Warrants cancelled                                          --       --
                                                             --------    -----

Outstanding and exercisable, March 31, 1999 (unaudited)         9,000    $ 4.00
                                                             ========    ======

                        U.S. PAWN, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
       (Information with Respect to March 31, 1998 and 1999 is Unaudited)



Note 11 - Common Stock, Options and Warrants (continued)
--------------------------------------------------------

Stock-Based Compensation Plans
------------------------------

The Company's stock option plans provide for the granting of stock options to employees, key employees, consultants and directors. Under the plans, the Company has reserved 1,452,500 shares of common stock for issuance at prices not less than the fair market value at the date of grant. For options granted to an employee owning shares of common stock possessing more than 10% of the total combined voting power of all classes of the Company's common stock, the option price shall not be less than 110% of the fair market value of the common stock, on the date of grant. The maximum term of the options is ten years and all plans are fully vested at December 31, 1998.

A summary of the status of the Company's stock option plans follows:

                                                                       Exercise
                                                                       Price Per
                                                              Options    Share
                                                              -------    -----

Outstanding and exercisable, December 31, 1997                324,500     2.71
     Options granted                                           40,000     3.50
     Options exercised                                         (8,875)    1.76
     Options cancelled                                        (59,083)    1.70
                                                             --------    -----

Outstanding and exercisable, December 31, 1998                296,542     2.89
     Options granted                                          130,000     1.55
     Options exercised                                           --       --
     Options cancelled                                           --       --
                                                             --------    -----

Outstanding and exercisable, March 31, 1999 (unaudited)       426,542    $2.48
                                                             ========    =====

Options available for future grant                             88,709
                                                             ========

Weighted average fair value of options granted during
  the year ended December 31, 1998                           $    .88
                                                             ========

Weighted average fair value of options granted during
  the three months ended March 31, 1999 (unaudited)          $    .39
                                                             ========

                        U.S. PAWN, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
       (Information with Respect to March 31, 1998 and 1999 is Unaudited)



Note 11 - Common Stock, Options and Warrants (continued)
--------------------------------------------------------

Stock-Based Compensation Plans (continued)
------------------------------------------

The following information summarizes stock options outstanding and exercisable at March 31, 1999:

                                            Number of
                                             Options
                                           Outstanding    Weighted
                                               and         Average    Weighted
                                           Exercisable    Remaining   Average
                                           at March 31,  Contractual  Exercise
Range of exercise prices                      1999          Life       Price
------------------------                      ----          ----       -----

$1.13 to $1.70                               156,750        8.82     $   1.56
$1.87 to $3.24                               187,167        6.79         2.60
$3.50 to $5.13                                82,625        5.71         3.95
--------------                              --------       -----     --------

$1.13 to $5.13                               426,542        7.33     $   2.48
==============                              =========      =====     ========


Had compensation cost for these plans been determined based on their fair value at the date of grant pursuant to SFAS 123, net income (loss) and earnings (loss) per share would have been reduced to the pro forma amounts indicated as follows (in thousands except for per share data):


                                                          December 31,           March 31,
                                                      1998           1997          1999
                                                      ----           ----          ----

Net income (loss) - as reported                   $  (172,000)   $   (41,000)   $   68,000
Net income (loss) - pro forma                     $  (207,000)   $  (150,000)   $   17,000
Earnings (loss) per share - basic                 $      (.05)   $      (.01)   $      .02
Earnings (loss) per share - diluted               $      (.05)   $      (.01)   $      .02
Earnings (loss) per share - pro forma - basic     $      (.05)   $      (.04)   $      .01
Earnings (loss) per share - pro forma - diluted   $      (.05)   $      (.04)   $      .01


The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                December 31,    March 31,
                                                   1998           1999
                                                   ----           ----

Expected dividend yield                                - %            - %
Expected stock price volatility                     52.05%         45.00%
Risk free interest rate                              5.60%          6.00%
Expected life of options                         1.5 years      1.5 years

                        U.S. PAWN, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
       (Information with Respect to March 31, 1998 and 1999 is Unaudited)



Note 11 - Common Stock, Options and Warrants (continued)
--------------------------------------------------------

Earnings (Loss) Per Share
-------------------------

The following table sets forth the computation of earnings (loss) per common share:

                                                                Year Ended                Three Months Ended
                                                                December 31,                   March 31,
                                                        ---------------------------    -----------------------
                                                            1997           1998           1998          1999
Numerator:                                                  ----           ----           ----          ----
  Net income (loss) available for common stockholders   $   (41,000)   $   (171,000)   $  139,000   $   68,000
                                                        ===========    ============    ==========   ==========

Denominator:
  Denominator for basic earnings per share -
    weighted average shares                               3,730,715       3,782,844     3,772,779    3,685,410
  Effect of dilutive securities:
     Stock options and warrants                                --              --         105,907       31,619
                                                        -----------    ------------    ----------   ----------
  Denominator for diluted earnings per share -
     adjusted weighted average shares and
     assumed conversions                                  3,730,715       3,782,844     3,878,686    3,717,029
                                                        ===========    ============    ==========   ==========

Earnings (loss) per common share - basic                $      (.01)   $       (.05)   $      .04   $      .02
                                                        ===========    ============    ==========   ==========

Earnings (loss) per common shares - diluted             $      (.01)   $       (.05)   $      .04   $      .02
                                                        ===========    ============    ==========   ==========


Earnings (Loss) Per Share
-------------------------

The  numerators  for  earnings  (loss) per common  share  consists of net income
(loss) adjusted only for dividends paid to preferred stockholders.

The Company approved a plan to repurchase up to 500,000 shares of the Company's common stock through December 31, 1999. During 1998, the Company repurchased 141,500 shares from the open market. In addition, the Company may repurchase up to 37,800 shares of preferred stock at par value of $10. The Company did not repurchase any shares for the three months ended March 31, 1999.


Note 12 - Related Party Transactions
------------------------------------

In addition to transactions with related parties discussed throughout the notes to financial statements, the following related party transactions have occurred:

Certain stockholders/directors of the Company are attorneys who have provided certain legal services to the Company. Legal fees incurred totaled approximately $47,000 and $4,000, for the years ended December 31, 1997 and 1998, respectively and $500 and $1,000 for the three months ended March 31, 1998 and 1999, respectively. In addition, one such attorney received a finder's fee for locating an investor who placed a $450,000 note with the Company on April 26, 1997.

                        U.S. PAWN, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
       (Information with Respect to March 31, 1998 and 1999 is Unaudited)



Note 12 - Related Party Transactions (continued)
------------------------------------------------

In October 1997, a stockholder/officer resigned from his position with the Company. The terms of the resignation agreement between the Company and the stockholder/officer provided that (i) the Company purchase certain real estate from the stockholder/officer valued at $332,000 in consideration of the Company assuming a $224,000 mortgage and the cancellation of amounts due to the Company from the stockholder of $108,000 and; (ii) redeem for cash options to purchase 223,250 common shares of the Company exercisable by the stockholder/officer for approximately $267,000.


Note 13 - Acquisition/Divestiture Activity
------------------------------------------

Effective February 1, 1996, the Company acquired 80% of the outstanding stock of Advantage for an aggregate purchase price of $188,000. During 1997, the Company acquired an additional 14% of Advantage for an aggregate purchase price of $37,489. The minority stockholders received $19,615 in cash and a promissory note of $17,874 of which $0 and $13,405 was outstanding as of December 31, 1998 and 1997, respectively. During 1998, the Company acquired the remaining 6% of Advantage for $15,000 in cash.

In December 1996, the Company acquired all of the outstanding stock in Bobby's Pawnshop, Inc. (Bobby's) which operated one pawnshop in Las Vegas, Nevada for an aggregate purchase price of $700,000. In July 1998, the Company sold most of these assets for approximately $630,000 in cash. The assets sold included pawn loans, pawn license, trade fixtures and trade name of Bobby's Pawn Shop, Inc. The Company's operations in Nevada closed upon the sale of these assets.

In December 1996, the Company agreed to issue approximately 250,000 shares of its common stock for 100% of the outstanding common stock of Pawnbroker, Inc. d/b/a Quick Bills (Bill's). However, in November 1997, the merger was rescinded by mutual agreements of the parties. The agreement to rescind the merger obligated the Company to pay $220,000 to Bill's shareholders.

On June 17, 1997, the Company acquired all of the outstanding common stock of Pawn Warehouse Outlet, Inc. (Pawn) a pawnshop located in Omaha, Nebraska for an aggregate purchase price of $435,000. Under the agreement, the sellers received 75,666 shares of the Company's common stock valued at $275,000 and cash in the amount of $160,000 in payment of a note payable due to one of the sellers. The purchase price has been allocated to assets based on their fair market value net of liabilities assumed. The purchase price in excess of the assets acquired of approximately $196,000 was recorded as goodwill. The operating results of Pawn have been included in the Company's consolidated financial statements since the date of acquisition. Management ceased operations of this location in December 1998 and the remaining assets are being liquidated.

                        U.S. PAWN, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
       (Information with Respect to March 31, 1998 and 1999 is Unaudited)



Note 14 - Supplemental Information to Statement of Cash Flows for Noncash Investing and Financing Activities
--------------------------------------------------------------------------------

                                                         Year Ended           Three Months Ended
                                                         December 31,               March 31,
                                                   -----------------------   --------------------
                                                      1997         1998         1998        1999
                                                      ----         ----         ----        ----

Cash paid during the period for interest           $  335,000   $  283,000   $  100,000   $30,000
                                                   ==========   ==========   ==========   =======

Cash paid during the period for income taxes       $  338,000   $     --     $   89,000   $38,000
                                                   ==========   ==========   ==========   =======

Note issued in acquisition of minority interest    $   18,000   $     --     $     --     $  --
                                                   ==========   ==========   ==========   =======


                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Cash-N-Pawn International, Ltd.
Minneapolis, Minnesota

We have audited the accompanying consolidated balance sheets of Cash-N-Pawn International, Ltd. and its wholly-owned subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cash-N-Pawn International, Ltd. and its wholly-owned subsidiaries as of December 31, 1997 and 1998, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Company changed its method of accounting for pawn service charges and adopted Statement of Position 98-5, Reporting on the Cost of Start-up Activities, in 1998.




February 19, 1999
Minneapolis, Minnesota



                         CASH-N-PAWN INTERNATIONAL, LTD.
                                AND SUBSIDIARIES


                           Consolidated Balance Sheets


                                                         December 31,          March 31,
                                                      1997         1998          1999
                                                      ----         ----          ----
                                                                             (Unaudited)
                                     Assets
                                     ------

Current assets
   Cash                                            $  294,845   $  412,897   $  234,512
   Receivables
     Pawn loans                                     1,231,262    1,269,919    1,213,322
     Pawn service charges                             441,551      293,534      277,382
     Other                                             11,743        8,070       28,231
   Inventories                                      2,314,553    1,975,339    1,884,837
   Prepaid expenses                                    81,984       80,357       90,970
   Deferred income taxes                              140,356       86,000       93,800
                                                   ----------   ----------   ----------
       Total current assets                         4,516,294    4,126,116    3,823,054
                                                   ----------   ----------   ----------

Property and equipment, net of depreciation         1,054,548      909,065      872,958
                                                   ----------   ----------   ----------

Other assets
   Deposits                                            20,304       19,459       19,459
   Deferred income taxes                              240,230      565,000      565,000
 Intangibles, net of accumulated amortization of
  $301,582 (1997) and $173,760 (1998)                 320,012      185,491      168,560
                                                   ----------   ----------   ----------
                                                      580,546      769,950      753,019
                                                   ----------   ----------   ----------

                                                   $6,151,388   $5,805,131   $5,449,031
                                                   ==========   ==========   ==========


                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities
   Current portion of long-term debt               $   12,588   $   49,649   $  589,862
   Notes payable
     Banks                                          1,005,000    1,324,486    1,004,486
     Related parties                                  482,000      202,000      202,000
   Accounts payable                                    61,404       72,014       99,791
   Accrued expenses                                   666,685      764,860      713,907
   Customer layaway deposits                           79,677       83,930       94,427
                                                   ----------   ----------   ----------
       Total current liabilities                    2,307,354    2,496,939    2,704,473
                                                   ----------   ----------   ----------

Long-term liabilities
   Long-term debt, net of current portion           2,631,649    2,546,268    2,002,608
   Deferred rent                                       28,433       21,910       20,275
                                                   ----------   ----------   ----------
                                                    2,660,082    2,568,178    2,022,883
                                                   ----------   ----------   ----------

Stockholders' equity                                1,183,952      740,014      721,675
                                                   ----------   ----------   ----------

                                                   $6,151,388   $5,805,131   $5,449,031
                                                   ==========   ==========   ==========


                 See notes to consolidated financial statements.

                                     F - 24


                         CASH-N-PAWN INTERNATIONAL, LTD.
                                AND SUBSIDIARIES


                      Consolidated Statements of Operations

                                                                 Years Ended                Three Months Ended
                                                                 December 31,                     March 31,
                                                          --------------------------    --------------------------
                                                             1997           1998            1998           1999
                                                             ----           ----            ----           ----
                                                                                                (Unaudited)
Revenues
    Retail sales                                          $ 5,503,333    $ 5,746,048    $ 1,505,022    $ 1,551,627

    Cost of sales                                           4,334,460      4,745,405      1,197,926      1,077,497
                                                          -----------    -----------    -----------    -----------

Gross profit                                                1,168,873      1,000,643        307,096        474,130

    Pawn service charges                                    2,587,828      2,939,386        698,755        504,100
    Miscellaneous                                              11,002         75,187         11,632         21,546
                                                          -----------    -----------    -----------    -----------
     Revenues, net of cost of sales                         3,767,703      4,015,216      1,017,483        999,776

Store operating expenses                                    2,772,141      2,791,318        654,395        692,050

Loss on store closing                                         119,535           --             --             --
                                                          -----------    -----------    -----------    -----------

     Store operating income                                   876,027      1,223,898        363,088        307,726

General and administrative expenses                           605,768        751,901        152,524        150,513

Litigation settlement costs                                   295,000           --             --             --
                                                          -----------    -----------    -----------    -----------

Operating income (loss)                                       (24,741)       471,997        210,564        157,213
                                                          -----------    -----------    -----------    -----------

Other income (expense)
    Interest                                                 (447,219)      (520,379)      (114,920)      (126,533)
    Amortization of debenture costs                           (62,539)       (62,539)       (15,900)       (15,900)
    Other                                                      (5,493)           881           --          (40,919)
                                                          -----------    -----------    -----------    -----------

                                                             (515,251)      (582,037)      (130,820)      (183,352)
                                                          -----------    -----------    -----------    -----------

Income (loss) before income taxes and
  cumulative effect of accounting changes                    (539,992)      (110,040)        79,744        (26,139)

Income tax benefit (expense)                                  185,926         30,791        (27,910)         7,800
                                                          -----------    -----------    -----------    -----------

Income (loss) before cumulative effect of
  accounting changes                                         (354,066)       (79,249)        51,834        (18,339)

Cumulative effect of accounting changes,
  net of $236,414 tax benefit                                    --         (364,689)      (364,689)          --
                                                          -----------    -----------    -----------    -----------

Net loss                                                  $  (354,066)   $  (443,938)   $  (312,855)   $   (18,339)
                                                          ===========    ===========    ===========    ===========

Proforma net loss assuming retroactive
  application of accounting changes (unaudited)           $  (376,246)   $      --      $      --      $      --
                                                          ===========    ===========    ===========    ===========

Basic and diluted earnings per share
     Income (loss) before accounting change                      (.14)          (.03)           .02           (.01)
     Accounting change                                           --             (.14)          (.14)          --
     Net income (loss)                                           (.14)          (.17)          (.12)          (.01)

Weighted average shares outstanding - basic and diluted     2,566,198      2,566,198      2,566,198      2,566,198
                                                          ===========    ===========    ===========    ===========

                 See notes to consolidated financial statements.

                                     F - 25


                         CASH-N-PAWN INTERNATIONAL, LTD.
                                AND SUBSIDIARIES


                 Consolidated Statement of Stockholders' Equity
           Years Ended December 31, 1997 and 1998 and the Three Months
                        Ended March 31, 1999 (Unaudited)


                                       Common Stock, $.01 Par,
                                             10,000,000
                                          Shares Authorized
                                      -------------------------     Additional                                    Total
                                         Shares                      Paid-in     Accumulated    Subscription   Stockholders'
                                         Issued       Amount         Capital       Deficit       Receivable       Equity
                                         ------       ------         -------       -------       ----------       ------

Balance, January 1, 1997                2,566,198   $    25,662   $ 2,193,416    $  (631,060)   $   (50,000)   $ 1,538,018

Net loss                                     --            --            --         (354,066)          --         (354,066)
                                      -----------   -----------   -----------    -----------    -----------    -----------

Balance, December 31, 1997
                                        2,566,198        25,662     2,193,416       (985,126)       (50,000)     1,183,952

Net loss                                     --            --            --         (443,938)          --         (443,938)
                                      -----------   -----------   -----------    -----------    -----------    -----------

Balance, December 31, 1998
                                        2,566,198        25,662     2,193,416     (1,429,064)       (50,000)       740,014

Net loss (unaudited)                         --            --            --          (18,339)          --          (18,339)
                                      -----------   -----------   -----------    -----------    -----------    -----------

Balance, March 31, 1999 (unaudited)
                                        2,566,198   $    25,662   $ 2,193,416    $(1,447,403)   $   (50,000)   $   721,675
                                      ===========   ===========   ===========    ===========    ===========    ===========



                 See notes to consolidated financial statements.

                                     F - 26


                         CASH-N-PAWN INTERNATIONAL, LTD.
                                AND SUBSIDIARIES


                      Consolidated Statements of Cash Flows

                                                             Years Ended               Three Months Ended
                                                             December 31,                   March 31,
                                                     --------------------------    --------------------------
                                                         1997           1998           1998           1999
                                                         ----           ----           ----           ----
Cash flows from operating activities                                                      (Unaudited)
   Reconciliation of net loss to net cash provided
    by (used in) operating activities
   Net loss                                          $  (354,066)   $  (443,938)   $  (312,845)   $   (18,339)
                                                     -----------    -----------    -----------    -----------
   Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities
   Deferred
       Income taxes                                     (206,140)       (34,000)        27,900         (7,800)
       Rent                                               (2,567)        (6,523)         1,618          1,635
   Depreciation                                          168,564        198,822         41,775         42,960
   Amortization                                          150,582         71,158         16,740         15,900
   Inventory allowance                                   141,000        (44,539)       (43,432)         4,998
   Loss on disposal of assets due to abandonment          69,344           --             --             --
   Cumulative effect of accounting changes, net
    of tax benefit                                          --          364,689        364,689           --
   (Increase) decrease in assets
     Receivables
       Pawn service charges                             (138,472)       (10,346)        22,131         16,152
       Other                                              (6,913)         3,673          2,408         (1,734)
     Inventories                                        (313,806)        16,376        124,088         85,504
     Prepaid expenses                                    (14,827)         1,627        (58,252)       (10,613)
     Other assets                                          4,091        (11,155)       (83,600)         4,745
   Increase (decrease) in liabilities
     Accounts payable                                    (24,115)        10,610        114,966          2,424
     Accrued expenses                                    386,585         98,175        (48,594)       (50,953)
     Customer layaway deposits                            11,546          4,253         14,932         10,439
                                                     -----------    -----------    -----------    -----------
                                                         224,872        662,820        160,524        113,657
                                                     -----------    -----------    -----------    -----------
       Net cash provided by (used in)
        operating activities                            (129,194)       218,882        184,624         95,318
                                                     -----------    -----------    -----------    -----------

Cash flows from investing activities
   Purchase of property and equipment                   (263,778)       (53,339)       (11,372)        (6,853)
   Payment for start-up costs                            (19,991)          --
   (Increase) decrease in pawn loans receivable         (408,623)       (38,657)        82,181         56,597
                                                     -----------    -----------    -----------    -----------
         Net cash used in investing activities          (692,392)       (91,996)        70,809         49,744
                                                     -----------    -----------    -----------    -----------

Cash flows from financing activities
   Proceeds from notes payable
     Related parties                                     100,000           --
     Banks                                               817,137      1,319,486
   Payments on
     Notes payable, bank                                    --       (1,000,000)        (1,438)      (322,030)
     Long-term debt                                      (89,701)       (48,320)                       (1,417)
     Notes payable, related parties                      (81,000)      (280,000)      (130,000)
     Origination fee                                        --             --           (5,155)          --
                                                     -----------    -----------    -----------    -----------
         Net cash (used in) provided by financing
          activities                                     746,436         (8,834)      (136,593)      (323,447)
                                                     -----------    -----------    -----------    -----------

Net increase (decrease) in cash                          (75,150)       118,052        118,840       (178,385)

Cash, beginning                                          369,995        294,845        294,845        412,897
                                                     -----------    -----------    -----------    -----------

Cash, ending                                         $   294,845    $   412,897    $   413,685    $   234,512
                                                     ===========    ===========    ===========    ===========

Supplemental disclosure of cash flow information
   Cash paid during the period for interest          $   364,374    $   410,014    $   101,624    $    98,140
                                                     ===========    ===========    ===========    ===========

                 See notes to consolidated financial statements.

                                     F - 27


                         CASH-N-PAWN INTERNATIONAL, LTD.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
            (Information as of March 31, 1998 and 1999 is Unaudited)



Note 1 - Summary of Significant Accounting Policies and Nature of Business
--------------------------------------------------------------------------

Nature of Business:
-------------------

Cash-N-Pawn International, Ltd. and its subsidiaries (the Company) own and operate ten pawn shops in the Minneapolis, Indianapolis, and St. Louis areas. The Company's revenues are derived from pawn service charges (comprised of interest, storage, service and other charges) relating to the lending activity of the pawn shops, and from the sale of merchandise acquired from forfeited loans and items purchased directly from the public and wholesale vendors.

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of Cash-N-Pawn International, Ltd. and its wholly-owned subsidiaries Cash-N-Pawn Minnesota, Ltd., Cash-N-Pawn Missouri, Ltd., Cash-N-Pawn Indiana, Ltd. and C-N-P Northwest, Ltd. All significant intercompany balances and transactions have been eliminated in consolidation.

Interim Financial Statements (Unaudited)
----------------------------------------

In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the Company at March 31, 1999 and the results of its operations and changes in cash flows for the three months then ended. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for a full year.

Pawn loans and Revenue Recognition
----------------------------------

Pawn loans are made against pledged collateral of tangible personal property for a period of 30 days, with an automatic extension of either 60 or 90 days for the various stores.

Effective January 1, 1998, the Company changed its method of income recognition on pawn loans. Under the new method, the Company accrues pawn service charges at required statutory rates set by the state to a maximum of 25% of the loan value. For loans not repaid, the forfeited collateral ("inventory") is valued at loan cost plus the 25% pawn service charge accrual. Prior to 1998, pawn service charges were recorded on the interest accrual method for the first 90 days a loan was outstanding. For loans not repaid, the carrying value of the forfeited collateral ("inventory") was valued at loan cost plus 90 days of pawn service accrual. See Note 2 for further discussion of the accounting change.

                         CASH-N-PAWN INTERNATIONAL, LTD.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
            (Information as of March 31, 1998 and 1999 is Unaudited)



Note 1 - Summary of Significant Accounting Policies and Nature of Business (continued)
--------------------------------------------------------------------------------

Fair Values of Financial Instruments
------------------------------------

Pawn loans are outstanding for a relatively short period, generally 120 days or less. The rate of pawn service charges bears no relationship to interest rate market movements. Pawn loans may not be resold to anyone but a licensed pawnbroker. For these reasons, management believes that the fair value of pawn loans approximates their carrying value.

The Company's credit facilities bear interest at rates which adjust based on market rate changes. Accordingly, management believes that the fair value of that debt approximates its carrying value. The fair value of investor notes payable was estimated based on market values for debt issues with similar characteristics, or interest rates currently available for debt with similar terms. Management believes the fair values of those debts approximate their carrying value.

Customer Layaway Deposits
-------------------------

Customer layaway deposits are recorded as deferred revenue until the entire amount of the sales price has been collected.

Inventories
-----------

Inventories represent merchandise purchased directly from the public, merchandise acquired from forfeited loans and new merchandise purchased from vendors. Inventories purchased directly from vendors and customers are recorded at cost. Inventories from forfeited loans are recorded at the amount of the loan principal plus accrued pawn service charges on the unredeemed goods. The cost of inventories is determined on the specific identification method. Inventories are stated at the lower of cost or market; accordingly, inventory valuation allowances are established when inventory carrying values are in excess of estimated selling prices, net of direct costs of disposal. Management has evaluated inventory and established a valuation allowance of $141,000 and $96,000 as of December 31, 1997 and 1998, respectively and $100,998 as of March 31, 1999.

Property and Equipment and Depreciation Methods
-----------------------------------------------

Property and equipment are stated at cost, and are depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

Building                                                20 years
Computer equipment and furniture                       5-10 years
Store displays and signage                              10 years

                         CASH-N-PAWN INTERNATIONAL, LTD.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
            (Information as of March 31, 1998 and 1999 is Unaudited)



Note 1 - Summary of Significant Accounting Policies and Nature of Business (continued)
--------------------------------------------------------------------------------

Property and Equipment and Depreciation Methods (continued)
-----------------------------------------------------------

Leasehold improvements are amortized over the estimated useful life of the improvement or the length of the lease whichever is shorter.

Intangibles
-----------

Intangibles consist of debt placement costs associated with the acquisition of long-term debt and goodwill resulting from the acquisition of a pawn shop at a cost greater than the estimated fair market value of its assets at the date of acquisition. Goodwill is amortized over 10 years and debt placement costs are amortized over the term of the related loans.

Advertising Costs
-----------------

Advertising costs are expensed as incurred. Advertising costs for the years ended December 31, 1997 and 1998 were $138,487 and $145,386, respectively and $27,439 and $27,424 for the three months ended March 31, 1998 and 1999, respectively.

Earnings (Loss) Per Common Share
--------------------------------

Basic earnings (loss) per common share is computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

Stock-Based Compensation
------------------------

Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board Opinion No. 25 (APB No. 25), Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted Accounting for Stock-Based Compensation (SFAS 123), which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 allows entities to continue to apply the provisions of APB No. 25 and provide pro forma net income disclosures for employee stock option grants as if the fair-value based method defined in SFAS 123 had been applied. The Company has elected to continue to apply the provisions of APB No. 25 and provide the pro forma disclosure provisions of SFAS 123.

                         CASH-N-PAWN INTERNATIONAL, LTD.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
            (Information as of March 31, 1998 and 1999 is Unaudited)



Note 1 - Summary of Significant Accounting Policies and Nature of Business (continued)
--------------------------------------------------------------------------------

Concentrations of Credit Risk
-----------------------------

The Company maintains its cash in financial institutions located in Minnesota, Missouri and Indiana. At times these balances may exceed federally insured limits.

Restriction on Cash
-------------------

The cash balance at December 31, 1998 includes approximately $24,000 which is restricted for payment to customers receiving payment as a result of the class action lawsuit.

Use of estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements
-----------------------------------------

In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No.
133). SFAS No. 133 addresses the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. This statement currently has no impact on the financial statements of the Company as the Company has no derivative instruments nor participates in hedging activities.

Reclassifications
-----------------

Certain reclassifications to the 1997 financial statements have been made to conform with the 1998 presentation.


Note 2 - Changes in Accounting Principles
-----------------------------------------

Pawn Service Charge Accrual
---------------------------

Effective January 1, 1998, the Company changed its method of income recognition of pawn loans. The Company accrues pawn service changes at required statutory rates set by the various states up to a maximum of 25% of the loan value. For loans not repaid, the forfeited collateral ("inventory") is valued at loan cost plus the 25% pawn service charge accrual.

                         CASH-N-PAWN INTERNATIONAL, LTD.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
            (Information as of March 31, 1998 and 1999 is Unaudited)



Note 2 - Changes in Accounting Principles (continued)
-----------------------------------------------------

Pawn Service Charge Accrual (continued)
---------------------------------------

The Company believes the accounting change provides a more timely matching of revenues and expenses with which to measure results of operations. The cumulative effect of the accounting change on prior years is as follows:

     Cost of sales                                 $ 224,458
     Pawn service charges                          $  95,018


These items net of a tax benefit of $206,266 are included as a reduction of 1998 income.

The effect for 1998 of adopting the change in income recognition on pawn loans was to decrease loss before cumulative effect of change in accounting principle and net loss by $14,972. The 1997 unaudited pro forma amounts shown in the statements of operations reflect the effect of retroactive application of pawn service charges, cost of sales and related income taxes. The unaudited consolidated financial statement periods ending March 31, 1998 and 1999 have been adjusted to reflect the change in the Company's method of income recognition of pawn loans.

Costs of Start-up Activities
----------------------------

In 1998, the Company adopted SOP 98-5 "Reporting on the Cost of Start-up Activities." This SOP requires costs of start-up activities and organization costs to be expensed as incurred. The change in accounting principle resulted in a pre-tax, non-cash charge of $75,361 ($45,213 after tax) in 1998. There was no effect on 1998 loss before cumulative effect of change in accounting principle.


Note 3 - Property and Equipment
-------------------------------

Property and equipment consists of the following:

                                              December 31,            March 31,
                                          1997           1998           1999
                                          ----           ----           ----

Land and building                     $    75,000    $    81,800    $    81,800
Computer equipment and furniture          513,984        510,250        517,103
Store displays and signage                316,403        317,948        317,948
Leasehold improvements                    522,554        526,957        526,957
Idle equipment                               --           32,131         32,131
                                      -----------    -----------    -----------
                                        1,427,941      1,469,086      1,475,939
Less accumulated depreciation            (373,393)      (560,021)      (602,981)
                                      -----------    -----------    -----------

                                      $ 1,054,548    $   909,065    $   872,958
                                      ===========    ===========    ===========

                         CASH-N-PAWN INTERNATIONAL, LTD.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
            (Information as of March 31, 1998 and 1999 is Unaudited)



Note 4 - Notes Payable, Banks
-----------------------------

Notes payable, banks, consist of the following:

                                                  December 31,         March 31,
                                                1997       1998          1999
                                                ----       ----          ----

BNC  Financial  Corporation,  $2,250,000
revolving  line  of  credit   (revolver)
subject to a  borrowing  base,  interest
only  due   monthly  at  prime  plus  3%
(10.75% at December  31,  1998)  through
April 15, 2001. Secured by substantially
all assets of the Company, guaranteed by
an officer of the Company and subject to
certain financial covenants. (a)             $     --    $1,319,486   $  999,486

Bank  Windsor;   term  note  subject  to
borrowing  base  requirements  of 75% of
accounts    receivable    and   25%   of
inventory;  interest  due monthly at the
First Bank NA  reference  rate not to be
less than 8.5%;  principal due April 30,
1998; secured by all inventory, accounts
and  intangibles  of the  Company and an
assignment   of   an   officer's    life
insurance policy.                             1,000,000        --           --

First  Bank;  $25,000  promissory  note;
interest  due  monthly  at 1% over prime
(8.75% and 9.5% as of December  31, 1998
and 1997,  respectively)  principal  due
August  1,  1999,  secured  by letter of
credit.                                           5,000       5,000        5,000
                                             ----------  ----------   ----------

                                             $1,005,000  $1,324,486   $1,004,486
                                             ==========  ==========   ==========


(a) The revolver is subject to a prepayment penalty of 3% of the total credit facility during the first year and 2% and 1% for the second and third years, respectively. The revolver also requires additional origination fees of $7,500 to be paid in each the second and third year of the agreement. An additional $750,000 is available under the revolver and is subject to a $7,500 origination fee. Based on the borrowing base the unused portion of the revolver at December 31, 1998 and March 31, 1999 was approximately $600,000 and $1,000,000, respectively.


Note 5 - Notes Payable, Related Parties
---------------------------------------

Notes payable, related parties consists of demand notes with shareholders and their affiliates or family members. Interest rates are either 12% or 15% and interest is due quarterly. Interest expense incurred on notes with related parties was approximately $53,475 and $28,500 for the years ended December 31, 1997 and 1998, respectively, and $7,935 and $6,435 for the three months ended March 31, 1998 and 1999, respectively.

                         CASH-N-PAWN INTERNATIONAL, LTD.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
            (Information as of March 31, 1998 and 1999 is Unaudited)



Note 6 - Long-Term Debt
-----------------------

Long-term debt consists of the following:

                                                 December 31,          March 31,
                                              1997         1998         1999
                                              ----         ----         ----

Convertible debentures (a)                $ 2,580,875  $ 2,543,660  $ 2,543,660

Allegiant  Bank;  promissory note due in
monthly  installments  of $977 including
interest at 9.25% with a balloon payment
of $39,948 on July 27, 1999,  secured by
real estate.                                   51,292       43,756       41,726

Other                                          12,070        8,501        7,084
                                          -----------  -----------  -----------
                                            2,644,237    2,595,917    2,592,470
Less current portion                          (12,588)     (49,649)    (589,862)
                                          -----------  -----------  -----------

                                          $ 2,631,649  $ 2,546,268  $ 2,002,608
                                          ===========  ===========  ===========


(a) Convertible debentures are due to both shareholders and nonshareholders. The convertible debentures held by nonshareholders total $2,000,000 and bear an interest rate of 11%, payable quarterly. The convertible debentures held by shareholders total $580,875 and $543,660 at December 31, 1997 and 1998 and March 31, 1999, respectively, and bear interest at 15%, payable January 2000. All of the debentures are subordinate to notes payable, bank, and are unsecured. Interest expense related to shareholders with long-term debt was $87,000 and $84,000 in 1997 and 1998, respectively and $21,750 and $31,951 for the three months ended March 31, 1998 and 1999, respectively.

The debentures held by the shareholders may be converted into the Company's voting common stock upon written notice prior to maturity of the debentures or the Company's initial public offering (IPO). The conversion rate will be either
(1) 75% of the per share sales price of the common stock sold in the IPO or, (2) if no IPO has occurred prior to January 1, 2000, a per share price equal to the price per share for which common stock was sold in the last private placement of common stock occurring immediately prior to the date of the conversion. The number of shares of common stock to be received upon conversion of the debentures will be equal to the principal amount of the debenture which is surrendered for conversion, plus accrued and unpaid interest divided by the per share conversion rate. In addition, the holders of the debentures will have the right, only at the time of conversion, to purchase additional shares of common stock. The maximum number of shares which may be purchased will be equal to the number of shares received upon exercise of the conversion right. In May 1999, the debentures held by shareholders were paid down by $200,000 including principles plus accrued interest, thereon.

                         CASH-N-PAWN INTERNATIONAL, LTD.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
            (Information as of March 31, 1998 and 1999 is Unaudited)



Note 6 - Long-Term Debt (continued)
-----------------------------------

The convertible debentures totaling $2,000,000 that were issued during 1996 to nonshareholders may be converted into the Company's voting common stock upon written notice prior to maturity of the debentures on July 1, 2001, or the Company's initial public offering (IPO). The conversion rate will be either (1) 75% of the per share sales price of the common stock sold in the IPO or, (2) if there has been no IPO prior to an acquisition, 75% of the consideration per share of common stock received in an acquisition or, (3) if no IPO or acquisition has occurred prior to July 1, 2001, $4.00 per share. The number of shares of common stock to be received upon conversion of each debenture shall be equal to the principal amount of the debenture surrendered, divided by the per share conversion price.

Future maturities of long-term debt are as follows:

     Year Ending December 31,                            Amount
     ------------------------                            ------

               1999                                   $    49,649
               2000                                       546,268
               2001                                     2,000,000
                                                       ----------

                                                      $ 2,595,917
                                                      ===========



Note 7 - Commitments and Contingencies
--------------------------------------

Sale of Business
----------------

On November 10, 1998, the Company entered into an Intent to Sell Agreement with U.S. Pawn, Inc. The sale, if consummated, would be for all of the outstanding stock of the Company. The purchase price consists of 750,000 shares of U.S. Pawn, Inc. common stock, a $2,725,000 promissory note, and $550,000 cash. The sale is expected to close in mid-1999.

Leases
------

The Company leases space for its main office and retail stores. The leases expire at various dates through February 2002. Most of the leases require the Company to pay its prorata share of real estate taxes and utilities in addition to base rent, and contain renewal options for multiple year periods. One of the leases contains a purchase option.

                         CASH-N-PAWN INTERNATIONAL, LTD.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
            (Information as of March 31, 1998 and 1999 is Unaudited)



Note 7 - Commitments and Contingencies (continued)
--------------------------------------------------

Leases (continued)
------------------

Future minimum lease payments under operating leases are as follows:

     Year Ending December 31,
     ------------------------

               1999                                  $ 249,608
               2000                                     76,964
               2001                                     40,464
               2002                                      6,744
                                                     ---------

                                                     $ 373,780
                                                     =========


Rent expense under all operating leases for the years ended December 31, 1997 and 1998 was $422,579 and $424,379, respectively and $104,144 and $108,623 for the three months ended March 31, 1998 and 1999, respectively.

Employment Agreements
---------------------

The Company has an employment agreement with its Chief Executive Officer (CEO) calling for a base salary and bonus, plus benefits, through December 31, 1999. The Company has agreed to grant the CEO stock options to buy 85,000 shares of common stock at $3 per share, including options granted under the Employee Long-Term Incentive Plan, over the years 1995 through 1999 based on Company performance. The Company has further agreed that the CEO will be granted additional options equal to the amount necessary to maintain his ownership at a minimum of 10% and up to 12 1/2% of the total stock outstanding during the term of the contract, subject to the Company's performance exceeding certain revenue and profit objectives. This would not include shares issued in a public stock offering or shares resulting from the conversion of debt obligations.

The Company has also entered an Employment Agreement with its Chief Financial Officer (CFO) through December 31, 1999. Per the agreement, the Company granted the CFO incentive stock options under the Employee Long-Term Incentive Plan. The CFO is eligible for additional annual stock option grants under this plan based upon performance.

                         CASH-N-PAWN INTERNATIONAL, LTD.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
            (Information as of March 31, 1998 and 1999 is Unaudited)



Note 7 - Commitments and Contingencies (continued)
--------------------------------------------------

Litigation
----------

In November of 1996, a class action suit was brought against the Company alleging it had violated Minnesota Statutes relating to usurious rates of interest, rebates of unearned interest, disposition of customers' collateral, and unlawful and deceptive trade practices. The Company has denied these allegations, however, to avoid the expense and disruption of protracted litigation, the Company in January 1998 reached a settlement regarding the allegations. Terms of the settlement include a cash payment of $85,000 plus a minimum of $75,000 of scrip that can be redeemed at the Company's stores. If less than $75,000 of scrip is redeemed, the Company must pay the remaining portion in cash. Management believes that no more than the minimum amount of scrip will be redeemed. Accordingly, the Company recorded a charge of $295,000 in 1997 to cover the total estimated costs and expenses associated with the settlement. As of December 31, 1998 and March 31, 1999 approximately $24,000 and $0, respectively, of cash obligations and $75,000 and $74,000, respectively, of scrip were still outstanding.


Note 8 - Stock Options and Warrants
-----------------------------------

On December 4, 1995, the Company's Board of Directors adopted the Employee Long-Term Incentive Plan (the "Plan"). The Plan provides for the issuance of incentive stock options and non-qualified stock options to key employees and directors of the Company. The total number of shares of common stock authorized and reserved for issuance under the Plan is 250,000 shares. The exercise price for each stock option granted under the Plan may not be less than the fair market value of the common stock on the date of the grant, unless, in the case of incentive stock options, the optionee owns greater than 10% of the total combined voting power of all classes of capital stock of the Company, in which case the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. Unless otherwise determined by the Board, options granted under the Plan have a maximum duration of ten years and vest in one or more installments, upon such terms and conditions as the Board shall determine.

No additional options or warrants were issued during the three months ended March 31, 1999.

                         CASH-N-PAWN INTERNATIONAL, LTD.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
            (Information as of March 31, 1998 and 1999 is Unaudited)



Note 8 - Stock Options and Warrants (continued)
-----------------------------------------------

Information with respect to Long Term Incentive Plan options outstanding as of December 31, 1998, is summarized as follows:

                                           1997                    1998
                                  ----------------------  ---------------------
                                               Weighted-               Weighted-
                                               Average                 Average
                                               Exercise                Exercise
                                    Shares      Price       Shares      Price
                                    ------      -----       ------      -----

Outstanding at beginning of year    130,300    $  3.00      141,700    $  3.00

Granted                              45,000       3.00       99,050       2.00
Exercised                              --         --           --         --
Forfeited                           (33,600)      3.00       (2,933)      3.00
                                  ---------    -------    ---------    -------

Outstanding at end of year          141,700    $  3.00      237,817    $  2.58
                                  =========    =======    =========    =======

Options exercisable at year end      79,434                 174,700
Weighted average remaining life   8.8 years               6.4 years


The Company also issues warrants to purchase shares of Common Stock to members of the Board of Directors who are not employees or officers of the Company and to outside consultants and advisors in connection with various acquisitions, debt offerings and consulting engagements.

Information with respect to warrants outstanding for the purchase of shares of the Company's common stock as of December 31, 1998 is as follows:

                                            1997                    1998
                                    ---------------------  --------------------
                                               Weighted-              Weighted-
                                                Average                Average
                                               Exercise               Exercise
                                      Shares      Price      Shares     Price
                                      ------      -----      ------     -----

Outstanding at beginning of year      94,090   $    3.60     94,090   $    3.60

Granted                                 --           --        --           --
Exercised                               --           --        --           --
Forfeited                               --           --        --           --
                                      ------   ----------    ------   ---------

Outstanding at end of year            94,090   $    3.60     94,090   $    3.60
                                      ======   =========     ======   =========

Options exercisable at year end       94,090                 94,090

Weighted average remaining life     3.9 years              2.9 years

                         CASH-N-PAWN INTERNATIONAL, LTD.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
            (Information as of March 31, 1998 and 1999 is Unaudited)



Note 8 - Stock Options and Warrants (continued)
-----------------------------------------------

Warrants outstanding as of December 31, 1998 include 55,000 warrants that are excercisable at $4.00 or 75% of the IPO price of the stock. They have been included in the above table at $4.00

SFAS 123 Disclosures
--------------------

The Company has adopted the disclosure provision only of SFAS 123, for employees and directors, and will continue to account for its stock option and warrants issued in lieu of cash compensation in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees.

Estimated per share weighted average fair value of all stock options granted during fiscal 1998 and 1997 was $1.34 and $.33, respectively, as of the date of grant. For warrants granted as compensation, the estimated per share weighted average fair value at date of grant was $.84. The fair value of the Company's stock-based awards were estimated using the Black-Scholes model with the following weighted average assumptions:

                                              Options                Warrants
                                          ----------------       ---------------
                                          1997        1998       1997       1998
                                          ----        ----       ----       ----

Expected life in years                     10            3         4         N/A
Risk-free interest rate                   6.0%         6.0%      6.0%        N/A


The Company has not declared dividends on any of its capital stock and does not expect to do so in the foreseeable future.

Pursuant to the requirements of SFAS. 123, the following are the pro forma net loss amounts for 1997 and 1998, as if the compensation cost for the stock options and warrants issued had been determined based on the fair value at the grant date for grants in 1997 and 1998:

                                                             December 31,
                                                      -------------------------
                                                         1997            1998
                                                         ----            ----
Net (loss) income:
As reported                                           $(354,066)      $(433,938)
Fair value of stock-based compensation                  (28,000)        (19,000)
                                                      ---------       ---------

Pro forma net loss                                    $(382,066)      $(452,938)
                                                      =========       =========


Pro forma net loss amounts reflect only options and warrants granted in 1997 and 1998. Therefore, the full impact of calculating compensation cost for stock options and warrants under SFAS 123 is not reflected in the pro forma net loss amounts presented because compensation cost is reflected over the term of the option and compensation cost for options granted prior to January 1, 1996 is not considered.

                         CASH-N-PAWN INTERNATIONAL, LTD.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
            (Information as of March 31, 1998 and 1999 is Unaudited)



Note 9 - Income Taxes
---------------------

The Company had deferred tax assets of $380,586 and $661,000 at December 31, 1997 and 1998, respectively, primarily due to the Company's net operating losses (NOL's), change in accounting methods for pawn service charges, and intangible assets recorded only for tax purposes.

At December 31, 1998, the Company has net operating loss carryforwards of approximately $585,000 which are available to offset future federal and state taxable income. These loss carryforwards begin to expire in fiscal year 2011. Should the Company undergo an ownership change (see Note 7) as defined in
Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of these losses.

The provision for federal and state income taxes consists of the following:

                                     December 31,                March 31,
                                ----------------------    ----------------------
                                   1997         1998         1998         1999
                                   ----         ----         ----         ----

Current tax (expense) benefit   $ (20,214)   $  (3,209)   $ (13,180)   $   7,800
Deferred income tax benefit       206,140       34,000         --           --
                                ---------    ---------    ---------    ---------

                                $ 185,926    $  30,791    $ (13,100)   $   7,800
                                =========    =========    =========    =========


Income taxes applicable to income before taxes differ from those obtained using statutory income tax rates due to certain expenses that are only partially deductible for tax purposes.


Note 10 - Retirement Plan
-------------------------

A profit sharing plan with a 401(k) feature exists for substantially all employees 21 or older who work at least 1,000 hours and are employed for at least one year. The Company matches 25% of the employees elective deferrals up to a maximum of 1% of compensation; and the profit sharing contributions are discretionary. The Company's matching portion was $9,235 and $8,616 at December 31, 1997 and 1998, respectively and $1,853 at March 31, 1999. No profit sharing contributions were made during the years ended December 31, 1997 and 1998 nor the three months ended March 31, 1999.